                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                                                File No. 0-17973
[X] Filed by the Registrant
[_] Filed by a Party other than the Registrant

Check the appropriate box:
[_] Preliminary Proxy Statement (revised)
[_] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                                 MEDCROSS, INC.
                (Name of Registrant As Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:

            N/A
      --------------------------------------------------------------------------
2)  Aggregate number of securities to which transaction applies:

            N/A
      --------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

            N/A
      --------------------------------------------------------------------------

4)  Proposed maximum aggregate value of transaction:

            N/A
      --------------------------------------------------------------------------

5)  Total fee paid:     $______________

[_] Fee paid previously with preliminary materials.

                                 MEDCROSS, INC.
                          13751 S. Wadsworth Park Drive
                                   Suite 200
                                Draper, Utah 84020

                              September 26, 1997


Dear Shareholder:


         You are cordially invited to attend the Annual Meeting of Shareholders of Medcross, Inc. on October 7, 1997. The meeting will begin at 10:00 a.m.
at the Marriott Courtyard Hotel, 10701 South Holiday Park Drive, Sandy, Utah 84070.


         Information regarding each of the matters to be voted upon at the Annual Meeting is contained in the attached Proxy Statement. We urge you to read the Proxy Statement carefully. The Proxy Statement is being mailed to all shareholders on or about September 26, 1997.

         Because it is important that your shares be voted at the Annual Meeting, whether or not you plan to attend in person, we urge you to complete, date, and sign the enclosed proxy card and return it as promptly as possible in the accompanying envelope. If you are a shareholder of record and do attend the Annual Meeting and wish to vote your shares in person, even after returning your proxy, you still may do so.


         We look forward to seeing you in Sandy, Utah, on October 7, 1997.

                                           Very truly yours,



                                           John W. Edwards, President

                                 MEDCROSS, INC.
                    13751 S. Wadsworth Park Drive, Suite 200
                                Draper, Utah  84020

                         ------------------------------

                    Notice of Annual Meeting of Shareholders
                          To be Held October 7, 1997

                         ------------------------------

To the Shareholders of Medcross, Inc.:


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Medcross, Inc., a Florida corporation (the "Company"), will be held at the Marriott Courtyard, 10701 South Holiday Park Drive, Sandy, Utah 84070, on October 7, 1997, at 10:00 a.m. and thereafter as it may from time to time be adjourned, for the following purposes:

         1. To elect two Class III Directors to serve for three years and until their successors have been duly elected and shall qualify;


         2. To approve and adopt an amendment of the Company's Articles of Incorporation to change the Company's name to I-Link Incorporated;


         3. To approve and adopt an amendment of the Company's Articles of Incorporation to increase the number of authorized shares of Preferred Stock of the Company from 500,000 shares of Preferred Stock, $10 par value, to 10,000,000 shares of Preferred Stock, $10 par value, to permit the conversion of convertible notes issued in September 1996, the issuance of Series D Preferred Stock and Series M Preferred Stock and for other general corporate purposes;

         4. To approve and adopt an amendment of the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 20 million shares of Common Stock, $.007 par Value, to 75 million shares of Common Stock, $.007 par value, to permit the issuance of shares in connection with the Company's acquisition of Family Telecommunications Incorporated, the issuance of options and warrants and for other general corporate purposes;

         5. To approve the adoption of the 1997 Recruitment Stock Option Plan which provides for the issuance of Incentive Stock Options, Non-Qualified Stock Options and Stock Appreciation Rights; and

         6. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Shareholders should note that the Company's By-Laws provide that no proposals or nominations of Directors by Shareholders shall be presented for vote at an Annual Meeting of Shareholders unless notice complying with the requirements in the By-Laws is provided to the Board of Directors or the Company's Secretary no later than the close of business on the fifth day following the day that notice of the meeting is first given to Shareholders.

         WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO AMERICAN STOCK TRANSFER & TRUST COMPANY, 40 WALL STREET, 46TH FLOOR, NEW YORK, NEW YORK 10005.

                                           By Order of the Board of Directors,
                                           David E. Hardy, Secretary

Draper, Utah
    September 26, 1997

                                MEDCROSS, INC.

                                Proxy Statement

                          Dated September 26, 1997
                        Annual Meeting of Shareholders

                                    SUMMARY

         This Proxy Statement is being furnished to Shareholders in connection with the solicitation of proxies by the Board of Directors of Medcross, Inc., a Florida corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on October 7, 1997, at 10:00 a.m at the Marriott Courtyard, 10701 South Holiday Park Drive, Sandy, Utah 84070 or at any adjournments thereof (the "Annual Meeting"), as set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and the accompanying form of proxy are first being mailed to Shareholders on or about September 26, 1997. The principal executive offices of the Company are located at 13751 S. Wadsworth Park Drive, Draper, Utah 84020.

         The Annual Meeting has been called to consider and take action on the following proposals:

         1. To elect two Class III Directors to serve for three years and until their successors have been duly elected and shall qualify;

         2. To approve and adopt an amendment of the Company's Articles of Incorporation to change the Company's name to I-Link Incorporated;

         3. To approve and adopt an amendment of the Company's Articles of Incorporation to increase the number of authorized shares of Preferred Stock of the Company from 500,000 shares of Preferred Stock, $10 par value, to 10,000,000 shares of Preferred Stock, $10 par value, to permit the conversion of convertible notes issued in September 1996, the issuance of Series D Preferred Stock and Series M Preferred Stock and for other general corporate purposes;

         4. To approve and adopt an amendment of the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 20 million shares of Common Stock, $.007 par value, to 75 million shares of Common Stock, $.007 par value, to permit the issuance of shares in connection with the Company's acquisition of Family Telecommunications Incorporated, the issuance of options and warrants and for other general corporate purposes;

         5. To approve the adoption of the 1997 Recruitment Stock Option Plan which provides for the issuance of Incentive Stock Options, Non-Qualified Stock Options and Stock Appreciation Rights; and

         6. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Affirmative action with respect to each of the above proposals has been taken by a majority of the Company's Board of Directors and the Board of Directors recommends that the Shareholders vote in favor of each of the proposals. The close of business on August 8, 1997, has been fixed as the record date for the determination of Shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof (the "Record Date"). The stock transfer books will not be closed.


                     SOLICITATION AND REVOCATION OF PROXIES

         As of August 8, 1997 there are 11,627,597 shares of the Company's common stock, par value $.007 per share (the "Common Stock"), issued and outstanding, 7,500 shares of the Company's Class B Variable Rate Cumulative Convertible Preferred Stock, par value $10.00 per share (the "Class B Preferred Stock"), issued and outstanding, and 240,000 shares of Class C Convertible Cumulative Redeemable Preferred Stock, par value $10.00 per share (the "Class C Preferred Stock") issued and outstanding. Each share of Common Stock of record as of the Record Date is entitled to one vote in all matters properly brought before the Annual Meeting. The Class B Preferred Stock and Class C Preferred Stock are non-voting except as otherwise specifically required by applicable law. Only holders of record of shares of Common Stock as of the close of business on the Record Date will be entitled to vote at the Annual Meeting; however, holders of the Company's outstanding Preferred Stock are entitled to notice of all stockholder meetings at the same time and in the same manner as notice is given to all stockholders entitled to vote at such meetings.

         The holders of a majority of all of the shares of stock entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. Shares as to which authority to vote has been withheld with respect to the election of any nominee for director will not be counted as a vote for such nominee. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business but are not counted as an affirmative vote for purposes of determining whether a proposal has been approved.

         The Class III Director nominees named in Proposal 1 of this Proxy Statement must receive a plurality of the votes cast by the shares entitled to vote to be elected. In order to obtain the approval of Proposals 2, 3, 4 and 5, the votes cast by the holders of the Common Stock and represented at the Annual Meeting and entitled to vote, in person or by proxy, favoring the action must exceed the votes cast opposing the action.


         The Company's Annual Report on Form 10-KSB/A#1 for the fiscal year ended December 31, 1996, including audited financial statements, is enclosed herewith.

         Proxies given by Shareholders of record for use at the Annual Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, Shareholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the Shareholder or his attorney authorized in writing or, if the Shareholder is a corporation, under its corporate seal, by an officer or attorney thereof duly authorized, and deposited either at the corporate headquarters of the Company at any time up to and including the last business day preceding the day of the Annual Meeting, or any adjournment thereof, that the proxy is to be used, or with the chairman of such meeting on the day of the Annual Meeting or adjournment thereof, and upon either of such deposits the proxy is revoked.

         As of August 8, 1997, all of the present directors, as a group of five persons, own beneficially 5,203,305 shares (38.8%) of the total outstanding shares) and all of the present directors and executive officers of the Company, as a group of nine persons, owned beneficially 5,962,096 shares (42.1%) of the total outstanding shares) of the Common Stock of the Company. The Company believes that such officers and directors intend to vote their shares for each of the proposals set forth herein. Certain officers and directors of the Company have agreed to vote an aggregate of 6,378,586 shares of Common Stock in favor of Proposals 3 and 4. To the knowledge of management, as of August 8, 1997, the only executive officers, directors and nominees for director who owned beneficially five percent or more of the Company's outstanding shares of Common Stock were Clay Wilkes, R. Huston Babcock and John W. Edwards. In addition, I-Link, Ltd., of which GNet Enterprises, Inc. is the general partner, and which corporation is owned by Clay Wilkes, owned beneficially 10.4% of the Company's outstanding shares of Common Stock. See "Security Ownership of Certain Beneficial Owners and Management."

         ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ABSTENTIONS AND BROKER NON-VOTES ARE COUNTED FOR PURPOSES OF DETERMINING THE PRESENCE OR ABSENCE OF A QUORUM BUT ARE NOT COUNTED AS AN AFFIRMATIVE VOTE FOR PURPOSES OF DETERMINING WHETHER A PROPOSAL HAS BEEN APPROVED. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE BOARD OF DIRECTORS WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE MEETING.

         The cost of soliciting proxies in the accompanying form will be borne by the Company. The Company may reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners and soliciting them to execute the proxies.

Certain Information Concerning the Company

      Certain information concerning the Company, including recent events, a description of the business of Medcross, Inc., I-Link Worldwide, Inc. (subsequently renamed I-Link Systems, Inc.) and Family Telecommunications Incorporated (subsequently renamed I-Link Communications, Inc. and for ease of reference referred to herein as "FTI"), certain market information, management's discussion and analysis and financial statements for the Company as of December 31, 1996 and for the year ended December 31, 1996, is included in the Company's Annual Report on Form 10-KSB/A#1 for the year ended December 31, 1996, as amended and filed with the Securities and Exchange Commission on September 3, 1997, which accompanies this Proxy Statement and is incorporated herein by this reference. Interim financial statements of the Company are included as Appendix 1 hereto; historic and pro forma financial statements relating to FTI are included as Appendix 2 hereto; and historic and pro forma financial statements relating to MiBridge, Inc. are included as Appendix 3 hereto.

                         DISSENTERS' RIGHTS OF APPRAISAL

         The Board of Directors has not proposed any action for which the laws of the State of Florida, the Certificate of Incorporation or By-Laws of the Company provide a right of a Shareholder to dissent and obtain payment for shares.

                       INTEREST OF OFFICERS AND DIRECTORS
                           IN MATTERS TO BE ACTED UPON

         Mr. John Edwards and Dr. R. Huston Babcock, Class III Directors, are being nominated for re-election to the office of Director and serve in their capacities as Directors. In addition, officers and directors of the Company have an interest in Proposals 3, 4 and 5 inasmuch as officers and directors owning options to purchase shares of Common Stock have agreed not to exercise any options owned by them unless and until the shareholders of the Company approve an increase in authorized capital stock. Such persons will also be entitled to receive options to purchase Common Stock under the 1997 Recruitment Stock Option Plan.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The Common Stock constitutes the only voting securities of the Company. Each share of Class B Preferred Stock is convertible, at the option of the holder thereof, into approximately 24.47 shares of Common Stock, subject to adjustment upon the occurrence of certain events. Each share of Class C Preferred Stock is convertible, at the option of the holder thereof, into such number of shares of the Company's Common Stock as shall equal $60 divided by the lower of (i) $2.50 or (ii) the closing bid price for any five consecutive trading days during the period commencing on September 6, 1996 and ending on March 5, 1998. The table below sets forth information, to the best of the Company's knowledge, with respect to the total number of shares of the Company's Common Stock, Class B Preferred Stock and Class C Preferred Stock beneficially owned by each director, the Company's Named Executive Officers, each beneficial owner of more than five percent of the Common Stock, and all directors and executive officers as a group, as reported by each such person, as of August 8, 1997. On that date, there were 11,627,597 shares of the Company's Common Stock issued and outstanding, no shares of the Company's 12% Preferred Stock or Class A Preferred Stock issued or outstanding, 7,500 shares of the Company's Class B Preferred Stock issued and outstanding, and 240,000 shares of the Company's Class C Preferred Stock issued and outstanding.

                                                                                             % of Outstanding
Name and Address                                                Number of Shares          Shares of Common Stock
of Beneficial Owner/(1)/                 Title of Class        Beneficially Owned         Beneficially Owned/(2)/
-----------------------------------     -----------------      --------------------      --------------------------
Four M International, Ltd./(3)/           Common Stock                3,452,832/(4)/              29.7%
1980 Post Oak Boulevard
Houston, TX  77056

I-Link, Ltd./(5)/                         Common Stock                   1,212,738                10.4%
c/o Clay Wilkes
2100 E. Bengal Blvd. #M104
Salt Lake City, UT  84121

Clay Wilkes/(6)/                          Common Stock                3,375,941/(7)/              28.1%
2100 E. Bengal Blvd. #M104
Salt Lake City, UT  84121

Benchmark Equity Group Inc.               Common Stock               1,264,174/(10)/              10.8%
700 Gemini                                  Class C                            752
Houston, TX  77058                         Preferred
                                             Stock

R. Huston Babcock, M.D.                   Common Stock                 657,032/(11)/              5.6%
741 12th Street North                       Class B                          7,500
St. Petersburg, FL  33705                  Preferred
                                             Stock

Henry Y.L. Toh/(3)/                       Common Stock                 188,501/(12)/              1.6%
3227 Bennet Street North
St. Petersburg, FL  33713



                                                                                             % of Outstanding
Name and Address                                                Number of Shares          Shares of Common Stock
of Beneficial Owner/(1)/                Title of Class        Beneficially Owned          Beneficially Owned/(2)/
-----------------------------------     -----------------      --------------------      --------------------------
John W. Edwards                           Common Stock                 840,831/(13)/              6.7%
13751 S. Wadsworth Park Drive
Draper, UT  84020

T6-G Limited Partnership                  Common Stock                  720,083/(9)/              6.1%
185 South State Street                      Class C                          7,133
Salt Lake City, UT  84111                  Preferred
                                             Stock

William A. Baquet                         Common Stock                 640,284/(14)/              5.5%
33 Libby Avenue
Hicksville, NY  11801

Commonwealth Associates                   Common Stock               1,911,392/(15)/              15.3%
733 Third Avenue                            Class C                          3,750
Suite 700                                  Preferred
New York, NY  10017                          Stock

Alex Radulovic/(16)/                      Common Stock                 894,824/(17)/              7.6%
13751 S. Wadsworth Park Drive
Draper, UT  84020

Joseph A. Cohen                           Common Stock                 141,000/(18)/              1.2%
1370 Avenue of the Americas                 Class C                          3,000
New York, NY  10019                     Preferred Stock

Karl S. Ryser, Jr.                        Common Stock                 229,110/(19)/              1.9%
13751 S. Wadsworth Park Drive
Draper, UT  84020

William H. Flury                          Common Stock                 126,483/(20)/              1.1%
13751 S. Wadsworth Park Drive               Class C                          2,666
Draper, UT  84020                          Preferred
                                             Stock

David E. Hardy                            Common Stock                 403,199/(21)/              3.4%
60 East South Temple
Salt Lake City, UT  84111

All Executive Officers and                Common Stock               5,962,096/(22)/              42.1%
Directors as a Group (9 Persons)            Class C                          5,666
                                           Preferred
                                             Stock


--------------------------------
/(1)/ Unless noted, all of such shares are owned of record by each person or entity named as beneficial owner and such person or entity has sole voting and dispositive power with respect to the shares of Common Stock owned by each of them.

/(2)/ As to each person or entity named as beneficial owners, such person or entity's percentage of ownership is determined by assuming that any options or convertible securities held by such person or entity which are exercisable or convertible within 60 days from the Record Date have been exercised or converted, as the case may be. Does not give effect to the agreement of certain holders of outstanding options not to exercise such options pending shareholder approval of an increase in the authorized capital stock of the Company.
/(3)/ Mr. Toh, a director of the Company and one of two directors of Four M, has disclaimed beneficial ownership of the shares of the Common Stock owned by Four M.

/(4)/ Represents the number of shares of Common Stock owned by the noted shareholder. As set forth hereinbelow, Four M has granted certain options exercisable commencing July 1, 1996 (subject to the satisfaction of certain conditions) to purchase 3,452,832 shares of Common Stock. Commonwealth and affiliates or associates thereof have the right to purchase 224,187 shares of Common Stock prior to September 6, 1997 and 270,696 shares of Common Stock prior to December 31, 1997. Benchmark Equity Group, Inc. ("Benchmark") has the right to purchase 260,667 shares of Common Stock prior to September 6, 1997 and 356,392 shares prior to December 31, 1997. Certain employees and members of management of

     I-Link and/or the Company have the right to purchase 825,000 shares of Common Stock prior to September 6, 1997 and 825,000 shares prior to December 31, 1997.

(5) GNet Enterprises, Inc. ("GNet") is the General Partner of I-Link, Ltd. and Clay Wilkes, a director of the Company, is the sole shareholder of GNet.

(6) I-Link, Ltd., a limited partnership, owns an aggregate 1,212,739 shares of Common Stock. The Company has been informed that Mr. Wilkes, a director of the Company, may be deemed to indirectly beneficially own the 1,212,739 shares owned by I-Link, Ltd.

(7) Includes 1,212,739 shares of Common Stock held of record by I-Link, Ltd. See previous footnote. Also includes 780,000 shares of Common Stock purchasable upon exercise of Four M Options and options to purchase 20,000 shares of Common Stock issuable by the Company, and 375,000 shares of Common Stock underlying an option granted by the Company on July 1, 1996 to purchase 1,500,000 shares of Common Stock at an exercise price of $7.00 per share, vesting in 25% increments in the event that the average closing bid price of a share of the Company's Common Stock for five consecutive trading days exceeds $10, $15, $20 and $25, respectively. Such option became exercisable (to the extent vested) on June 30, 1997, vests in its entirety on June 30, 2001 and lapses on June 30, 2002. Of the shares owned, 30,000 have been pledged to secure the repayment of loans in the principal amount of $90,000 made in March 1997. The loans bear interest at the rate of 8% per annum and are due and payable on or before September 30, 1997, at the discretion of the payee in cash or the shares of Common Stock.

(8)  [reserved]

(9) Includes 548,891 shares of Common Stock issued in connection with the I-Link Acquisition. Also includes 171,192 shares of Common Stock which are issuable upon conversion of 7,133 shares of Class C Preferred Stock.

(10) Includes 461,570 shares of Common Stock issued and 91,771 shares of Common Stock issuable upon conversion of 3,750 shares of Class B Preferred Stock subject of an option exercisable commencing July 1, 1996 granted by R. Huston Babcock to the noted shareholder and 30,726 shares issued, and an additional 617,059 shares of Common Stock which may be purchased upon exercise of Four M Options. Also includes (a) 18,048 shares of Common Stock issuable upon conversion of 752 shares of Class C Preferred Stock, and (b) 45,000 shares of Common Stock, all of which 63,048 shares are beneficially owned by Trident I, LLC, of which the noted shareholder is the manager with the power to exercise investment, dispositive and voting control.

(11) Includes: (a) 183,542 shares of Common Stock into which the 7,500 shares of Class B Preferred Stock owned by the noted stockholder are convertible; and
     (b) 38,501 shares of Common Stock issuable pursuant to options exercisable within 60 days of the Record Date; 91,771 of the shares of Common Stock issuable upon conversion of such shares of the Class B Preferred Stock are subject to an option granted by the noted stockholder to Benchmark.

(12) Represents shares issuable pursuant to options exercisable within 60 days of the Record Date.

(13) Includes 520,831 shares of Common Stock subject to the vested portion of Mr. Edwards' option to purchase 1,000,000 shares of Common Stock. Also includes 295,000 shares of Common Stock subject to options held by Mr. Edwards, and 25,000 shares of Common Stock subject to a warrant held by Mr. Edwards. See "Executive Compensation -- Employment Agreements" and "Certain Relationships and Related Transactions."

(14) Includes 259,394 shares of Common Stock issued and 380,890 shares issuable pursuant to Four M Options.

(15) Includes 46,509 shares issued and an additional 494,883 shares of Common Stock issuable pursuant to Four M Options and 530,000 shares of Common Stock owned by certain affiliates and control persons of the named shareholder. Also includes 750,000 shares of Common Stock subject to warrants held by the named stockholder and 90,000 shares of Common Stock issuable upon conversion of 3,750 shares of Class C Preferred Stock which are held by certain affiliates of the named stockholder. Does not include shares of Common Stock which may be held by Commonwealth from time to time in its trading account in connection with ordinary market-making activities.

(16) I-Link, Ltd., a limited partnership, owns 1,212,739 shares. The Company has been informed that Mr. Radulovic may be deemed to indirectly beneficially own 269,824 of the shares owned by I-Link, Ltd.

(17) Includes 269,824 shares of Common Stock held of record by I-Link, Ltd. See previous footnote. Also includes 500,000 shares of Common Stock issuable pursuant to options exercisable commencing July 1, 1996 granted by Four M and 125,000 shares of Common Stock underlying an option granted by the Company on July 1, 1996, to purchase 500,000 shares of Common Stock at an exercise price of $7.00 per share, vesting in 25% increments in the event that the average closing bid price of a share of the Company's Common Stock for five consecutive trading days exceeds $10, $15, $20 and $25, respectively. Such option became exercisable (to the extent vested) on June 30, 1997, vests in its entirety on June 30, 2001 and lapses June 30, 2002.

(18) The Company has agreed to issue options to purchase 64,000 shares of Common Stock to Mr. Cohen, to be exercisable at the fair market value thereof on September 30, 1996. Of such options, 24,000 shall vest and become exercisable immediately upon grant, 20,000 shall vest and become exercisable on the first anniversary of the grant, and 20,000 shall vest and become exercisable on the second anniversary of the grant. Represents 44,000 shares issuable upon exercise of the vested portion of such options. Includes an additional 25,000 shares issuable upon exercise of options issuable to Mr. Cohen and 72,000 Conversion Shares, subject to adjustment, issuable to the Leslie Group upon conversion of Class C Preferred Stock. Mr. Cohen is President of the Leslie Group, Inc., which is a limited partner of the parent of Commonwealth, and which holds 3,000 shares of Class C Preferred Stock.

/(19)/ Includes 27,594 shares issuable under the JWC Warrant, 186,933 shares issuable pursuant to the exercisable portion of options granted per Mr. Ryser's employment agreement, and 14,583 shares issuable pursuant to the Hardy Group Warrants.

/(20)/ Includes 62,499 shares of Common Stock issuable pursuant to options exercisable within 60 days of the Record Date and 63,984 shares of Common Stock issuable upon conversion of 2,666 shares of Class C Preferred Stock, including 500 shares of Class C Preferred Stock held in the name of Mr. Flury's wife.

/(21)/ Includes 4,000 shares issued, 137,969 shares issuable under the JWC
       Warrant, 188,313 shares issuable pursuant to the exercisable portion of options granted per Mr. Hardy's employment agreement, and 72,917 shares issuable pursuant to the Hardy Group Warrants.

/(22)/ Includes 2,202,640 shares of Common Stock which may be obtained pursuant to options exercisable within 60 days of the Record Date, 183,542 shares of Common Stock into which the 7,500 shares of Class B Preferred Stock are convertible and 135,984 shares of Common Stock, into which 5,666 shares of Class C Preferred Stock are convertible. Also includes 780,000 shares of Common Stock subject to Four M Options and 1,212,739 shares owned of record by I-Link, Ltd. (see footnote 6), and excludes certain unvested options granted by the Company.

                       DIRECTORS AND EXECUTIVE OFFICERS

  The directors and executive officers of the Company are:


                Name                           Age                                    Title
------------------------------------           ---            -----------------------------------------------------
John W. Edwards.....................            42            Chairman of the Board, President and Chief Executive
                                                              Officer of the Company and Chief Executive Officer
                                                              of I-Link

Karl S. Ryser, Jr...................            42            Treasurer and Chief Financial Officer of the Company
                                                              and Chief Financial Officer of I-Link

David E. Hardy......................            44            Secretary of the Company


William H. Flury....................            43            Vice President, Sales and Marketing of I-Link

Henry Y.L. Toh......................            40            Director and Assistant Secretary of the Company

Clay Wilkes.........................            37            Director of the Company

R. Huston Babcock, M.D..............            68            Director of the Company

Joseph A. Cohen.....................            50            Director of the Company

Robert W. Edwards, Jr...............            48            Vice President of Network Operations of I-Link



     The Company's Articles of Incorporation provide that the number of directors of the Company shall not be less than five or more than nine. Currently, the Board of Directors has five members. The Company's Articles of Incorporation provide that the Board of Directors is divided into three classes. Messrs. Joel S. Kanter (who resigned in July 1996 for personal reasons) and Henry Y.L. Toh, Class II Directors, stood for re-election at the annual meeting of shareholders in 1995. The terms of office of Mr. Toh and Joseph A. Cohen, who was appointed a Class II Director in September 1996 as the designee of Commonwealth, will expire at the second annual meeting of shareholders following the Annual Meeting. The terms of office of Dr. R. Huston Babcock and John W. Edwards, Class III Directors, expire at the upcoming Annual Meeting of Shareholders and such persons have been nominated for re-election. See Proposal
1. The term of office of Clay Wilkes, a Class I Director, expires at the next succeeding annual meeting of shareholders. Commonwealth has also designated Michael Falk to be a non-voting advisor to the Board. In addition, Commonwealth has the right to approve the Company's selection of a second outside director in accordance with the terms of the Sales Agency Agreement between the Company and Commonwealth Associates entered into in July 1996 in connection with the Company's private placement of Class C Preferred Stock. A second outside director has not been selected as of the date hereof.

     Biographical information with respect to the present executive officers, directors, and key employees of the Company are set forth below. There are no family relationships between any present executive officers and directors except that John W. Edwards and Robert W. Edwards, Jr. are brothers.

     John W. Edwards, Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Edwards was selected to fill a vacancy on the Board of Directors as a Class III director in June 1996 and was elected Chairman of the Board in August 1997. Mr. Edwards serves as the Chief Executive Officer of I-Link and, as of September 30, 1996, serves as the President and Chief Executive Officer of the Company. Mr. Edwards served as Acting Chief Financial Officer of the Company from September 1996 to January 1997. Mr. Edwards served as President and a director of Coresoft, Inc., a software company developing object-oriented computer solutions for small businesses from September 1995 to April 1996. During the period August 1988 through July 1995, Mr. Edwards served in a number of executive positions with Novell, Inc., a software company providing networking software, including Executive Vice President of Strategic Marketing, Executive Vice President of the Appware and Desktop Systems Groups and Vice President of Marketing of the NetWare Systems Group. Mr. Edwards was involved in the development of the NetWare 386 product line. Until May 1996, he was a visiting faculty member at the Marriott School of Management at Brigham Young University. Mr. Edwards received a B.S. degree in Computer Science from Brigham Young University and has taken graduate courses in Computer Science at Brigham Young University. Mr. Edwards has been nominated for reelection to the Board of Directors as a Class III Director.

     Karl S. Ryser, Jr., Treasurer and Chief Financial Officer of the Company and of I-Link. Mr. Ryser was elected Treasurer of the Company and Treasurer and Chief Financial Officer of L-Link in September 1996, and Chief Financial Officer of the Company in January 1997. Mr. Ryser was self-employed as a corporate financial consultant from May 1995 until September 1996, when he joined I-Link as its Treasurer. From July 1993 through April 1995, Mr. Ryser served as Vice President of Finance and Treasurer of Megahertz Corporation, a publicly-held manufacturer of data communication products, in which position he served until Megahertz was acquired by U.S. Robotics Corporation. After earning his MBA, Mr. Ryser's work experience was concentrated in the investment banking field, working first with the Capital Markets Division of First Security Corporation and later with Dain Bosworth, Inc. Mr. Ryser holds a B.S. degree in Finance from the University of Utah in 1979, and an MBA from the University of San Diego in 1982.

     David E. Hardy, Secretary of the Company. Mr. Hardy was appointed Secretary of the Company in December 1996. He is a founding partner of the law firm of Hardy & Allen, in Salt Lake City. From February 1993 to April 1995, Mr. Hardy served as Senior Vice President and General Counsel of Megahertz Corporation, a publicly-held manufacturer of data communication products. Prior to his association with Megahertz Corporation, Mr. Hardy was a senior partner of the law firm of Allen, Hardy, Rasmussen & Christensen which was founded in 1982. Mr. Hardy holds a Bachelor of Arts degree from the University of Utah and a Juris Doctor degree from the University of Utah School of Law.

     William H. Flury, Vice President, Sales and Marketing of I-Link since May 1996. Mr. Flury has over 17 years of sales and marketing management experience. From November 1994 to March 1996, Mr. Flury held the Vice President of Worldwide Sales position at Zebra Technologies, VTI. From June 1988 to September 1989, Mr. Flury was employed by Novell, Inc., where he was the Senior Director of National Accounts and Industry Markets. From November 1989 to July 1992, he worked for Adobe Systems as Director of Market Development. From August 1992 to October 1994, he was employed by NetLabs as Vice President of Worldwide Sales and Customer Support. From October 1994 to March 1996, he was employed by Vertical Technologies. Mr. Flury has established domestic and international programs in direct sales, multi-tiered channel sales, and OEM sales. Mr. Flury holds Business and Sociology degrees from the University of Utah, and is a graduate of the Stanford Executive Program.

         Henry Y.L. Toh, Director of the Company. Mr. Toh was elected by the Board of Directors as a Class II Director and as Vice Chairman of the Board of Directors in March 1992. Mr. Toh was elected President of the Company in May 1993, Acting Chief Financial Officer in September 1995 and Chairman of the Board in May 1996, and served as such through September 1996. He was appointed Assistant Secretary of the Company in May 1997. Mr. Toh is a Director of Four M. Mr. Toh served as a senior tax manager in international taxation and mergers and acquisitions with KPMG Peat Marwick from March 1980 to February 17, 1992. He is a graduate of Rice University.

         Clay Wilkes, Director of the Company since September 1996. Mr. Wilkes served as Chairman of the Board of the Company for September 1996 to August 1997. Mr. Wilkes was elected by the Board of Directors of the Company as a Class I Director in April 1996. Mr. Wilkes served as President and Chief Executive Officer of I-Link from inception to April 1996, Chief Technology Officer of I-Link until January 1997 and is a director of I-Link. Mr. Wilkes has served as President of GNet Enterprises, Inc., the general partner of I-Link, Ltd., since its inception. From February 1993 through June 1994, Mr. Wilkes has served as a consultant to IBM in Austin, Texas on the PowerPC project. From August 1990 through September 1992, he was responsible for UNIX product development at Novell, Inc. in Provo, Utah, where he managed the networking server and client development groups. Mr. Wilkes has spent many years in the management and development of computer communications software. Mr. Wilkes attended the University of Oregon and Brigham Young University and course work in Computer Science at Utah State University.

         R. Huston Babcock, M.D., Neurosurgeon and Director of the Company since April 1983. Dr. Babcock served as Chairman of the Board of Directors of the Company from its inception in April 1983 until March 1992. He was President of the Company from inception until November 1987. He was Medical Director of the Company from November 1987 to February 1993. Dr. Babcock is a neurosurgeon and has been engaged in the full-time private practice of medicine on the West Coast of Florida since 1960. Dr. Babcock's term as a Director of the Company expires at the Annual Meeting and upon election and qualification of a successor.

         Joseph A. Cohen, President of an investment firm and Director of the Company. Mr. Cohen was appointed a Class II Director of the Company in September 1996 as the designee of Commonwealth. He has been the Chairman, Chief Executive Officer and Director of New Frontier Entertainment, Inc. ("New Frontier") since its formation in May 1995 and held the same positions since January 1993 in New Frontier's predecessor company, The Frondelle Company, Inc. He is also President of Leslie Group, Inc., a diversified company with holdings primarily in the music, film, home video and other entertainment-oriented businesses. The Leslie Group is a limited partner of Commonwealth Associates Management Corp., a limited partnership which is the parent of Commonwealth. He is also a Founder and President of Leslie/Linton Entertainment Inc., a merchant banking company that provides investment funds and assists in raising capital and debt for companies. Mr. Cohen also serves as President of Pickwick Communications, Inc., an independent music publishing company. From 1977 to 1986, Mr. Cohen served as Executive Vice President of the National Association of Recording Merchandisers, Inc. and Founder and Executive Vice President of Video Software Dealers Association, Inc., trade associations representing all segments of the recorded music and home video industries, respectively.

         Robert W. Edwards, Jr., Vice President of Network Operations of I-Link. Mr. Edwards was appointed Vice President of Network Operations of I-Link in January 1997. From its inception in March

1996 to January 1997 Mr. Edwards served as President and a Director of FTI, a long-distance telecommunications carrier. Prior to incorporating FTI, Mr. Edwards worked from September 1995 to March 1996 on preliminary regulatory, tariff, equipment lease, employment and other organizational matters for FTI. Mr. Edwards was President of FTI Publishing, Inc., a publisher of travel-related advertising brochures (not associated or affiliated with FTI) from 1993 to 1995. From 1984 through 1993, Mr. Edwards was a partner in ONE-2-ONE Communications, Inc., a telecommunications reseller for the southwest region of the United States. He received his B.S. Degree in Computer Science from the University of Utah in 1976.

         Each officer of the Company is chosen by the Board of Directors and holds his or her office until his or her successor shall have been duly chosen and qualified or until his or her death or until he or she shall resign or be removed as provided by the By-Laws.

         There are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of equity securities of the Company with the Securities and Exchange Commission ("SEC"). Officers, directors, and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

         Based solely upon a review of Forms 3 and Forms 4 furnished to the Company pursuant to Rule 16a-3 under the Exchange Act during its most recent fiscal year and Forms 5 with respect to its most recent fiscal year, the Company believes that all such forms required to be filed pursuant to Section 16(a) of the Exchange Act were timely filed, as necessary, by the officers, directors, and security holders required to file the same during the fiscal year ended December 31, 1996, except that reports were filed late by the following persons:
John W. Edwards, three transactions; Clay Wilkes, three transactions; Karl S. Ryser, Jr., one transaction; Alex Radulovic, three transactions; William H. Flury, three transactions; Joseph A. Cohen, two transactions; and I-Link, Ltd., one transaction. In addition, the Company has received no copies of Forms, 3, 4 or 5 for the following persons relating to the following number of transactions:
Benchmark, six transactions; and Commonwealth, five transactions.

Certain Relationships and Related Transactions

         During the first quarter of fiscal 1995, the Company received advances totaling $218,000 from Mortgage Network International ("MNI"). Henry Y.L. Toh, a Director of the Company, has management control over MNI. Such advances were previously payable upon demand. Subsequent to the extension of such advances, the Board of Directors approved delivery of a promissory note representing the aggregate amount of such advances, which promissory note matured by its terms on October 1, 1995 and bore interest at one percent over the prime rate of interest established by Southwest Bank of Texas, N.A. The balance due as of December 31, 1996, was $175,682 which will be discharged as follows: (i) a principal payment of $88,000 originally due December 31, 1996 will be paid in 21 equal monthly payments of approximately

$4,600 beginning March 10, 1997; and (ii) the remaining principal amount of $87,682 plus interest at 10.5% per annum will be paid at the rate of $4,200 per month.

         I-Link was a party to a 12-month consulting agreement with Benchmark dated August 10, 1995 pursuant to which I-Link was obligated to pay $6,000 per month to Benchmark for consulting services rendered. Those payments accrued and were deferred pending the Company's attaining stockholder's equity of at least $2.5 million. The sums due were paid and the agreement has not been renewed.

         I-Link entered into a consulting agreement with T6-G Limited Partnership ("T6-G") for two years commencing upon the successful completion of at least $4 million in funding. The agreement required the payment of a total of $70,000 payable monthly over 24 months. I-Link discharged the entirety of the sums due in September 1996 and T6-G designated such sums to be allocated to its purchase of Class C Preferred Stock.

         I-Link was indebted to T6-G in the amount of $300,000, which sums were repaid in full from the proceeds of the Class C Offering. T6-G owns a 9.5% interest in I-Link, Ltd.

         The Company also entered into two consulting agreements with Jason H. Pollak, the initial term of one of which expired on January 31, 1996 and the second of such agreements commenced thereafter. The term of the second agreement was for a period of three years, subject to earlier termination by the Company. Pursuant to the terms of the first of such agreements (collectively, the "Pollak Agreements"), Mr. Pollak received 50,000 shares of Common Stock. The second of the Pollak Agreements provided Mr. Pollak with an option to purchase up to 50,000 shares of Common Stock each year at prices of $1.50, $2.50 and $3.50, respectively. The shares of Common Stock were included in a registration statement on Form S-8. The second of the Pollak Agreements was terminated by the Company effective April 4, 1996.

         In January 1996, certain associates and affiliates of Commonwealth purchased an aggregate of 878,891 shares of Common Stock (the "Kanter Option Shares") upon conversion of Class A Preferred Stock held by Walnut Capital Corp. ("WCC"), Windy City, Inc. ("WCI") and Canadian Imperial Bank of Commerce Trust Company (Bahamas) Limited at a cost per share of approximately $0.49. Joel Kanter, a director of the Company at the time of the transaction, is affiliated with WCC and WCI.

         On February 21, 1996, Four M International, Ltd. ("Four M"), a principal shareholder of the Company, granted certain options to purchase shares of the Company owned by Four M exercisable commencing July 1, 1996 (subject to the satisfaction of certain conditions) to purchase 3,915,570 shares of Common Stock. Henry Y.L. Toh, a director of the Company, is one of the two directors of Four M. The initial exercise price of $1.79 per share represents the lesser of 200% of the average of the closing bid and ask price per share of Common Stock for the ten (10) business days preceding July 1, 1996 or $1.79 per share. Commonwealth and affiliates or associates thereof received the right to purchase 545,285 shares of Common Stock prior to December 31, 1996 and 537,500 shares of Common Stock prior to December 31, 1997. Benchmark received the right to purchase 545,285 shares of Common Stock prior to December 31, 1996 and 537,500 shares prior to December 1997. Certain then-members of management of I-Link, namely, Clay Wilkes, Floyd Wilkes and Alex Radulovic, received the right to purchase an aggregate of 825,000 shares of Common Stock prior to December 31, 1996 and 825,000 shares prior to December 31, 1997. Scott Cook received the right to purchase 100,000 shares prior to December 31, 1996. On April 24, 1996, the Four M Options issued to Mr. Cook were cancelled and options were issued as of that date by Four M to Mr. Cook (50,000 shares), S.C. Culbreth (25,000 shares) and John Beardmore (25,000 shares).

         In August 1996, the Four M Options were amended to provide that in the event that $200,000 in principal amount (i.e., exercise proceeds) of the Four M Options have been exercised prior to December 31, 1996, the exercise period of the remaining Four M Options exercisable during 1996 (the "1996 Four M Options") would be extended to September 6, 1997 and the exercise price would be increased by four percent (4%) of the then current exercise price for each 30 day period or portion thereof commencing January 1, 1997 in which the remainder of the 1996 Four M Options were not exercised. In December 1996 Four M Options to purchase the following shares were exercised by the following persons: 25,000 shares by Scott Cook, 12,500 shares by John Beardmore, 12,500 shares by S.C. Culbreth, 30,726 shares by Benchmark, 46,509 shares by Commonwealth and 15,503 shares by William Baquet. Inasmuch as the aggregate amount exercised exceeded $200,000 in principal amount, the exercise period of the remaining Four M Options was extended. Subsequently, an aggregate of 1,488,677 of such options were exercised at prices ranging from $2.26 to $2.54 per share and a like amount of shares of Common Stock were issued to the respective exercising option holders. In all, Four M has received an aggregate of $3,942,539 for all exercises of Four M Options. As of the Record Date, the following parties and/or their affiliates or associates held the following Four M Options: (i) Commonwealth - options for 269,187 shares to be exercised prior to September 6, 1997 and options for 485,696 shares prior to December 31, 1997; (ii) William Baquet - 140,184 shares prior to September 6,1997 and 240,696 shares prior to December 31, 1997; (iii) Scott Mednick - 50,000 shares prior to September 6, 1997; (iv) members of management of the Company - an aggregate 435,000 shares prior to September 6, 1997 and 824,891 shares prior to December 31, 1997; (v) Benchmark - 260,667 shares prior to September 6, 1997 and 356,392 shares prior to December 31, 1997; and (vi) Messrs. Cook, Culbreth and Beardmore - an aggregate 50,000 shares prior to December 31, 1997. The shares of Common Stock owned by Four M were subject to a lock-up agreement with Commonwealth through September 6, 1997.

         On February 21, 1996, R. Huston Babcock, M.D., a director of the Company, granted certain options (the "Babcock Options") to Benchmark exercisable commencing July 1, 1996 (subject to the satisfaction of certain conditions) to purchase 183,542 shares of Common Stock issuable upon conversion of outstanding Class B Convertible Preferred Stock. The exercise price is equal to the lesser of 200% at the average of the closing bid and ask price per share of Common Stock for the ten (10) business days preceding July 1, 1996 or $1.79 per share. Benchmark received the right to purchase 91,771 shares of Common Stock prior to December 31, 1996, which options have expired, and the right to purchase 91,771 shares prior to December 1997. Certain shares of Common Stock owned by Dr. Babcock were subject to a lock-up agreement with Commonwealth through September 6, 1997.

         In August 1996, William H. Flury, Vice President, Sales and
Marketing of I-Link, loaned I-Link the sum of $100,000, with $105,000 (including a loan origination fee of $5,000) due and payable the earlier of September 16, 1996 or upon the closing of a debt or equity offering by the Company. In connection with such loan, the Company agreed to issue Mr. Flury a warrant to purchase 5,000 shares of Common Stock for two years at $2.50 per share. The Company recorded additional interest expense of $11,875 in connection with the transaction. The funds from the loan were used for general working capital purposes of I-Link. The loan was repaid in September 1996 and the sums directed by Mr. Flury to purchase 1,666 shares of Class C Preferred Stock.

         In August 1996, John W. Edwards, President and Chief Executive Officer of I-Link, loaned I-Link the sum of $131,250 (including a $6,250 original issue discount) due and payable the earlier of September 6, 1996, or upon the receipt of proceeds from a debt or equity financing of the Company. In connection with such loan, the Company agreed to issue Mr. Edwards a warrant to purchase 25,000 shares of Common Stock for two years at $4.87 per share. Funds from the loan were used to pay a $100,000 payment due to

AT&T and for general working capital purposes. The loan was repaid in September 1996 from the proceeds of the Class C Offering.

         In September 1996, the Company advanced the sum of $685,000 to FTI to be used by FTI to acquire from Harris Corporation certain items of telecommunications switches known as "Harris switches." FTI is an authorized Harris reseller and was able to obtain favorable pricing for these switches. These Harris switches are included in the equipment covered by the IBM operating lease, and IBM paid FTI for the switches as a vendor, and leased them to I-Link. As of December 31, 1996, the remaining portion of the advance was $120,000. The majority owner of FTI is Robert W. Edwards, a brother of John W. Edwards, the Company's President, Chief Executive Officer and Director. Effective January 1, 1997, the Company acquired all of the outstanding stock of FTI. See "Proposal 4 -- Information About the FTI Acquisition" and "-- Reasons for Acquisition."

         Clay Wilkes, the sole shareholder of GNet Enterprises, Inc. ("GNet"), the general partner of I-Link, Ltd. pledged all of the issued and outstanding shares of GNet to secure the Company's guarantee of $100,000 of the principal amount of a loan on October 19, 1995 from Scott Cook to I-Link. The loan was repaid in September 1996 from the proceeds of the Class C Offering.

         Certain officers and directors of the Company and/or I-Link have agreed to vote shares over which they exercise voting power in an aggregate amount of 6,378,586 shares of Common Stock in favor of a proposal to increase the authorized shares of Common Stock and Preferred Stock of the Company. In addition, pending the solicitation of the necessary stockholder approval and as a condition to the first closing of the Class C Offering, securityholders, including certain officers and directors of the Company and/or I-Link, agreed not to exercise any options owned by them unless and until the shareholders of the Company approve an increase in authorized capital stock.

         On September 6, 1996, the Company closed a private placement of 240,000 shares of Class C Preferred Stock and $717,000 of principal amount of Convertible Promissory Notes (the "Class C Offering"). As a result of the closing of the Class C Offering, 1.6 million shares of the Company's restricted Common Stock held in escrow for the benefit of the former shareholders of I-Link have been released from escrow, in accordance with the terms of the Stock Purchase Agreement between I-Link and the Company. Upon such release, the Company recorded acquired in-process research and development expense of $14.6 million in fiscal 1996, and an increase to paid-in capital of $12.6 million in fiscal 1996. The final one million shares held in escrow were released in August 1997 as a result of satisfaction of certain revenue targets, resulting in an increase in intangible assets and paid-in capital of $8,875,000.

         Commonwealth acted as the placement agent for the Class C Offering. Commonwealth received a commission equal to seven percent of the aggregate purchase price of the shares of Class C Preferred Stock and Convertible Notes sold, a non-accountable expense allowance equal to three percent of the gross proceeds from the sale of the Class C Preferred Stock and Convertible Notes and certain other specified offering-related costs. In addition, the Company granted Commonwealth a right of first refusal to underwrite or place any future public or private sale of debt or equity securities or any such sale by certain principal shareholders of the Company, its subsidiaries and successors, for a period of five years after the closing of the Class C Offering.

         The Company issued to Commonwealth Placement Agent's Warrants to purchase up to 250,000 shares of the Company's Common Stock and Consultant's Warrants to purchase up to 500,000 shares of Common Stock (together previously defined as the "Commonwealth Warrants"). The Commonwealth Warrants will be exercisable for five (5) years commencing March 1997 at an exercise price of $2.50 per share, subject to adjustment.

         The Company also entered into a Consulting Agreement with Commonwealth, pursuant to which: (i) the Company shall employ Commonwealth as its investment banker and financial consultant for a period of twelve months; (ii) the Company paid Commonwealth a fee of $200,000, plus two percent of the gross proceeds of the Class C Offering in excess of $10,000,000, for such twelve-month period; and
(iii) the Company agreed to pay Commonwealth a fee of five percent of the first $5,000,000 and two and one-half percent of the amount over $5,000,000 of the consideration paid or received by the Company (or by any affiliated entity of the Company) in any transaction (including mergers, acquisitions, joint ventures and other business transactions) consummated by the Company or any subsidiary or affiliate of the Company introduced to the Company by Commonwealth.

         Certain officers, directors and affiliated persons, including holders of the 10% Notes, the Four M Options, the Kanter Option Shares and the Babcock Option agreed with Commonwealth not to sell any shares of Common Stock or options to purchase Common Stock for a period of 12 months from September 6, 1996 without the prior written consent of Commonwealth. In addition, holders of the 10% Notes and certain other promissory notes who acquired Class C Preferred Stock in the Class C Offering agreed with Commonwealth not to sell any shares of Common Stock or the Conversion Shares for a period of twelve months from September 6, 1996, without the prior written consent of Commonwealth; provided, however, Commonwealth has agreed that such persons will be permitted to sell a sufficient amount of the shares of Common Stock or Conversion Shares as will equal the principal amount of the note previously held by such shareholder. Such lock-up periods have expired. In addition, certain officers, directors and affiliated persons of the Company have agreed not to exercise any options owned by them (and to waive reservation of the shares of Common Stock underlying such options) until shareholders authorize such number of additional shares of Common Stock necessary to accommodate the lowest Conversion Price of the Class C Preferred Stock and, finally, all such persons have agreed to vote their shares of Common Stock for such increase in authorized capital.

         Commonwealth designated Joseph A. Cohen for election to the Board of Directors of the Company, and designated Michael Falk as a non-voting advisor to the Board of Directors. In addition, Commonwealth was granted the right to approve the Company's selection of a second outside director to be nominated for election at the next annual or special meeting of stockholders.

     Commonwealth also arranged bridge financings for the Company in the amount of $375,000 and was paid $37,500 in commissions from the proceeds of the Class C Offering.

         On April 29, 1997, the Company entered into a Settlement Agreement ("Settlement Agreement") with JW Charles Financial Services, Inc. ("JWC"), pursuant to which the Company and JWC settled certain litigation between them. Pursuant to the Settlement Agreement, the Company agreed (a) to pay or cause JWC to be paid the sum of six hundred thousand dollars ($600,000); and (b) to terminate a financial consulting agreement between the parties (the "1994 Consulting Agreement"); concurrently JWC agreed (c) to transfer to the Company or its designees and/or assignees all of its right, title and interest to a warrant (the "JWC Warrant") representing the right to purchase shares of Common Stock, which warrant had been issued pursuant to the 1994 Consulting Agreement,
(d) to deliver to the Company the JWC Warrant with an executed assignment of the JWC Warrant with the name of the assignee left in blank to be filled in by the Company, and (e) to terminate the 1994 Consulting Agreement. Both parties executed general releases in full settlement of all claims and disputes between them. The JWC Warrant, as adjusted through the date of its surrender to the Company, represents the right to purchase 331,126 shares of Common Stock at $1.51 per share until November 3, 1999. In connection with the execution of the Settlement Agreement the JWC Warrant was purchased by a group of investors which includes David E. Hardy and Karl S. Ryser, Jr., both of whom are members of Company management (the "Hardy Group"), in consideration for payment by the Hardy Group of six hundred thousand dollars ($600,000) to JWC in satisfaction of the amounts owed to JWC under the Settlement Agreement. As additional compensation for the Hardy Group's commitment to purchase the JWC Warrant, the Company also (i) will amend the JWC Warrant to provide for adjustment of its exercise price in the event that the conversion rate of the Class C Preferred Stock is adjusted; (ii) will issue to the Hardy Group new warrants to purchase an aggregate of 175,000 shares of Common Stock at an exercise price of $2.50 per share (adjustable in relation to any adjustments in the Class C Preferred Stock conversion rate) for a term of five years, pursuant to which the members of the Hardy Group shall have piggy-back registration rights; and (iii) will amend options previously issued to each of Messrs. Hardy and Ryser to provide that, as to the unvested portion of such options, 100,000 options would vest immediately and the balance would vest in four equal installments over twelve months.

     See "Compensation of Executive Officers and Directors -- Employment Agreements" and "Compensation of Executive Officers and Directors -- Consulting Agreements" for descriptions of the terms of employment and consulting agreements between the Company or I-Link and certain officers, directors and other related parties.


                            THE BOARD OF DIRECTORS

     The Company's Certificate of Incorporation provides that the number of Directors of the Company shall not be less than five nor more than nine. The Board of Directors currently consists of five members. The Company's Certificate of Incorporation provides that the Board of Directors shall be divided into three classes. The terms of office of Messrs. Joseph A. Cohen and Henry Y.L. Toh, Class II Directors, expire at the second succeeding shareholders' meeting. The terms of office of Mr. John W. Edwards and Dr. R. Huston Babcock, Class III Directors, expire at the Annual Meeting. The term of office of Mr. Clay Wilkes, Class I Director, will expire at the next succeeding shareholders' meeting. Mr. Edwards and Dr. Babcock have been nominated for reelection at the Annual Meeting.

     The Board of Directors held seven meetings during the fiscal year ended December 31, 1996. During the fiscal year ended December 31, 1996, no incumbent director attended fewer than 75 percent of the meetings of the Board of Directors or of the committees on which he served.

Committees of the Board of Directors

     Audit Committee. The Company's audit committee (the "Audit Committee") is responsible for making recommendations to the Board of Directors concerning the selection and engagement of the Company's independent certified public accountants and for reviewing the scope of the annual audit, audit fees, and results of the audit. The Audit Committee also reviews and discusses with management and the Board of Directors such matters as accounting policies and internal accounting controls, and procedures for preparation of financial statements. Henry Y.L. Toh, Chairman of the Audit Committee, Clay Wilkes and Joseph A. Cohen are members of the Audit Committee. The Audit Committee held one meeting during the last fiscal year.

     Compensation Committee. The Company's compensation committee (the "Compensation Committee") approves the compensation for executive employees of the Company. Dr. R. Huston Babcock, Chairman of the Compensation Committee, John
W. Edwards, and Joseph A. Cohen are members of the Compensation Committee. The Compensation Committee held one meeting during the last fiscal year.

     Finance Committee. The Company's finance committee (the "Finance Committee") is responsible for reviewing and evaluating financing, strategic business development and acquisition opportunities. Joseph A. Cohen, Chairman of the Finance Committee, Clay Wilkes and John W. Edwards are members of the Finance Committee. The Finance Committee held one meeting during the last fiscal year.

     The Company has no nominating committee or any committee serving a similar function.


               COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

     The following table sets forth the aggregate cash compensation paid for services rendered to the Company during the last three fiscal years by each person serving as the Company's Chief Executive Officer during the last year and the Company's three most highly compensated executive officers serving at December 31, 1996 whose compensation was in excess of $100,000.


                                                                                Long-Term Compensation
                                                                        --------------------------------------
                                   Annual Compensation                           Awards               Payouts
                      ----------------------------------------------    ------------------------    ----------
                                                                                      Securities
                                                          Other         Restricted    Underlying                   All Other
     Name and                                             Annual           Stock       Options/        LTIP      Compensation
Principal Position    Year   Salary($)   Bonus($)    Compensation($)     Awards($)     SARs(#)      Payouts($)       ($)
------------------    ----   ---------   --------    ---------------    -----------   ----------    ----------   ---------------
Henry Y.L. Toh/1/     1996    55,802        0              837/2/            0/3/      173,501          0           N/A
President and CEO     1995    58,051        0              225/2/            0          11,167          0           N/A
                      1994    54,362        0              815/2/            0           1,167          0           N/A

John W. Edwards/4/    1996   101,663/4/     0               0                0        1,250,000/5/      0           N/A
President and CEO     1995      --          --              --              --            --            --           --
                      1994      --          --              --              --            --            --           --

Karl S. Ryser, Jr./6/ 1996    41,665/6/     0               0                0         250,000          0           N/A
Treasurer and CFO     1995      --          --              --              --            --            --           --
                      1994      --          --              --              --            --            --           --
William H. Flury/7/
Vice President,       1996    91,667/7/     0               0                0         250,000/8/       0           N/A
Sales and             1995      --          --              --              --            --            --           --
Marketing of I-Link   1994      --          --              --              --            --            --           --

---------------------
/1/ Mr. Toh began his employment with the Company in April 1992 and was appointed President and CEO in May 1993 and served as such through September 30, 1996.

/2/  Represents Company contributions to 401(k) plan on behalf of Mr. Toh.

/3/ None of Mr. Toh, Mr. Edwards, Mr. Ryser or Mr. Flury had restricted stock holdings at the end of the last year.

/4/ Mr. Edwards began his employment with I-Link in April 1996 and was appointed President and CEO as of September 30, 1996; his annual salary was $175,000 from April to August 21, 1996 and was $96,000 for the balance of the year. See " -- Employment Agreements."

/5/ Excludes warrants to purchase 25,000 shares of Common Stock at an exercise price of $4.875 per share issued in connection with a bridge loan. See "Directors and Executive Officers --Certain Relationships and Related Transactions."

/6/ Mr. Ryser began his employment with I-Link in September 1996; his annual salary during the 1996 year was $125,000. See "--Employment Agreements."

/7/ Mr. Flury began his employment with I-Link in May 1996; his annual salary during the 1996 year was $137,500 per year. See "--Employment Agreements."

/8/ Excludes warrants to purchase 5,000 shares of Common Stock at an exercise price of $2.50 per share issued in connection with a bridge loan. See "Directors and Executive Officers -- Certain Relationships and Related Transactions."

Option/SAR Grants in Last Fiscal Year (1996)

         The following table sets forth certain information with respect to the options granted during the year ended December 31, 1996, for the persons named in the Summary Compensation Table (the "Named Executive Officers"):

                               Number of Securities          Percent of Total             Exercise
                                    Underlying            Options/SARs Granted to         or Base
          Name               Options/SARs Granted (#)    Employees in Fiscal Year       Price ($/Sh)      Expiration Date
----------------------      --------------------------  --------------------------     --------------    -----------------
Henry Y.L. Toh                       150,000                       3.5%                    $1.125             2/3/2006
                                      10,000                         *%                     1.000             1/1/2006
John W. Edwards/1/                 1,000,000                      23.1%                     7.000             4/8/2006
                                     250,000                       5.8%                     4.875            8/21/2006

Karl S. Ryser, Jr.                   250,000                       5.8%                     4.410           10/15/2006

William H. Flury/2/                  250,000                       5.8%                     4.410           10/15/2006

---------------------

*    Less than 1%.

/1/ Does not include warrants to purchase 25,000 shares of Common Stock at an exercise price of $4.875 issued in connection with a bridge loan. See "Directors and Executive Officers -- Certain Relationships and Related Transactions."

/2/ Does not include warrants to purchase 5,000 shares of Common Stock at an exercise price of $2.50 in connection with a bridge loan. See "Directors and Executive Officers -- Certain Relationships and Related Transactions."

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

     The following table sets forth certain information with respect to options exercised during 1996 by the Named Executive Officers and with respect to unexercised options held by such persons at the end of fiscal 1996.

                          Shares           Value            Number of Securities            Value of Unexercised in the
       Name             Acquired On      Realized          Underlying Unexercised              Money Options/SARs at
                       Exercise (#)         ($)          Options/SARs at FY-End (#)                 FY-End ($)/1/
--------------------  --------------    ----------    --------------------------------   --------------------------------
                                                       Exercisable      Unexercisable     Exercisable      Unexercisable
                                                      -------------    ---------------   -------------    ---------------
Henry Y.L. Toh               0               0           173,501              0             581,919              0

John W. Edwards              0               0           416,666           833,334            N/A               N/A

Karl S. Ryser, Jr.           0               0            25,000           225,000            N/A               N/A

William H. Flury             0               0              0              250,000            N/A               N/A

----------------

/1/ The calculations of the value of unexercised options are based on the difference between the closing bid price on Nasdaq of the Common Stock on December 31, 1996, and the exercise price of each option, multiplied by the number of shares covered by the option.

Director Compensation

         During 1996, Directors of the Company then serving received options to purchase 10,000 shares of Common Stock on the first business day of January at an exercise price equal to the fair market value of the Common Stock on the date of grant. Mr. Cohen received options to purchase 64,000 shares of Common Stock upon his appointment to the Board. Effective February 6, 1997, and the first business day of January of each year thereafter, each Director then serving will receive options, to purchase 10,000 shares of Common Stock and, for each committee on which the Director serves, options to purchase 5,000 shares of Common Stock. The exercise price of such options shall be equal to the fair market value of the Common Stock on the date of grant. The Directors are also eligible to receive options under the Company's stock option plans at the discretion of the Board of Directors.

Employment Agreements

         In February 1996, the Company entered into two-year employment agreements with Henry Y.L. Toh, then President and Chief Executive Officer; Dorothy Michon, Vice President, Operations; and Stephanie Giallourakis, Controller and Secretary. Ms. Michon's title was subsequently changed to Director-Medical Division. The employment agreements are each for an initial period ending on December 31, 1997 and are automatically renewable for successive one-year periods unless written notice to the contrary is given by the Company not less than 120 days prior to expiration of the term. Pursuant to the terms of the employment agreements, each such officer is required to devote such of his or her time to the business and affairs of the Company as is required to fulfill the duties and responsibilities of his or her office. Mr. Toh is entitled under his employment agreement to receive compensation at the rate of $54,000 per year. Ms. Michon is entitled to compensation at the rate of $63,000, and Ms. Giallourakis is entitled to compensation at the rate of $53,000 per year. Each such officer is entitled to an annual bonus at the discretion of the Board of Directors and may participate in fringe benefits, deferred compensation, stock benefits and option plans of the Company. In the event of termination of his employment by the Company other than for "cause" (as defined in the agreement) or by Mr. Toh upon "good reason" (as defined in the agreement), the Company is required to pay Mr. Toh, as liquidated damages or severance pay, monthly termination payments equal to the base salary in effect for a period of six months after such termination and, with respect to Ms. Michon and Ms. Giallourakis, each such officer is entitled to monthly termination payments equal to the base salary for periods of three months after any such termination. Each of the employment agreements contains confidentiality and non-solicitation provisions.


         I-Link entered into three-year employment agreements on February 21, 1996 with each of Clay Wilkes, Chairman of the Board, and Alex Radulovic, senior engineer of I-Link. Under his employment agreement, Mr. Wilkes is employed at a salary of $95,000 per annum, subject to adjustment upon satisfaction of performance criteria. Under his employment agreement, Mr. Radulovic is employed at a salary of $90,000 per annum, subject to adjustment upon satisfaction of performance criteria. In the event of termination by the Company not involving "Just Cause" (as defined in the agreement), or upon a material breach by the Company which is unremedied for 30 days after written notice, each of Mr. Wilkes and Mr. Radulovic is entitled to receive, as liquidated damages or severance pay, an amount equal to the Monthly Compensation (as defined in the agreement) for the remaining term of the Agreement and, in addition, all options shall vest and all Common Stock of Medcross held in escrow shall be released. Each of the agreements contain non-competition and confidentiality provisions. On July 1, 1996, the Company approved the grant of options to purchase 1,500,000 and 500,000 shares of Common Stock at $7.00 per share for five years, to Messrs. Wilkes and Radulovic, respectively. To the extent vested, the options may be exercised commencing June 30, 1997. The options vest on June 30, 2001; provided however, that vesting will accelerate in 25% increments at such time as the average closing bid price of a share of Common Stock equals or exceeds $10, $15, $20 and $25, respectively. As of the Record Date, 25% of each of such options has vested.

         On April 8, 1996, subject to the approval of the I-Link Board of Directors, I-Link entered into a three-year employment agreement with John W. Edwards, President, Chief Executive Officer and Director of the Company. Pursuant to the terms of the employment agreement, Mr. Edwards was employed as the Chief Executive Officer and a Director of I-Link, and is required to devote substantially all of his working time to the business and affairs of I-Link. Mr. Edwards is entitled under his employment agreement to receive compensation at the rate of $175,000 per year and is entitled to a profitability bonus in the discretion of the I-Link Board of Directors and to participate in fringe benefits of the Company as are generally provided to executive officers. In addition, Mr. Edwards is entitled to receive an option to purchase one million shares of Common Stock of Medcross, Inc. at an exercise price of $7.00. Of such options, 83,333 vested immediately and 83,333 vest and become exercisable on the first calendar day of each quarter after April 8, 1996. In the event of termination by I-Link or in the event of a violation of a material provision of the agreement by I-Link which is unremedied for thirty days and after written notice or in the event of a "Change in Control" (as defined in the agreement), Mr. Edwards is entitled to receive, as liquidated damages or severance pay, an amount equal to the Monthly Compensation (as defined in the agreement) for the remaining term of the agreement. The agreement contains non-competition and confidentiality provisions. Mr. Edwards agreed to amend his contract, effective August 21, 1996, to reduce his annual salary from $175,000 to $96,000; and in consideration of the salary reduction, the Company has agreed to grant him options to purchase 250,000 shares of Common Stock at an exercise price of $4.875 per share.

         In October 1996, I-Link entered into three-year employment agreements with Karl S. Ryser, Jr., Treasurer and Chief Financial Officer of the Company, and with William H. Flury, I-Link's Vice President, Sales and Marketing. Pursuant to the terms of the employment agreements, each such officer is required to devote all of his time to the business and affairs of the Company except for vacations, illness or incapacity. Mr. Ryser is entitled under his employment agreement to receive compensation at the rate of $125,000 per year and a bonus in the sole discretion of the Chief Executive Officer and Mr. Flury is entitled to compensation at the rate of $137,500 per year and a bonus commensurate with his performance and that of I-Link. Each such employee may participate in fringe benefits, deferred compensation, stock benefits and option plans of the Company. In addition, each of Mr. Ryser and Mr. Flury is entitled to options to purchase 250,000 shares of Common Stock exercisable at an exercise price equal to the closing bid price on the date of the employment agreement. Options issuable to Mr. Ryser to purchase 25,000 shares vest immediately and the remaining options will vest in quarterly increments of 20,455 commencing January 1, 1997. Options issuable to Mr. Flury to purchase 41,666 shares vest six months from the date of the employment agreement and the remaining options will vest in quarterly increments of 20,833. In the event of a change of control or upon termination of the employment agreement by the Company without cause all options shall thereupon be fully vested and immediately exercisable. In the event of termination by the Company other than for "cause" (as defined in the agreement), the Company is required to pay Mr. Ryser or Mr. Flury, as the case may be, a lump sum severance payment equal to one year's then current salary. Each of the employment agreements contains confidentiality and non-competition provisions.

Consulting Agreements

         The Company is a party to a consulting agreement for the period beginning January 1, 1996 and ending December 31, 1998 with Windy City, Inc. Joel Kanter, a director of the Company until July 30, 1996, is the President and a director of Windy City, Inc. Pursuant to such agreement, Windy City, Inc. was engaged to provide such consulting services as the Company may request in exchange for compensation at the rate of $6,250 per calendar quarter.

         The Company entered into a consulting agreement with David E. Hardy effective February 6, 1997 and for a term of 36 months thereafter. Pursuant to the agreement, Mr. Hardy shall provide legal services to the Company in exchange for compensation at the rate of $10,417 per month for the term of the Agreement. In addition, in the event the Company increases the salary of its senior-level vice presidents, the consulting fee shall be equally increased and in the event the Company shall pay any company performance-based bonuses to its senior level vice presidents, the Company shall pay an equal amount to Mr. Hardy. In addition, Mr. Hardy was granted options to purchase 250,000 shares of the Company's Common Stock at an exercise price equal to the closing price of the Company's publicly traded shares as of the effective date of the Agreement ($5.375 per share). The options vest as to 47,500 shares upon the execution of the Agreement and options relating to 20,250 shares shall vest at the commencement of each calendar quarter for ten quarters, with the first quarterly vesting to occur on April 1, 1997 and the final quarterly vesting to occur July 1, 1999. In the event of the termination of the Agreement prior to the expiration of the full term for any reason other than as a result of a material, unremedied breach by Mr. Hardy which remains uncured following 30 days written notice, Mr. Hardy is entitled to a lump sum payment equal to the lesser of the monthly consulting fee payable through the end of the term of the Agreement or the monthly consulting fee payable over 12 months and all unvested options shall accelerate and immediately become fully vested and exercisable.

Other Rights of Executives to Purchase Securities

         The Company has agreed to issue options to purchase 64,000 shares of Common Stock at an exercise price of $5.25 to Joseph Cohen, Commonwealth's designee as Director of the Company. Pursuant to the terms of their employment agreements with I-Link, Karl S. Ryser, Jr., Treasurer of the Company, and William H. Flury, Vice President, Sales and Marketing of I-Link, are each entitled to receive options to purchase 250,000 shares of Common Stock. The Company has also agreed to issue warrants to purchase 25,000 and 5,000 shares of Common Stock at an exercise price of $4.875 and $2.50, respectively, to Mr. John Edwards and Mr. Flury, in connection with the loan by such persons to I-Link of $125,000 and $100,000, respectively, in August 1996. On May 15, 1997, the Company issued 500,000 additional options to John Edwards at an exercise price of $8.125 per share, 250,000 of which shall vest in twelve equal quarterly installments and the remaining 250,000 of which shall vest upon conditions yet to be determined by the board of directors. Further, on May 15, 1997, the Company issued 250,000 options to each of Mr. Ryser and David Hardy, Secretary of the Company, at an exercise price of $8.125 per share, half of which shall vest in twelve equal quarterly installments and the remaining half of which shall vest upon conditions yet to be determined by the board of directors. On May 15, 1997, Mr. Flury was granted options to purchase 250,000 shares of Common Stock and Mr. Robert Edwards, Vice President of Network Operations of I-Link, was granted options to purchase 500,000 shares of Common Stock, each at the exercise price of $8.125; such options vest in three annual installments. Furthermore, directors of the Company approved the grant of options to purchase 10,000 shares of Common Stock to each director and an additional 5,000 options per director per committee on which he or she serves for an aggregate of options to purchase 95,000 shares. Finally, on May 15, 1997, the Company granted 300,000 options to each of Messrs. Ryser and Hardy at an exercise price of $8.125 per share; such options are contingent upon the closing of the investment in the Company by Winter Harbor and shall vest in full upon such closing.

Director Stock Option Plan

         The Company's Director Stock Option Plan (the "DSOP") authorizes the grant of stock options to directors of the Company. Options granted under the DSOP are non-qualified stock options exercisable at a price equal to the fair market value per share of Common Stock on the date of any such grant. Options granted under the DSOP are exercisable not less than six months nor more than ten years after the date of grant.

         As of December 31, 1996, options for the purchase of 8,169 shares of Common Stock at prices ranging from $.875 to $3.875 per share were outstanding. As of December 31, 1996, options to purchase 15,228 shares of Common Stock have been exercised. In connection with adoption of the 1995 Director Plan (as hereinafter defined) the Board of Directors authorized the termination of future grants of options under the DSOP; however, outstanding options granted under the DSOP will continue to be governed by the terms thereof until exercise or expiration of such options.

Stock Purchase Plan

         In accordance with the Employee Qualified Stock Purchase Plan (the "Purchase Plan"), employees may contribute up to ten percent of their base wages toward the purchase of Common Stock. The exercise price of options granted under the Purchase Plan is the lesser of 85% of the market value on the first business day of the payment period (September 1) or the last business day of the payment period (August 31). As of December 31, 1996, the Company had 35,146 shares of Common Stock reserved for issuance on exercise of the purchase rights granted under the Purchase Plan.

1995 Director Stock Option Plan

         In October 1995, the stockholders of the Company approved adoption of the Company's 1995 Director Stock Option and Appreciation Rights Plan, which plan provides for the issuance of incentive options, non-qualified options and stock appreciation rights (the "1995 Director Plan").

         The 1995 Director Plan provides for automatic and discretionary grants of stock options which qualify as incentive stock options (the "Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as options which do not so qualify (the "Non-Qualified Options") to be issued to directors. In addition, stock appreciation rights (the "SARs") may be granted in conjunction with the grant of Incentive Options and Non-Qualified Options. No SARs have been granted to date.

         The 1995 Director Plan provides for the grant of Incentive Options, Non-Qualified Options and SARs to purchase up to 250,000 shares of Common Stock (subject to adjustment in the event of stock dividends, stock splits and other similar events). To the extent that an Incentive Option or Non-Qualified Option is not exercised within the period of exercisability specified therein, it will expire as to the then-unexercised portion. If any Incentive Option, Non-Qualified Option or SAR terminates prior to exercise thereof and during the duration of the 1995 Director Plan, the shares of Common Stock as to which such option or right was not exercised will become available under the 1995 Director Plan for the grant of additional options or rights to any eligible employees. The shares of Common Stock subject to the 1995 Director Plan may be made available from either authorized but unissued shares, treasury shares, or both.

         The 1995 Director Plan also provides for the grant of Non-Qualified Options on a non-discretionary basis pursuant to the following formula: each member of the Board of Directors then serving shall receive a Non-Qualified Option to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value per share of the Common Stock on that date. Pursuant to such formula, directors received options to purchase 10,000 shares of Common Stock as of October 17, 1995, options to purchase 10,000 shares of Common Stock on January 2, 1996, and will receive options to purchase 10,000 shares of Common Stock on the first business day of each January. Each option is immediately exercisable for a period of ten years from the date of grant. The Company has 250,000 shares of Common Stock reserved for issuance under the 1995 Director Plan. As of December 31, 1996, options exercisable to purchase 190,000 shares of Common Stock at prices ranging from $1.00 to $1.25 per share are outstanding under the 1995 Director Plan. As of December 31, 1996, options to purchase 40,000 shares have been exercised under the 1995 Director Plan.

1995 Employee Stock Option Plan

         In October 1995, the stockholders of the Company approved adoption of the Company's 1995 Employee Stock Option and Appreciation Rights Plan (the "1995 Employee Plan"), which plan provides for the issuance of Incentive Options, Non-Qualified Options and SARs.

         Directors of the Company are not eligible to participate in the 1995 Employee Plan. The 1995 Employee Plan provides for the grant of stock options which qualify as Incentive Stock Options under Section 422 of the Code, to be issued to officers who are employees and other employees, as well as Non-Qualified Options to be issued to officers, employees and consultants. In addition, SARs may be granted in conjunction with the grant of Incentive Options and Non-Qualified Options. No SARs have been granted to date.

         The 1995 Employee Plan provides for the grant of Incentive Options, Non-Qualified Options and SARs of up to 400,000 shares of Common Stock (subject to adjustment in the event of stock dividends, stock splits and other similar events). To the event that an Incentive Option or Non-Qualified Option is not exercised within the period of exercisability specified therein, it will expire as to the then-unexercised portion. If any Incentive Option, Non-Qualified Option or SAR terminates prior to exercise thereof and during the duration of the 1995 Employee Plan, the shares of Common Stock as to which such option or right was not exercised will become available under the 1995 Employee Plan for the grant of additional options or rights to any eligible employee. The shares of Common Stock subject to the 1995 Employee Plan may be made available from either authorized but unissued shares, treasury shares, or both. The Company has 400,000 shares of Common Stock reserved for issuance under the 1995 Employee Plan. As of December 31, 1996, options to purchase 400,000 shares of Common Stock with exercise prices of $1.125 to $6.75 per share have been granted under the 1995 Employee Plan. As of December 31, 1996, no options have been exercised under the 1995 Employee Plan.

1997 Recruitment Stock Option Plan

         For a description of the 1997 Recruitment Stock Option Plan, see Proposal 5.

                                   PROPOSAL 1
       TO ELECT TWO CLASS III DIRECTORS TO SERVE FOR THREE YEARS AND UNTIL
            THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND SHALL QUALIFY

         The Board of Directors has concluded that the reelection of John W. Edwards and R. Huston Babcock as Class III Directors is in the best interest of the Company and recommends approval of their election. Biographical information concerning Mr. Edwards and Dr. Babcock can be found under "Directors and Executive Officers." The remaining Directors will continue to serve in their positions for the remainder of their terms.

         Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of Mr. John W. Edwards and Dr.
R. Huston Babcock, the nominees listed herein. Although the Board of Directors of the Company does not contemplate that such nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person as may be nominated by the Board of Directors. The election of directors will be decided by a plurality of votes cast.

Vote Required for Approval

         The Class III director nominees named in Proposal 1 must receive a plurality of the votes cast by the shares entitled to vote in order to b elected.

         The Board of Directors unanimously recommends a vote FOR the election of Mr. John W. Edwards and Dr. R. Huston Babcock, the nominees listed above.


                                   PROPOSAL 2
               TO APPROVE AND ADOPT AN AMENDMENT OF THE COMPANY'S
                       ARTICLES OF INCORPORATION TO CHANGE
                    THE COMPANY'S NAME TO I-LINK INCORPORATED

         The Board of Directors has unanimously determined that it is in the best interest of the Company and its stockholders to amend the Company's Articles of Incorporation to effect the change of the Company's name from Medcross, Inc. to "I-Link Incorporated" (the "Name Change Amendment") and directed that the Name Change Amendment be considered at the Annual Meeting of Shareholders.

Principal Effects of and Reasons for Name Change

         The Company believes that the name "I-Link Incorporated" will more accurately reflect the business of the Company since the Company's acquisition, in February 1996, of 100% of the issued and outstanding shares of the equity securities of I-Link Worldwide, Inc. The Company's new name will be I-Link Incorporated. The Company changed its stock symbol for Nasdaq Stock Market purposes to "ILNK" effective March 8, 1996.

         The name change, if adopted, will not affect the rights of any holder of Common Stock of the Company nor of any holder of any right to receive Common Stock of the Company.

         The text of the proposed amendment to the Articles of Incorporation is set forth in full in Exhibit A hereto and reference is made thereto for a complete statement of its terms. The amendment to the Articles of Incorporation will become effective upon approval by the Shareholders and the filing of the Articles of Amendment to the Articles of Incorporation containing such amendment with the Secretary of State of Florida. If approved by the Shareholders, the Company anticipates that such Articles of Amendment to the Articles of Incorporation will be filed as soon as practicable.

Vote Required for Approval

         Approval of the amendment of the Articles of Incorporation will require the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote thereon, present in person or by proxy. The enclosed proxy will be voted as specified, but if no specification is made with respect to the proposed amendment to the Articles of Incorporation, it will be voted in favor of the proposal to amend the Articles of Incorporation.

         The Board of Directors unanimously recommends a vote FOR the approval of the amendment of the Articles of Incorporation to change the name of the Company to I-Link Incorporated, as set forth in Exhibit A hereto.

                                   PROPOSAL 3
              TO APPROVE AND ADOPT AN AMENDMENT OF THE COMPANY'S
              ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF
           AUTHORIZED SHARES OF PREFERRED STOCK FROM 500,000 SHARES
          OF PREFERRED STOCK, $10 PAR VALUE, TO 10,000,000 SHARES OF
           PREFERRED STOCK, $10 PAR VALUE, TO PERMIT THE CONVERSION
              OF THE CONVERTIBLE NOTES ISSUED IN SEPTEMBER 1996,
             THE ISSUANCE OF SERIES D PREFERRED STOCK AND SERIES M
         PREFERRED STOCK AND FOR OTHER GENERAL CORPORATE PURPOSES

         The Board of Directors has adopted a resolution declaring it advisable and in the best interest of the Company and its stockholders that the Company's Articles of Incorporation be amended to provide for an increase in the authorized number of shares of Preferred Stock of the Company from five hundred thousand (500,000) shares of Preferred Stock to ten million (10,000,000) shares of Preferred Stock. Such resolution also recommends that such amendment be approved and adopted by the Company's stockholders and directs that such proposal be submitted to the Company's stockholders at the Annual Meeting.

         The Company is currently authorized to issue up to five hundred thousand (500,000) shares of Preferred Stock, $10.00 par value (the "Preferred Stock"). The Company has designated, issued and retired 7,500 shares of 12% Cumulative Convertible Preferred Stock and 200,000 shares of Class A Variable Rate Cumulative Convertible Preferred Stock. As of the Record Date, 22,500 shares of Preferred Stock have been designated Class B Variable Rate Cumulative Convertible Preferred Stock (the "Class B Preferred Stock") of which 7,500 shares are issued and outstanding and 240,000 shares of Preferred Stock have been designated Class C Convertible Cumulative Redeemable Preferred Stock (the "Class C Preferred Stock") of which 240,000 shares are issued and outstanding. Accordingly, as of the Record Date, there remain 30,000 shares of Preferred Stock which are undesignated, unissued and not reserved for any specific purpose.

         The Class C Preferred Stock provides the holders thereof the right to cumulative preferential dividends, when, as and if declared by the Board of Directors on a quarterly basis in an amount equal to 8% per annum of the liquidation preference per share of $60. The Class C Preferred Stock dividend rate is subject to an upward adjustment to 12% per annum if a registration statement relating to such stock has not been declared effective by the SEC within twelve months of the date of the final closing of the private placement of the Class C Preferred Stock, which occurred on September 6, 1996 (the "Final Closing"). Dividends may be payable in cash or, at the option of the Company, in shares of Common Stock. Except as otherwise provided by law, the Class C Preferred Shares have no voting rights. The Class C Preferred Stock is redeemable by the Company in certain circumstances at any time prior to the fourth anniversary of the Final Closing at a redemption price equal to $60 per share plus accrued and unpaid dividends. After the fourth anniversary of the Final Closing the Class C Preferred Stock is redeemable at a redemption price of $90 per share plus accrued and unpaid dividends. With respect to the payment of dividends and rights to redemption and upon liquidation, the shares of Class C Preferred Stock are subordinate to any issued and outstanding shares of Class A Preferred Stock and Class B Preferred Stock of the Company, and shall rank senior to the Company's Common Stock. Class C Preferred Stock may be converted, at the option of the holder thereof, into shares of Common Stock ("Conversion Shares"), at a conversion rate of 24 Conversion Shares for each share of Class C Preferred Stock, subject to adjustment. On the fifth anniversary of the Final Closing the

Class C Preferred Stock shall be automatically converted into Conversion Shares. The shares of Class C Preferred Stock carry registration rights which obligate the Company to file a registration statement registering the reoffer and resale of the Conversion Shares by the holders thereof. The Conversion Shares, and any shares of Common Stock which may be issued as dividends on the Class C Preferred Stock may not be publicly sold until after the first anniversary of the Final Closing without the prior written consent of Commonwealth.

         If the Board of Directors' proposal is approved by the Company's stockholders, the Board of Directors would have authority to issue up to ten million (10,000,000) shares of Preferred Stock to such persons, for such consideration and with such rights and preferences, including dividend rates, conversion prices, voting rights, redemption prices, and similar matters as the Board of Directors may determine without further action by the stockholders except as may be required by law.

         The Board of Directors has proposed the increase in and classification of the authorized capital stock to provide shares which could be used for a variety of corporate purposes, including stock splits, mergers, acquisitions and the raising of additional capital (including public and private offerings of securities). The Company issued $717,000 in aggregate principal amount of Convertible Promissory Notes in September 1996. The Convertible Promissory Notes are due and payable on September 30, 1997 and bear interest at 8%. The unpaid principal balance of the Convertible Promissory Notes will be automatically converted into an aggregate of 11,950 shares of Class C Preferred Stock (equal to one share of Class C Preferred Stock for each $60 of principal amount of the Convertible Promissory Notes) upon the amendment of the Company's Articles of Incorporation to increase the number of shares of Preferred Stock to at least 2,000,000 and the authorized number of shares of Common Stock to at least 75,000,000 shares and the designation of sufficient shares to accommodate conversion.

         The Company realized net proceeds from the offering of the Class C Preferred Stock and Convertible Notes of $12,898,000. Of such amount, the Company repaid short-term debt ($2,214,000, or 17.2% of net proceeds); paid software license fees ($300,000, or 2.3% of net proceeds); repaid current accounts payable in the amount of $532,000 (4.1%); and used $2,757,000 (21.4%) for network infrastructure capital expenditure; $1,409,000 (10.9%) for network operations; $344,000 (2.7%) for marketing and advertising programs; and approximately $5,342,000 (41.4%) for working capital purposes. The principal amount of the Convertible Notes outstanding is $717,000.

Winter Harbor Loan and Investment; Series M Preferred Stock

         On June 6, 1997, the Company entered into a term loan agreement ("Loan Agreement") and promissory note ("Note") with Winter Harbor, L.L.C. ("Winter Harbor") pursuant to which Winter Harbor agreed to loan to the Company the principal sum of $2,000,000 (the "Loan") for capital expenditures and working capital purposes. As further consideration for Winter Harbor's commitment to make the Loan, the Company granted to Winter Harbor a warrant ("Loan Warrant") to purchase up to 500,000 shares of Common Stock at a purchase price of $4.97 per share, subject to adjustment, pursuant to the terms of a Warrant Agreement between the parties. The Loan Warrant expires on March 11, 2002, and contains demand and piggyback registration rights and customary anti-dilution terms. The maturity date of the Note is October 15, 1998; however, the Loan Agreement anticipates an equity investment in the Company by Winter Harbor (the "Investment"). Upon closing of the Investment, all principal and accrued interest then due under the Note may, at the option of Winter Harbor, be credited toward payment of Winter Harbor's purchase price for the Investment and the Note shall be cancelled. The loan from Winter Harbor has an interest rate of prime plus 2%. In addition to the stated interest rate, the Company will recognize debt issuance cost (non-

cash) over the life of the loan (maturity date is October 15, 1998) of approximately $3,800,000 which reflects the approximate fair value of the warrants issued in connection with the debt. The Company expended significant time and effort pursuing various financing alternatives and determined that the Winter Harbor proposal was the best alternative available to the Company.

         In August 1997, the Company and Winter Harbor amended their agreement to provide that the Company would be allowed to borrow up to an additional $3,000,000 (thus revising the maximum amount of the Loan to $5,000,000). In the event the Company borrows against such additional credit, it has agreed to issue to Winter Harbor warrants to purchase 100,000 shares of Common Stock for each $1,000,000 in additional borrowing. The exercise price for such additional warrants shall equal the closing bid price of the Common Stock on the date each such $1,000,000 increment is borrowed by the Company. On August 18, 1997, the Company borrowed an additional $3,000,000 pursuant to such arrangement, and issued an additional 300,000 warrants to Winter Harbor in connection therewith.


         Winter Harbor is owned by First Media, L.P., a private media and communications company which is a private investment principally of Richard E. Marriott and his family. Medcross's general counsel, David E. Hardy, is a brother of Ralph W. Hardy, Jr. who is general counsel and a minority equity holder in Winter Harbor. David E. Hardy has no ownership or association with Winter Harbor. As a result of this relationship, as well as personal relationships of David E. Hardy with the principals of Winter Harbor, discussions were initiated which led to Winter Harbor's investment in the Company.

         The Company anticipates that it will close on an agreement with Winter Harbor relating to the Investment in September 1997, pursuant to which Winter Harbor will invest $12,100,000 in a new series of the Company's convertible preferred stock (the "Series M Preferred Stock"). Winter Harbor will purchase approximately 2,545 shares of Series M Preferred Stock, convertible into approximately 2,545,000 shares of Common Stock, for an aggregate cash consideration of approximately $7,000,000 (equivalent to $2.75 per share of Common Stock). The agreement with Winter Harbor also provides for the purchase of approximately 1,855 additional shares of Series M Preferred Stock, convertible into approximately 1,855,000 shares of Common Stock. Such additional shares of Series M Preferred Stock will be paid for by converting the $5,000,000 outstanding principal balance plus approximately $100,000 accrued interest due under the Note. After closing on the Investment and converting the principal and interest due under the Note, Winter Harbor's total equity investment in the Company will equal $12,100,000. As additional consideration for its equity financing commitments, Winter Harbor will be issued additional warrants by the Company to acquire (a) 2,500,000 shares of Common Stock at an exercise price of $2.75 per share (the "Series A Warrants"), (b) 2,500,000 shares of Common Stock at an exercise price of $4.00 per share (the "Series B Warrants") and (c) 5,000,000 shares of Common Stock at an exercise price of $4.69 (the "Series C Warrants"). The respective exercise prices for the Series A Warrants, the Series B Warrants and the Series C Warrants (collectively, the "Investment Warrants") shall be subject to adjustment. The Series A Warrants are exercisable at any time for thirty months from the date of issuance, and the Series B Warrants and Series C Warrants are exercisable at any time for sixty months from the date of issuance. All of the Investment Warrants (i) have demand registration rights and anti-dilution rights and (ii) contain cashless exercise provisions.

         The Series M Preferred Stock shall be entitled to receive cumulative dividends in the amount of 10% per annum before any other class of preferred or common stock receives any dividends. Thereafter, the Series M Preferred Stock will participate with the common stock in the issuance of any dividends on a per share basis. Moreover, the Series M Preferred Stock will have the right to veto the payment of dividends on any other class of stock. The Series M Preferred Stock shall be convertible at any time prior to the fifth anniversary of its issuance, at the sole option of Winter Harbor, into shares of Common Stock on a one thousand-for-one basis; provided, however, that the Series M Preferred Stock shall be automatically converted to Common Stock on the fifth anniversary of its issuance at no cost to Winter Harbor. The conversion price for the Series M Preferred Stock shall be, in the case of discretionary conversion, $2.75 per share of Common Stock, or, in the case of automatic conversion, the lower of $2.75 per share or 50% of the average closing bid price of the Common Stock for the ten trading days immediately preceding the fifth anniversary of issuance. The basis for discretionary conversion, or the conversion price for automatic conversion, shall be adjusted upon the occurrence of certain events, including without limitation, issuance of stock dividends, recapitalization of the Company, or the issuance of stock by the Company at less than the fair market value thereof. Conversion of the Series M Preferred Stock will be subject to approval by the Company's Shareholders of an increase in the number of shares of authorized capital stock pursuant to Proposal 3. The Series M Preferred Stock will vote with the Common Stock on an as-converted basis on all matters which are submitted to a vote of the stockholders, except as may otherwise be provided by law or by the Company's Articles of Incorporation or By-Laws; provided, however, that the Series M Preferred Stock will have the right to appoint two members of the Company's board of directors. Furthermore, the Series M Preferred Stock shall have the right to be redeemed at fair market value in the event of a change of control of the Company (as those terms are defined in the designation of preferences for the Series M Preferred Stock), shall have preemptive rights to purchase securities sold by the Company, and shall have the right to preclude the Company from engaging in a variety of practices, including without limitation: mergers, acquisitions and disposition of corporate assets and businesses, the payment of dividends, the formation of subsidiaries engaging in new businesses, hiring or discharging key employees and auditors, transactions with affiliates, commitments in excess of $500,000, the adoption or settlement of employee benefit plans and filing for protection from creditors.

         Upon the completion of the Winter Harbor Investment, the Company will recognize a (non-cash) preferred stock dividend (assuming a common stock market value of $9.00 per share) in the approximate amount of $100,000,000 at the date of the investment. The dividend will be determined based upon the actual common stock market price on the date the equity investment is finalized. This amount is calculated as the difference between the exercise or conversion price per share of Common Stock per the agreement and the market price of the Common Stock on the date of Closing, plus the value of the warrants issuable in connection with the Investment.

         The staff of Nasdaq has informed the Company informally that in its view the terms of the Winter Harbor Investment conflict with Nasdaq's voting rights listing requirement (the "Requirement"). The Requirement was adopted pursuant to Rule 19c-4 under the Exchange Act which requires that all exchanges (including Nasdaq) adopt rules to prevent the disenfranchisement of existing shareholders' voting rights. The staff of Nasdaq has taken the position that insofar as the shares of Common Stock issuable to Winter Harbor will be at a substantial discount to the present market value per share and insofar as the Series M Perferred Stock will have the right to elect two directors, Winter Harbor will receive disproportionate voting rights. The staff also objected to the terms of the MiBridge acquisition, discussed below. The staff took the position that the former shareholders of MiBridge received disproportionate voting rights because the book value of MiBridge was significantly less than the market value of the shares of Common Stock issuable to the former shareholders of MiBridge upon conversion of the Series D Preferred Stock issued in the MiBridge acquisition. The Company believes that the staff positions are inconsistent with the express provisions of Rule 19c-4 and are unsupported by Nasdaq's own rules. Notwithstanding that view, in light of the importance of the capital to be provided by Winter Harbor to the Company's short-term and long-term operations and viability and in light of the operating cash flow deficit that is inherent in the current stage of the Company's telecommunications operations, the Company has requested (to the extent necessary) an exception from the Requirement. There can be no assurance that such exception will be granted. While there can be no assurance, it is expected that the Winter Harbor Investment of the additional $7,100,000 (approximately $7,000,000 in cash, with the balance attributed to accrued interest) and the conversion of the $5,000,000 principal amount due under the Note will be concluded no earlier than ten days following the mailing of this Proxy Statement to Shareholders.

MiBridge Acquisition; Series D Preferred Stock

         On August 12, 1997 the Company entered into an agreement with MiBridge, Inc., a New Jersey corporation ("MiBridge") and Mr. Dror Nahumi, the principal shareholder of MiBridge, pursuant to which the Company acquired all of the issued and outstanding stock of MiBridge (the "MiBridge Acquisition"). The MiBridge Acquisition subsequently closed on September 2, 1997. MiBridge is the owner of patent-pending audio-conferencing technology and is a leader in creating speech-encoding and compression algorithms designed to produce superior audio quality and lower delay over low-band networks. The Company committed to pay the stockholders of MiBridge (the "MiBridge Stockholders") consideration consisting of (i) an aggregate $2,000,000 in cash, payable in quarterly installments over two years, and (ii) an aggregate 1,000 shares of a series of the Company's convertible preferred stock to be created (the "Series D Preferred Stock"). The 1,000 shares of Series D Preferred Stock will be convertible at the option of the MiBridge Shareholders, at any time during the nine months following the closing of the MiBridge Acquisition, into such number of shares of Common Stock as shall equal the sum of $6,250,000 divided by $9.25 (the "Series D Conversion Price"), which price was the closing bid price of the Company's Common Stock on June 5, 1997 (the date that the first letter of agreement relating to the transaction was executed). On the nine-month anniversary of the closing of the MiBridge Acquisition, any unconverted Series D Preferred Stock shall automatically convert to Common Stock. In either case, the Series D Preferred Stock shall be converted at the lower of the Series D Conversion Price or the average closing bid price for the five trading days immediately preceding the date the Company receives notice of conversion or the automatic conversion date, as the case may be. Conversion of the Series D Preferred Stock will be subject to approval by the

Company's shareholders of an increase in the number of shares of authorized capital stock pursuant to Proposal 3.

         The Company will enter into an employment contract with Mr. Nahumi providing terms, conditions and benefits similar to those provided in employment contracts with existing members of the Company's senior management, including standard confidentiality, non-competition and assignment of invention provisions. Mr. Nahumi's annual salary shall be at least $100,000, and Mr. Nahumi will devote his full time to managing the operations of MiBridge under the direction of the Company. See the financial statements of MiBridge for the period from its date of inception (March 18, 1996) to December 31, 1996 and Medcross and MiBridge pro forma financial statements for the year ended December 31, 1996 included in Appendix 3 hereto.

         The Board of Directors believes it important that the Company have the flexibility that would be provided by having additional authorized preferred stock available and by having the ability to designate and issue additional classes thereof. The Board of Directors believes it would be in the Company's best interest to have such additional shares of authorized stock available and by having the ability to designate and issue additional classes thereof to enable the Company to take advantage of opportunities for possible future acquisitions and for raising capital for future growth. The Company may enter into acquisition agreements involving the issuance of additional shares of preferred or common stock. Of course, there can be no assurance that the Company will effect any acquisitions. If such opportunities arise in the future, significant amounts of capital stock may be issued by the Company's Board of Directors without further authorization by the Company's Stockholders. Such issuances could have a significant dilutive effect on the current stockholders of the Company. The Company currently has no binding commitments or arrangements that would require the issuance of such stock, except as described herein.

         It is possible that the additional capital stock that would be authorized by the proposed amendment could be issued in a transaction that might discourage offers by takeover bidders or make such offers more difficult or expensive to accomplish, although the Board of Directors has no current plans for any such use of the capital stock. For example, the Board of Directors could approve the issuance of stock, or grant rights or stock options for such issuance, to persons, firms or entities that are known to be friendly to management of the Company. The Board of Directors could also approve the issuance of additional shares of preferred stock having classes, series, rights and preferences (including the number of votes applicable to each share of such class or series of capital stock) which may render it more difficult in the future for takeover bidders or others to accomplish takeovers or changes in control of the Company. Any issuance of preferred stock must be made for proper business purposes and for proper consideration from the recipient.

         The text of the proposed amendment to the Articles of Incorporation is set forth in full in Exhibit B hereto and reference is made thereto for a complete statement of its terms. The amendment to the Articles of Incorporation will become effective upon approval by the stockholders and the filing of the Articles of Amendment to the Articles of Incorporation containing such amendment with the Secretary of State of Florida. If approved by the stockholders, the Company anticipates that such Articles of Amendment to the Articles of Incorporation will be filed as soon as practicable.

 Vote Required for Approval

         Approval of the amendment of the Articles of Incorporation will require the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote thereon, present in person or by proxy. The enclosed proxy will be voted as specified, but if no specification is made with respect to the proposed amendment to the Articles of Incorporation, it will be voted in favor of the proposal to amend the Articles of Incorporation; however, broker non-votes will not be counted as an affirmative vote for purposes of determining whether the proposal has been approved. Certain officers, directors and shareholders of the Company owning an aggregate of 6,378,586 shares (or approximately 54.9% of the outstanding shares) of Common Stock have agreed to vote in favor of Proposal 3.


         The Board of Directors unanimously recommends a vote FOR the approval of the amendment of the Articles of Incorporation to increase the number of shares of authorized preferred stock from 500,000 shares of Preferred Stock to 10,000,000 shares of Preferred Stock, as set forth in Exhibit B.


                                   PROPOSAL 4
         TO APPROVE AND ADOPT AN AMENDMENT OF THE COMPANY'S ARTICLES OF
          INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
         COMMON STOCK FROM 20 MILLION SHARES OF COMMON STOCK, $.007 PAR
        VALUE, TO 75 MILLION SHARES OF COMMON STOCK, $.007 PAR VALUE, TO
         PERMIT THE ISSUANCE OF SHARES IN CONNECTION WITH THE COMPANY'S
       ACQUISITION OF FAMILY TELECOMMUNICATIONS INCORPORATED, THE ISSUANCE
        OF OPTIONS AND WARRANTS AND FOR OTHER GENERAL CORPORATE PURPOSES

         The Board of Directors has adopted a resolution declaring it advisable and in the best interest of the Company and its stockholders that the Company's Articles of Incorporation be amended to provide for an increase in the authorized number of shares of Common Stock of the Company from twenty million shares of Common Stock to fifty million shares of Common Stock. Such resolution also recommends that such amendment be approved and adopted by the Company's stockholders and directs that such proposal be submitted to the Company's stockholders at the Annual Meeting.

         If the Board of Directors' proposal is approved by the Company's stockholders, the Board of Directors would have authority to issue up to fifty million shares of Common Stock for such consideration as the Board of Directors may determine without further action by the stockholders except as may be required by law.

General

         The Company is currently authorized to issue up to 20,000,000 shares of Common Stock. As of August 8, 1997, there were 11,627,597 shares of Common Stock issued and outstanding. The Board of Directors of the Company has reserved 8,347,403 shares of Common Stock for issuance pursuant to the exercise of outstanding warrants and stock options and conversion of outstanding convertible securities. Accordingly, the Company is without additional shares of Common Stock which are unissued and are not reserved for any specific purpose. Upon approval of Proposal 4 by the Shareholders the Board of Directors will reserve an additional 4,400,000 shares of Common Stock for issuance upon conversion of Series M Preferred Stock to be issued to Winter Harbor, and another 10,800,000 shares of Common Stock for issuance upon exercise of warrants issued or to be issued to Winter Harbor. See "Proposal 3 - Winter Harbor Loan and Investment; Series M Preferred Stock."

         The Board of Directors has proposed the increase in and classification of the authorized capital stock to provide shares which could be used for a variety of corporate purposes, including stock splits, stock dividends, mergers, acquisitions, the raising of additional capital (including public and private offerings of securities), and implementation of incentive and other option plans. The Board of Directors believes it important that the Company have the flexibility that would be provided by having additional authorized capital stock available and by having the ability to designate and issue additional classes thereof. The Board of Directors believes it will require additional financing in order to fund the cash flow operating deficit of I-Link, to expand its business and that of FTI and to discharge outstanding indebtedness. Failure to increase the Company's authorized capital could significantly impair the Company's ability to raise additional capital and could limit the effect of the Conversion Price adjustment or reset provisions of the Class C Preferred Stock insofar as the Company may not have sufficient shares of available Common Stock issuable upon conversion as a result of a reduction in the Conversion Price. The Company may, in its discretion, pay cumulative dividends on certain of its outstanding shares of Preferred Stock through the issuance of shares of Common Stock provided such shares of Common Stock are registered under the Securities Act of 1933. Additional shares of authorized stock are also needed to enable the Company to take advantage of opportunities for possible future acquisitions, and the establishment of option plans. The Company from time to time conducts discussions with possible acquisition candidates. The Company may enter into acquisition agreements involving the issuance of additional shares of preferred or common stock. Of course, there can be no assurance that the Company will effect any acquisitions. If such opportunities arise in the future, significant amounts of capital stock may be issued by the Company's Board of Directors without further authorization by the Company's Shareholders. Such issuances could have a significant dilutive effect on the current Shareholders of the Company.

         It is possible that the additional capital stock that would be authorized by the proposed amendment could be issued in a transaction that might discourage offers by takeover bidders or make such offers more difficult or expensive to accomplish, although the Board of Directors has no current plans for any such use of the capital stock. For example, the Board of Directors could approve the issuance of stock, or grant rights or stock options for such issuance, to persons, firms or entities that are known to be friendly to management of the Company. The Board of Directors could also approve the issuance of additional shares of common stock having classes, series, rights and preferences (including the number of votes applicable to each share of such class or series of capital stock) which may render it more difficult in the future for takeover bidders or others to accomplish takeovers or changes in control of the Company. Any issuance of Common Stock must be made for proper business purposes and for proper consideration from the recipient. Shares of Common Stock of the Company do not entitle holders thereof to preemptive rights.

         The Company will reserve a total of 4,400,000 shares for future issuances under the 1997 Plan as described in the discussion of Proposal 5. In addition, the Company has agreed to issue warrants to purchase 5,000 and 25,000 shares of Common Stock to William H. Flury, Vice President of Sales and Marketing of I-Link, and John W. Edwards, President of the Company, respectively, in connection with loans to I-Link in August 1996. The Company has also agreed to issue an aggregate of 400,000 shares of Common Stock, subject to satisfaction of certain conditions, in connection with its acquisition of FTI. In addition, the Company is in discussions with Joseph A. Cohen, a Director, concerning his engagement as a consultant to the Company, the terms of which have not been finalized but which are expected to include options to purchase up to 100,000 shares of Common Stock. The Company has also reserved 175,000 shares of Common Stock for issuance upon exercise of the warrants issued to the Hardy Group in connection with the Settlement Agreement. In May 1997, the Company agreed to grant additional options to purchase an aggregate of up to 2,100,000 shares of Common Stock. See "Information about the FTI Acquisition" below, "Business of Family Telecommunications Incorporated" in the Company's Form 10-KSB/A#1 for the fiscal year ended December 31, 1996, and the audited financial statements of FTI for the period from its date of inception (March 20, 1996) to December 31, 1996 and Medcross and FTI pro forma financial statements for the year ended December 31, 1996 included in Appendix 2 hereto.

Information About the FTI Acquisition

         On January 13, 1997, pursuant to the terms of a Share Exchange Agreement for the Acquisition of Family Telecommunications Incorporated by Medcross, Inc. effective as of January 1, 1997 (the "Exchange Agreement"), the Company acquired the outstanding stock of Family Telecommunications Incorporated, a Utah corporation (subsequently renamed I-Link Communications, Inc., and for ease of reference and clarity, referred to herein as "FTI"), from the stockholders of FTI, namely, Robert W. Edwards, Jr. and Jerald L. Nelson. The consideration for the transaction consists of an aggregate of 400,000 shares of the Company's Common Stock to be issued by the Company upon the satisfaction of certain conditions, including approval by the Company's Shareholders of an amendment to the Articles of Incorporation authorizing an increase in the number of shares of Common Stock from 20 million to 75 million; upon approval of Proposal 4 by the Shareholders, the consideration will be paid in full. The operations and business of FTI, however, are being integrated with the Company's business and operations. There are no written employment agreements with any of the principals of FTI. The Company intends to maintain the current FTI employment arrangements. The purchase price was determined based upon the negotiated value of the assets and operations of FTI. John W. Edwards, Chairman of the Board, President and Chief Executive Officer of the Company, and Robert
W. Edwards, Jr., the principal shareholder and one of two shareholders of FTI, are brothers. For a description of the Company's advance to FTI, see "--Reasons for Acquisition" below and "Directors and Executive Officers--Certain Relationships and Related Transactions."

         No federal or state regulatory requirements must be complied with or approval obtained in connection with the acquisition.

Reasons for Acquisition

         Following the Company's acquisition (the "I-Link Acquisition") of I-Link Worldwide, Inc. ("I-Link") in February 1996, the focus of the Company's business shifted to the business of delivering business communications services via the emerging worldwide communication network (which includes the Internet) to existing users of traditional telecommunications services; while the Company has not made a decision as to whether it will sell its medical diagnostic services operations, it has determined not to expand them. The Company's acquisition of FTI in January 1997 provided the Company with an existing long distance network licensed to do business in approximately 44 states, as of the time of acquisition (48 states as of the date hereof); and a customer base in excess of 17,000 and, through FTI's contractual agreements with MCI and telephone facilities and equipment owned and operated by FTI, access to the switched telephone network at favorable rates. Access to the switched telephone network is a necessary component of the I-Link Network (as hereinafter defined) in order for phone and fax transmissions to be routed to destinations in lesser populated geographic areas that are not serviced by one of I-Link's Points of Presence ("POPs"), which the Company estimates encompasses approximately 15% to 20% of users nationwide. In addition, the access to the switched telephone network at favorable pricing that FTI affords to I-Link permits I-Link to rapidly develop and expand its customer bases in given geographic areas across the switched telephone network until such time as the size of the customer base and deployment of the I-Link Network in the area determines that the customers be transferred from the switched telephone network to the I-Link Network. Except as set forth in this Proxy Statement, there are no past, present or proposed material contracts, arrangements, understandings, relationships, negotiations or transactions between FTI and its affiliates on the one hand and the Company and its affiliates on the other hand relating to or concerning an acquisition, securities ownership, the constituency of the Company's Board of Directors or a sale or transfer of assets.

         The principal shareholder of FTI (prior to its acquisition by the Company) is the brother of the Chairman of the Board and President of the Company. During the period from March 20, 1996 (the inception of FTI) to December 31, 1996, FTI rendered long distance services and sold switching equipment to the Company. Revenues and expenses relating to these transactions were as follows: long distance revenue was $5,026; revenue from sale of switching equipment was $1,723,369; and cost of switching equipment sold was $1,137,828. As of December 1, 1996 FTI had a receivable from the Company for services in the amount of $30,726 and an advance from the Company in the amount of $120,000 for services to be rendered by FTI for the Company subsequent to year end. Subsequent to December 31, 1996, FTI entered into the share exchange agreement for the acquisition of FTI by the Company.

         The consideration payable for the FTI acquisition was derived from negotiation. The Company's assessment as to the amount of consideration that was appropriate to be paid was based on a number of factors, including but not limited to: (i) FTI's ability to provide long distance services throughout the United States immediately; (ii) the opportunity costs (both in terms of time and monetary costs) to be suffered by the Company if it attempted to establish its own long distance network licensed to do business throughout the United States; and (iii) the Company's perception as to the per-Subscriber value of similarly situated companies. The Company assumed no liabilities of FTI incurred through the date of the acquisition; rather, it acquired the stock of FTI. The negotiations were led by John W. Edwards and Frank DeLape (an affiliate of Benchmark Equity Group, Inc.) on behalf of the Company and by Robert W. Edwards, Jr. on behalf of FTI. Mr. John Edwards abstained from all Company Board of Directors votes relating to the FTI acquisition.

Nature of FTI Business

         FTI was incorporated under the laws of the State of Utah on March 20, 1996, and maintains its principal place of business in Phoenix, Arizona. FTI also maintains facilities in Salt Lake City, Utah. It is a long-distance telecommunications carrier that provides long distance service to most of the United States. Through its Carrier Agreement with MCI Telecommunications Corporation ("MCI"), FTI provides 1-plus long distance service, 800/888 service, worldwide calling card service, worldwide prepaid phone card service, long distance cellular phone service, data line service and T-span service. FTI currently maintains switch facilities in twelve states. This allows FTI to offer additional services in its home state and surrounding states, and to offer specialized services, including a variety of customized 800/888 services, voice mail, voice inter-active services, debit cards, travel cards and other customized services to its entire customer base. See "Business of Family Telecommunications Incorporated" in the Company's Form 10-KSB/A#1 for the year ended December 31, 1996, and the audited financial statements of FTI for the period from its date of inception (March 20, 1996) to December 31, 1996 and Medcross and FTI pro forma financial statements for the year ended December 31, 1996 included in Appendix 2 hereto.

Accounting Treatment

         The acquisition of FTI was accounted for using the purchase method of accounting. This method accounts for a business combination as the acquisition of one enterprise by another. The Company recorded at its cost the acquired assets less liabilities assumed. In the event that the cost of FTI is greater than the sum of the fair values of tangible and identifiable intangible assets less liabilities assumed, such difference are recorded as goodwill. The reported income of the acquiring corporation shall include the operations of the acquired enterprise after acquisition, based on the cost to the acquiring corporation.

         Representatives of the Company's independent public accountants, Coopers & Lybrand, LLP, are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Regulatory Approvals


         The FTI Acquisition was not subject to any material regulatory review or approval.

Federal Income Tax Consequences of the Acquisition

         It is the intention of the Company and FTI that the acquisition will qualify as a "tax free reorganization" within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"). Assuming the acquisition is treated as a reorganization under the Code, generally no gain or loss will be recognized by the Company or FTI as a result of the acquisition. The acquisition will not have any tax consequences to the Company's stockholders. Neither the Company nor FTI has requested or will request any ruling from the Internal Revenue Service in connection with the acquisition. However, the acquisition has been structured with the intention that it will qualify as a tax-free reorganization under Code Section 368(a)(1)(B).

Comparative Market Price and Dividend Information

         The Company's Common Stock is traded on the Nasdaq SmallCap Market under the symbol "ILNK." Prior to March 8, 1996, the Common Stock was traded on the Nasdaq SmallCap Market under the symbol "MDCR." There is no established trading market for the FTI common stock. Neither the Company nor FTI has paid a cash dividend on its respective Common Stock. The Company does not currently anticipate paying any dividends on its Common Stock in the foreseeable future. Holders of the Company's outstanding Class B and Class C Preferred Stock are entitled to cumulative preferential dividends when, as and if declared by the Board of Directors. At the Company's option, the dividend may be paid in shares of Common Stock provided that such shares are registered under the Act. As of July 31, 1997, no dividends have been declared; accrued and unpaid dividends on all shares of Preferred Stock totaled $885,522.

         On January 15, 1997, the last full trading day prior to the public announcement of the FTI Acquisition, the high and low sale prices per share of the Company's Common Stock as reported on Nasdaq were $7.125 and $6.50, respectively, and on January 10, 1997, the last full trading day prior to the execution of the Exchange Agreement, the high and low sale prices per share were $6.875 and $6.50, respectively.

Proposed Amendment

         The text of the proposed amendment to the Articles of Incorporation is set forth in full in Exhibit C hereto and reference is made thereto for a complete statement of its terms. The amendment to the Articles of Incorporation will become effective upon approval by the stockholders and the filing of the Articles of Amendment to the Articles of Incorporation containing such amendment with the Secretary of State of Florida. If approved by the stockholders, the Company anticipates that such Articles of Amendment to the Articles of Incorporation will be filed as soon as practicable.

Vote Required for Approval

         Approval of the amendment of the Articles of Incorporation will require the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote thereon, present in person or by proxy. The enclosed proxy will be voted as specified, but if no specification is made with respect to the proposed amendment to the Articles of Incorporation, it will be voted in favor of the proposal to amend the Articles of Incorporation; however, broker non-votes will not be counted as an affirmative vote for purposes of determining whether the proposal has been approved. Certain officers, directors and shareholders of the Company owning an aggregate of 6,378,586 shares (or approximately 54.9% of the outstanding shares) of Common Stock have agreed to vote in favor of Proposal 4.


         The Board of Directors unanimously recommends a vote FOR the approval of the amendment of the Articles of Incorporation to increase the number of shares of authorized capital stock from 20 million shares of Common Stock to 75 million shares of Common Stock.


                                  PROPOSAL 5
             TO APPROVE THE ADOPTION OF THE 1997 RECRUITMENT STOCK
           OPTION PLAN WHICH PROVIDES FOR THE ISSUANCE OF INCENTIVE
      STOCK OPTIONS, NON-QUALIFIED OPTIONS AND STOCK APPRECIATION RIGHTS

         The Board of Directors has adopted a resolution authorizing the establishment of the 1997 Recruitment Stock Option Plan (the "Recruitment Plan"), which plan shall provide for the issuance of Incentive Options, Non-Qualified Options and SARs. Pursuant to the resolution, the Board of Directors has declared it to be advisable and in the best interests of the Company and its stockholders that the Company adopt such plan and has directed that the proposal to adopt the Recruitment Plan, as set forth herein, be submitted to the stockholders of the Company for vote at the Annual Meeting.

         Proposal 5 will be submitted to the Company's stockholders for approval only if the Company's stockholders have approved the amendment of the Company's Articles of Incorporation to increase the authorized shares of Common Stock as set forth in Proposal 4.

         The summary of the material provisions of the Recruitment Plan set forth herein is not intended to be complete and is qualified in its entirety by reference to the Recruitment Plan, a copy of which is attached hereto in Exhibit D to this Proxy Statement.

General

         The purpose of the Recruitment Plan is to induce officers, directors, employees and consultants of the Company (or any of its subsidiaries) who are in a position to contribute materially to the Company's prosperity to remain with the Company, to offer such persons incentives and rewards in recognition of their contributions to the Company's progress and to encourage such persons to continue to promote the best interests of the Company. The Recruitment Plan provides for the grant of stock options which qualify as incentive stock options (previously defined as "Incentive Options") under Section 422 of the Code, to be issued to officers who are employees and other employees, as well as options which do not so qualify (previously defined as "Non-Qualified Options") to be issued to officers, directors, employees and consultants. In addition, stock appreciation rights (previously defined as "SARs") may be granted in conjunction with the grant of Incentive Options and Non-Qualified Options.

         The Recruitment Plan provides for the granting of Incentive Options, Non-Qualified Options and SARs with respect to, in the aggregate, up to 4,400,000 shares of Common Stock (which number is subject to adjustment in the event of stock dividends, stock splits and other similar events). To the extent that an Incentive Option or Non-Qualified Option is not exercised within the period of exercisability specified therein, it will expire as to the then unexercised portion. If any Incentive Option, Non-Qualified Option or SAR terminates prior to exercise thereof and during the duration of the Recruitment Plan, the shares of

Common Stock as to which such option or right was not exercised will become available under the Recruitment Plan for the grant of additional options or rights to any eligible employee. The shares of Common Stock subject to the Recruitment Plan may be made available from either authorized but unissued shares, treasury shares, or both. The Recruitment Plan became effective upon adoption by the Board of Directors, subject to its approval by the affirmative vote of the holders of a majority of the Company's outstanding voting stock entitled to vote thereon and subject to the approval of the amendment of the Company's Articles of Incorporation to increase the authorized shares of Common Stock (see Proposal 4). In the event that the Recruitment Plan is not approved by the stockholders, the Recruitment Plan shall remain in force; provided, however, that all options granted thereunder shall automatically be deemed to be Non-Qualified Options.

Administration

         The Recruitment Plan will be administered by: (a) the Board of Directors or (b) in the discretion of the Board of Directors, by a committee (the "Committee") of the Board of Directors of two or more members of the Board of Directors, each of whom is a "Non-Employee" Director as such term is defined by Rule 16b-3 (as such rule may be amended from time to time, "Rule 16b-3") under the Exchange Act of 1934, as amended (the "Exchange Act"). The Board of Directors or the Committee generally has the authority to determine the individuals to whom and the date on which options and rights are to be granted, the number of shares of stock to be subject to each option and right, the exercise price of shares of stock subject to options and rights, the terms of any vesting or forfeiture schedule and the other terms and provisions of each option and right.

Section 16(b) Compliance

         It is intended that transactions pursuant to the Recruitment Plan will satisfy the conditions of Rule 16b-3, as amended, promulgated under Section 16 of the Exchange Act. Section 16(b) of the Exchange Act provides that any so-called "short-swing profits," that is, a profit realized by an officer, director or owner of 10 percent or more of the outstanding securities on a purchase and a sale of stock within a six-month period, are recoverable by the issuer of the securities. Although the application of Section 16(b) (and the rules promulgated thereunder) is complex, Rule 16b-3 generally mitigates the impact of Section 16(b) by providing an exemption from the liability provisions for transactions which satisfy the conditions of Rule 16b-3.

Eligibility and Extent of Participation

         Incentive Options may be granted pursuant to the Recruitment Plan only to employees of the Company (or any subsidiary). Non-Qualified Options and SARs may be granted pursuant to the Recruitment Plan to officers, directors, employees or consultants of the Company or any subsidiary.

         There is no minimum number of shares of Common Stock with respect to which an option or right may be granted. However, if the aggregate fair market value of shares with respect to which Incentive Options are exercisable for the first time by any employee during any calendar year (under all stock option plans of the Company) exceeds $100,000, such excess options shall be treated as Non-Qualified Options. For the purpose of the foregoing limitation, the fair market value of shares subject to an Incentive Option is to be determined as of the time the option is granted.

         The Board of Directors or the Committee may require, as a condition of granting any option or right, that the optionee enter into a stock option agreement which shall require, among other things, the agreement by the employee with the Company that the employee not sell or otherwise dispose of shares acquired pursuant to the exercise of an Incentive Option for a minimum of two years from the date of grant of the Incentive Option and one year from the date of issuance of the Common Stock, absent the written approval, consent or waiver of the Board of Directors or Committee.

         As of June 30, 1997, there have been 1,190,000 options or rights granted under the Recruitment Plan, including 150,000 options to directors who are not officers and 1,040,000 options to employees and consultants. As of such date, an aggregate of approximately 125 persons are eligible to participate in the Recruitment Plan. Consultants engaged by the Company from time to time are also expected to be eligible to receive Non-Qualified Options under such Plan.

Purchase Price and Exercise of Options

         The price at which shares of Common Stock covered by an option may be purchased shall be determined by the Board of Directors or the Committee; however, the purchase price of shares of Common Stock issuable upon exercise of an Incentive Option must not be less than 100 percent of the fair market value of such shares on the date the Incentive Option is granted. Any cash proceeds received by the Company from the exercise of the options will be used for general corporate purposes.

Expiration and Transfer of Options

         The Board of Directors or the Committee has the sole discretion to fix the period within which any Incentive or Non-Qualified Option may be exercised. Any Incentive Option granted under the Recruitment Plan to a 10 percent or less shareholder and any Non-Qualified Option shall be exercised during a period of not more than ten years from the date of grant and any Incentive Option granted to a greater than 10 percent shareholder shall be exercised within five years from the date of grant. No Incentive Options may be granted under the Recruitment Plan more than ten years after the date of adoption of the Recruitment Plan.

         Options granted under the Recruitment Plan are not transferable except upon death. Options generally may be exercised only while the option holder is employed by the Company, or in some cases, within three months of termination of employment. In the event of disability of an option holder, options may be exercised to the extent of the accrued right to purchase the option within one year of termination of employment due to disability. In the event of the death of an option holder, options may be exercised within three years after the date of death.

         Upon a reorganization, merger or consolidation of the Company as a result of which the outstanding Common Stock is changed into or exchanged for cash or property or securities not of the Company's issue, or upon a sale of substantially all the property of the Company, the Recruitment Plan will terminate and all outstanding options previously granted thereunder shall terminate, unless provision is made in connection with such transaction for the continuance of the Recruitment Plan or for the assumption of options theretofore granted. If the Recruitment Plan and unexercised options are to terminate pursuant to such transaction, persons owning any unexercised portions of options then outstanding will have the right, prior to the consummation of the transaction, to exercise the unexercised portions of their options, including the portions thereof which would, but for such transaction, not yet be exercisable.

Federal Income Tax Considerations

         In the case of Incentive Options, no taxable gain will be realized by an option holder upon grant or exercise of the option, and the Company will not be entitled to a tax deduction at the time any such option is granted or exercised. However, the excess of the fair market value of any stock received over the option price will constitute an adjustment in computing alternative minimum taxable income at the time of the transfer of stock pursuant to the exercise of the option, or if later, at the earlier of the time that the stock is transferable or is not subject to a substantial risk of forfeiture.

         The treatment for federal income tax purposes of Non-Qualified Options depends on whether the option has a readily ascertainable fair market value at the time it is granted. Because the Non-Qualified Options are not actively traded on an established market and because it is likely that the Non-Qualified Options will be nontransferable by the optionee or will not be immediately exercisable, it is expected that the Non-Qualified Options will not have a readily ascertainable fair market value. If a Non-Qualified Option does not have a readily ascertainable fair market value at the time of grant, there is no taxable event at grant; rather, the excess of (i) the fair market value of the Common Stock on the date it is acquired pursuant to exercise of the option over
(ii) the exercise price, plus the amount, if any, paid for the option must be included in the optionee's gross income at the time of the receipt of stock pursuant to exercise of the option, or if later, at the earlier of the time that the stock is transferable or is not subject to a substantial risk of forfeiture. If stock received pursuant to the exercise of a Non-Qualified Option is not taxable at receipt because the stock is nontransferable and subject to a substantial risk of forfeiture, the optionee may nevertheless elect to include such amount in gross income when the stock is received pursuant to exercise of the option.

         Under Section 280G of the Code, certain persons who receive compensation payments in connection with a change in control of a company may be subject to a 20 percent excise tax and the issuer may lose its tax deduction with respect to such payments. These rules may apply to options and rights granted under the Recruitment Plan. The determination of the application of these rules will depend upon a number of factual matters not determinable at this time. It should be realized, however, that these rules may affect the ability of the Company to secure a tax deduction on the exercise of certain Non-Qualified Options granted under the Recruitment Plan.

         The tax consequences summarized above may change in the event of amendment to the Code or the regulations adopted thereunder.

Exercise of Options; SARs

         Generally, an option will be exercised by the tender in cash of the total exercise price for the shares of stock for which the option is being exercised. The Board of Directors or the Committee may, however, permit an optionee to pay all or a portion of the exercise price by delivering to the Company shares of Common Stock having an aggregate fair market value at least equal to such total exercise price. An option may also be exercised by tender to the Company of a written notice of exercise together with advice of the delivery of an order to a broker to sell part or all of the shares of Common Stock subject to such exercise notice and an irrevocable order to such broker to deliver to the Company sufficient proceeds from the sale of such shares to pay the exercise price and any withholding taxes (a "cashless exercise") provided all documentation and procedures are approved in advance by the Board of Directors or the Committee. The Company has the authority under the Recruitment Plan to assist any employee of the Company with the payment of the purchase price of the Common Stock by lending the amount of the purchase price to the employee, on terms, including rate of interest and security for the loan, as the Board of Directors shall authorize.

         The Board of Directors or the Committee may, in its discretion, at any time prior to the exercise of any option, grant in connection with such option the right to surrender part or all of such option to the extent the option is exercisable, and receive an amount (payable in cash, shares of the Company's Common Stock or combination thereof as determined by the Board of Directors or the Committee) equal to the difference between the then fair market value of the shares issuable upon the exercise of the option (or portions thereof surrendered) and the exercise price of the option or portion thereof surrendered.

Amendments to the Recruitment Plan

         The Board of Directors may at any time terminate the Recruitment Plan or make such amendments thereto as it deems advisable and in the best interests of the Company, without action on the part of the Company's Shareholders, unless such approval is required pursuant to Section 422 of the Code or other federal or state law. Such amendments may include, without limitation, changes in the number of shares reserved for issuance under the plan, the class or classes of individuals eligible to participate therein and the manner of administration and duration of the plan.

Vote Required for Approval

         Approval of the Recruitment Plan will require the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote thereon, present in person or by proxy. The enclosed proxy will be voted as specified, but if no specification is made with respect to the proposed amendment to the Articles of Incorporation, it will be voted in favor of the proposal to approve the Recruitment Plan; however, broker non-votes will not be counted as an affirmative vote for purposes of determining whether the proposal has been approved.

         The Board of Directors unanimously recommends a vote FOR the approval and adoption of the 1997 Recruitment Stock Option Plan, which plan shall provide for the issuance of Incentive Options, Non-Qualified Options and SARs, as set forth in Exhibit D hereto.


                             OTHER PROPOSED ACTION

         The Board of Directors does not intend to bring any other matters before the Annual Meeting, nor does the Board of Directors know of any matters that other persons intend to bring before the Annual Meeting. If, however, other matters not mentioned in this Proxy Statement properly come before the Annual Meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with the recommendation of the Board of Directors.

         Shareholders should note that the Company's By-Laws provide that no proposals or nominations of Directors by Shareholders shall be presented for vote at an Annual Meeting of Shareholders unless notice complying with the requirements in the By-Laws is provided to the Board of Directors or the Company's Secretary no later than the close of business on the fifth day following the day that notice of the Annual Meeting is first given to Shareholders.


                     SHAREHOLDER PROPOSALS AND SUBMISSION

         If any Shareholder wishes to present a proposal for inclusion in the proxy materials to be solicited by the Company's Board of Directors with respect to the next Annual Meeting of Shareholders, such proposal must be presented to the Company's management prior to May 29, 1998.

         WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. YOUR VOTE IS IMPORTANT. IF YOU ARE A SHAREHOLDER OF RECORD AND ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE VOTE.

                                         MEDCROSS, INC.


                                         David E. Hardy, Secretary

                                                                      APPENDIX 1
                                                                      ----------








                                MEDCROSS, INC.

                                    ------

                  Financial Statements for the Quarter ended
                 June 30, 1997 (unaudited) and the Six Months
                        ended June 30, 1997 (unaudited)

                        MEDCROSS, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEET
                                  (unaudited)


                                                                   June 30,
                                                                     1997
                                                                     ----
                               ASSETS
Current assets:
   Cash and cash equivalents                                     $  1,176,386
   Accounts receivable, less allowance of $1,069,389                3,936,492
   Certificate of deposit - restricted                                198,640
   Inventory, less allowance of $260,033                              763,263
   Other current assets                                               199,074
                                                                   ----------
         Total current assets                                       6,273,855
                                                                   ----------
Property and equipment:
   Property and equipment                                           7,360,958
   Less accumulated depreciation                                   (3,198,000)
                                                                   ----------
         Net property and equipment                                 4,162,958
                                                                   ----------
Other assets:
   Intangible assets, net of amortization of $467,384              11,600,414
   Certificate of deposit - restricted                              1,742,711
   Other assets                                                       124,065
                                                                   ----------
         Total other assets                                        13,467,190
                                                                   ----------
         Total assets                                            $ 23,904,003
                                                                   ==========


             LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable and accrued expenses                         $  7,163,076
   Notes payable - related party                                       88,000
   Notes payable - other                                              957,000
   Current portion of long-term debt - related party                   43,554
   Current portion of long-term debt - other                          408,429
   Current obligations under capital lease                            187,047
                                                                   ----------
         Total current liabilities                                  8,847,106


Long-term debt, net of debt issuance costs of $3,615,000              610,114
Obligations under capital leases                                      147,274
Minority interest in consolidated subsidiaries                        299,198
                                                                   ----------
         Total liabilities                                          9,903,692
                                                                   ----------
Commitments and contingencies

Stockholders' equity:
   Preferred stock, $10 par value, 247,500 shares outstanding       2,475,000
   Common stock, $.007 par value, authorized 20,000,000 shares
     issued and outstanding 10,627,597 shares                          74,393
   Additional paid-in capital                                      40,236,521
   Deferred compensation from stock options                        (4,200,000)
   Common stock to be issued                                       11,289,583
   Accumulated deficit                                            (35,875,186)
                                                                   ----------
         Total stockholders' equity                                14,000,311
                                                                   ----------
         Total liabilities and stockholders' equity              $ 23,904,003
                                                                   ==========

      The accompanying notes are an integral part of these consolidated financial statements.

                                 Appendix 1-1

                        MEDCROSS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (unaudited)




                                                  Three Months Ended             Six Months Ended
                                                      June 30,                      June 30,
                                             ----------------------------  ----------------------------
                                                 1997           1996           1997           1996
                                             -------------  -------------  -------------  -------------
Revenues:
  Telecommunications service revenue           $  2,266,492   $          -   $  4,414,825   $          -
  Health care service revenue                       582,298        582,490      1,179,555      1,174,670
  Marketing services revenue                        720,490              -        720,490              -
  Other revenue                                           -         55,338              -         72,364
                                               ------------     ----------   ------------   ------------
     Net operating revenue                        3,569,280        637,828      6,314,870      1,247,034
                                                ------------     ----------   ------------   ------------
Operating costs and expenses:
  Telecommunications network expense              4,174,708        224,302      7,065,790        322,535
  Marketing services costs                          640,739              -        640,739              -
  Selling, general and administrative             2,378,890      1,035,682      5,026,034      2,030,285
  Provision for doubtful accounts                   368,273         49,619        503,498         90,863
  Depreciation and amortization                     618,443        195,818      1,019,938        525,191
  Provision for asset valuation                           -              -        213,944              -
  Acquired in-process research
    and development                                       -              -              -      4,777,943
  Research and development                          234,246              -        345,334              -
                                               ------------     ----------   ------------   ------------
     Total operating costs and expenses           8,415,299      1,505,421     14,815,277      7,746,817
                                               ------------     ----------   ------------   ------------

Operating loss                                   (4,846,019)      (867,593)    (8,500,407)    (6,499,783)
                                               ------------     ----------   ------------   ------------
Other income (expense):
  Interest expense                                  (74,118)       (75,127)      (420,475)    (1,067,766)
  Interest and other income (expense)                57,199         (2,765)       142,114         12,762
                                               ------------     ----------   ------------   ------------
     Total other expense                            (16,919)       (77,892)      (278,361)    (1,055,004)
                                               ------------     ----------   ------------   ------------
Loss before minority interest in net loss
 of consolidated subsidiaries                    (4,862,938)      (945,485)    (8,778,768)    (7,554,787)

Minority interest in net loss  of
 consolidated subsidiaries                           20,039          2,006         29,128             63
                                               ------------     ----------   ------------   ------------

Net loss                                       $ (4,842,899)   $  (943,479)  $ (8,749,640)  $ (7,554,724)
                                               ============     ==========   ============   ============
Loss per common share after
 Preferred dividends                           $(      0.48)  $(      0.21)  $(      0.88)  $(      2.03)
                                               ============     ==========   ============   ============

Weighted average common shares outstanding       10,627,597      4,535,539     10,617,597      3,753,470
                                               ============     ==========   ============   ============

       The accompanying notes are an integral part of these consolidated financial statements.

                                 Appendix 1-2

                        MEDCROSS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (unaudited)


                                                       Six Months Ended
                                                           June 30,
                                               --------------------------------
                                                     1997             1996
                                               -----------------  -------------
Cash flows from operating activities:
  Net loss                                          $(8,749,640)   $(7,554,724)
  Adjustments to reconcile net loss to net
  cash used by operating activities:
    Depreciation and amortization                     1,019,938        525,191
    Provision for doubtful accounts                     503,498         90,863
    Imputed interest on convertible notes               320,000        945,000
    Acquired in-process research and
     development                                              -      4,777,943
    Provision for asset valuation                       213,944              -
    Amortization of deferred stock option
     compensation                                       200,000              -
    Minority interest in net loss of
     consolidated subsidiaries                          (29,128)           (63)
  Change in assets and liabilities net of
   effects from purchase of FTI:
    Accounts receivable                              (2,603,976)       (79,192)
    Inventory                                               369           (110)
    Other assets                                         91,815       (191,395)
    Other current assets                               (289,773)         2,673
    Accounts payable and accrued expenses             4,282,225        617,499
                                                   ------------   ------------
        Net cash used by operating activities        (5,040,728)      (866,315)
                                                   ------------   ------------
Cash flows from investing activities:
  Purchase of property and equipment                   (483,992)        (3,576)
  Proceeds received from maturity of
   certificate of deposit - restricted                        -         60,000
  Cash received from purchase of FTI                    435,312              -
                                                   ------------   ------------
        Net cash provided by (used in) investing
         activities                                     (48,680)        56,424
                                                   ------------   ------------
Cash flows from financing activities:
  Repayment of note payable - related party                   -       (117,832)
  Proceeds from notes payable - other                         -      1,475,000
  Repayment of notes payable - other                    (50,000)      (174,575)
  Proceeds from long-term debt                        2,000,000              -
  Repayment of long-term debt                          (117,501)       (51,751)
  Payment of capital lease obligations                  (89,431)      (286,354)
  Issuance of common stock                               22,499        306,065
  Minority interest distributions                             -        (36,865)
                                                   ------------   ------------
        Net cash provided by financing activities     1,765,567      1,113,688
                                                   ------------   ------------

Increase (decrease) in cash and cash equivalents     (3,323,841)       303,797
Cash and cash equivalents at beginning of period      4,500,227         80,157
                                                   ------------   ------------
Cash and cash equivalents at end of period           $1,176,386       $383,954
                                                   ============   ============

  The accompanying notes are an integral part of these consolidated financial statements.

                                 Appendix 1-3

                        MEDCROSS, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 1 - Financial Statements

Organization. The interim financial data are unaudited; however, in the opinion of the management of Medcross, Inc. and Subsidiaries (the "Company"), the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of (a) the results of operations for the three-month and six-month periods ended June 30, 1997 and June 30, 1996, (b) the financial position at June 30, 1997, and (c) cash flows for the six-month periods ended June 30, 1997 and June 30, 1996. The financial statements should be read in conjunction with the Company's annual report on Form 10-KSB for the year ended December 31, 1996 and its quarterly report on Form 10-QSB for the three months ended March 31, 1997.

The unaudited consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. The results of operations for the three-month and six-month periods ended June 30, 1997 are not necessarily indicative of those to be expected for the entire year.

Reclassification. Certain balances in the June 30, 1996 financial statements as amended have been reclassified to conform to the current period presentation. These changes had no effect on previously reported net loss, total assets, liabilities or stockholders' equity.

Marketing services revenue. During the second quarter of 1997 the Company launched a multi-level marketing (MLM) channel to market its telecommunication services. Marketing services revenues from the MLM channel include revenues recognized from independent representatives for training, promotional and presentation materials.

Intangibles. The Company regularly evaluates whether events or circumstances have occurred that indicate the intangible assets may not be recoverable. When factors indicate the asset may not be recoverable, the Company uses an estimate of the related undiscounted future cash flows compared to the carrying value of intangibles to determine if an impairment exists. Adjustments are made if the sum of the expected future net cash flows is less than carrying value. No such adjustments were necessary in the periods being reported on.


Note 2 - Supplemental Cash Flow Information

In February 1996, the Company acquired all of the issued and outstanding stock of I-Link Worldwide, Inc. in exchange for the issuance of an aggregate of 4,000,000 shares of common stock of the Company, of which 1,000,000 shares were held in escrow as of December 31, 1996. In June 1997, the Company became obligated to issue the remaining 1,000,000 shares of common stock (fair value of $8,875,000) from escrow.

In April and June 1996, holders of certain promissory notes issued by the Company converted $10,000 and $180,542, respectively, into 140,000 and 64,372, respectively, shares of Common Stock.

In January 1997, the Company agreed to issue 400,000 shares of common stock to acquire all of the issued and outstanding stock of Family Telecommunications Inc. ("FTI") effective January 1, 1997.

                                 Appendix 1-4

                        MEDCROSS, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 2 - Supplemental Cash Flow Information, continued

In April 1997, the Company issued warrants to purchase 175,000 shares of common stock in connection with an $821,000 litigation settlement payable.

In June 1997, the Company issued warrants to purchase 500,000 shares of common stock in connection with a $2,000,000 loan. The value of the warrants was recorded as debt issuance costs.


Note 3 - Acquisition of Subsidiaries

Family Telecommunications Incorporated. On January 13, 1997, pursuant to the terms of a Share Exchange Agreement for the acquisition of Family Telecommunications Incorporated by Medcross, Inc. effective as of January 1, 1997 (the "Exchange Agreement"), the Company acquired the outstanding stock of Family Telecommunications Incorporated, a Utah corporation ("FTI"), from the stockholders of FTI, namely Robert W. Edwards, Jr. and Jerald L. Nelson. The consideration for the transaction consists of an aggregate of 400,000 shares of the Company's common stock to be issued by the Company upon approval by the Company's shareholders of an amendment to the Articles of Incorporation authorizing an increase in the number of shares of common stock from 20 million to 50 million. The purchase price was determined upon the negotiated value of the assets and operations of FTI. The acquisition has been accounted for using the purchase method of accounting in the quarter ended March 31, 1997. FTI is an FCC licensed long-distance carrier and provider of telecommunications services.

John W. Edwards, President, a Director and Chief Executive Officer of the Company, and Robert W. Edwards, Jr., the principal shareholder of FTI, are brothers. There was no affiliation or relationship between the Company, its affiliates, officers or directors or associates of such persons and FTI or any if it's officers, directors or stockholders prior to the execution of the Exchange Agreement except as set forth herein.

The acquisition cost of $2,415,000 (representing the fair value of the 400,000 shares to be issued) was allocated to the tangible net liabilities of $135,000 (based on their fair market value) with the excess acquisition cost over fair value of assets acquired of $2,550,000 allocated to intangible assets. The intangible assets are being amortized over periods ranging between three and ten years. The fair values of assets acquired and liabilities assumed in conjunction with this acquisition were as follows:

              Current assets (including cash of $435,312)      $ 1,740,000
              Long-term assets                                   3,716,000
              Current liabilities                               (1,330,000)
              Long-term liabilities                             (1,711,000)
                                                            --------------
                  Net purchase price                           $ 2,415,000
                                                            ==============

As part of the common stock acquisition of FTI, the Company assumed current and long-term obligations in the amount of $1,991,000 as of December 31, 1996 to a long-distance provider for FTI's line costs. The note was increased approximately $700,000 for long-distance usage for January 1997. The note bears interest at 7% per annum. The note calls for payments of $50,000 per month beginning May 5, 1997 increasing to $75,000 on April 5, 1998 and $150,000 on October 5, 1998 with the balance of $1,100,000 due on April 5, 1999. Remaining principal payments under this specific note as of June 30, 1997 are as follows:

              June 30, 1998                                    $   432,000
              June 30, 1999                                      2,175,000
                                                            --------------
                   Total                                       $ 2,607,000
                                                            ==============

                                 Appendix 1-5

                        MEDCROSS, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 - Acquisition of Subsidiaries, continued

Pro forma financial information. As discussed above, the Company acquired FTI during the six months ended June 30, 1997. The acquisition was accounted for using the purchase method of accounting. The consolidated financial statements as presented include the operating results of FTI from the date of acquisition. The following unaudited pro forma information presents a summary of consolidated results of operations of the Company and FTI as if the acquisition had occurred at March 20, 1996 (date of inception of FTI), with pro forma adjustments to give effect to amortization of intangible assets.



                               Three months ended
                       ---------------------------------
                         June 30, 1997   June 30, 1996
                       ---------------- ----------------
       Revenue            $  3,569,000    $  1,200,000
       Net loss           $ (4,843,000)   $ (1,486,000)
       Loss per share     $      (0.48)   $      (0.33)


                               Six months ended
                       ---------------------------------
                         June 30, 1997   June 30, 1996
                       ---------------- ----------------
       Revenue            $  6,315,000    $  1,809,000
       Net loss           $ (8,750,000)   $ (8,096,000)
       Loss per share     $      (0.88)   $      (2.17)

MiBridge, Inc. - Subsequent Event. On June 5, 1997, the Company entered into a letter of intent with MiBridge, Inc. a New Jersey corporation ("MiBridge") pursuant to which the Company entered into negotiations to acquire all of the issued and outstanding stock of MiBridge from the principal shareholder. A final agreement was signed on August 12, 1997, with closing anticipated in the third quarter of 1997. The consideration ($8,250,000) for the transaction consisted of: (1) an aggregate of 1,000 shares of preferred stock to be issued, which preferred stock is convertible into such a number of common shares as shall equal the sum of $6,250,000 divided by $9.25 which price was the closing bid price of the Company's common stock on June 5, 1997 (the date a letter of intent was signed by the Company and MiBridge) and (2) a note payable in the amount of $2,000,000 payable in cash in quarterly installments over two years. The acquisition will be accounted for using the purchase method of accounting in the quarter ended September 30, 1997. MiBridge is the owner of patent-pending audio-conferencing technology and is a leader in creating speech-encoding and compression algorithms designed to produce superior audio quality and lower delay over low-band networks.

Management estimates that the acquisition cost of $8,250,000 (representing the fair value of the common stock into which the 1,000 shares of preferred stock (to be issued) can be converted and the $2,000,000 note payable) will be allocated to tangible net assets of approximately $355,000 (based on their estimated fair value at final closing) with the balance of $7,895,000 allocated to acquired technology ($1,450,000), acquired in-process research and development ($4,240,000), employment contracts for the assembled workforce ($600,000) and excess acquisition cost over fair value of net assets acquired ($1,605,000). These assets are being amortized over three years, with the exception of the excess acquisition cost over fair value of net assets

                                 Appendix 1-6

                        MEDCROSS, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 3 - Acquisition of Subsidiaries, continued

acquired which is being amortized over five years. The Company anticipates that the acquired in-process research and development will be expensed upon acquisition, as the research and development will not have reached technological feasibility at the closing date. Based on management's best estimate of the ultimate assets acquired and liabilities assumed at closing, the purchase price in conjunction with this acquisition will be allocated as follows:

        Current assets (including cash of $15,000)       $   453,000
        Current liabilities                                 (175,000)
        Tangible long-term assets                             77,000
        Intangible long-term assets                        3,655,000
        In-process research and development                4,240,000
                                                      --------------
        Net purchase price                               $ 8,250,000
                                                      ==============

Note 4 - Long-Term Debt

On June 6, 1997, the Company entered into a term loan agreement ("Loan Agreement") and promissory note ("Note") with Winter Harbor , LLC ("Winter Harbor") pursuant to which Winter Harbor agreed to loan to the Company the principal sum of $2,000,000 ("the Loan") for capital expenditures and working capital purposes. As further consideration for Winter Harbor's commitment to make the Loan, the Company granted to Winter Harbor a warrant ("Loan Warrant") to purchase up to five hundred thousand (500,000) shares of common stock of the Company (the "Common Stock") at a purchase price of $4.97 per share, subject to adjustment, pursuant to the terms of a Warrant Agreement between the parties. The Loan Warrant expires on March 11, 2002, and contains demand and piggyback registration rights and customary anti-dilution terms. The maturity date of the note is October 15, 1998.

The fair value of the warrants issued in connection with the Loan has been reflected as debt issuance costs of $3,815,000, which amount will be amortized over the life of the Loan. The loan balance and unamortized debt issuance costs are reflected in the financial statements as follows:

        Long-term portion of note payable to
         a long-distance provider                        $ 2,202,194
        Long-term debt - other                                22,920
        Long-term debt - Winter Harbor                     2,000,000
        Debt issuance costs                               (3,615,000)
                                                      --------------
        Long-term debt, net of debt issuance costs       $   610,114
                                                      ==============

On August 18, 1997 the Company amended the existing Note allowing for additional borrowings of up to $3,000,000. The incremental borrowings under this amendment have a maturity date of February 15, 1998. For every $1,000,000 drawn down on this extension, the Company will issue 100,000 warrants at current market price. All other provisions of this extension are the same as the Note discussed above.

                                 Appendix 1-7

                        MEDCROSS, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 5 - Imputed Interest on Convertible Notes

Simultaneous with the closing of the Company's offering of Class C Preferred Stock in September 1996, the Company issued an aggregate of $717,000 in principal amount of Convertible Promissory Notes. The Company has recorded interest expense (non-cash) of $320,000 related to these promissory notes in the three months ended March 31, 1997. The interest expense is calculated as the difference between the conversion price per common share per the promissory notes as compared to the market price for the common stock on the date the notes were issued. The interest expense was recognized over the period between the date the promissory notes were issued and the date the promissory notes could first be converted.

Note 6 - Commitments

In February 1996, the Company agreed to issue a maximum of 4,000,000 shares of common stock to acquire the common stock of I-Link Worldwide Inc. As of June 30, 1997 the Company has issued 3,000,000 shares. The remaining 1,000,000 shares are to be released upon the first to occur of the following:

     (i) The monthly revenue derived from subscribers serviced by I-Link and revenue derived from the sale of related products and/or services equals or exceeds $1,000,000; or
     (ii) The number of subscribers serviced by I-Link exceeds 100,000 one year from the date of receipt by the Company of gross proceeds equal to $4,000,000 from the sale of its securities pursuant to one or more private or public offerings.

Revenues for June 1997 were in excess of $1,000,000, and accordingly, the Company will issue the remaining 1,000,000 shares. The value of the common stock to be issued is $8,875,000 (based on the closing market price of the common stock on June 30, 1997) and has been recorded in the financial statements as an intangible asset representing excess cost over fair value of net assets acquired which is being amortized over five years.

Note 7 - Income Taxes

The Company recognized no income tax benefit for the losses generated in 1997 and 1996.

Note 8 - Loss Per Common Share After Preferred Dividends

Loss per common share is calculated as the net loss for the respective period plus cumulative preferred stock dividends not paid in the current period of $288,776 and $21,168 for the three months ended June 30, 1997 and 1996 respectively, and $577,923 and $53,322 for the six months ended June 30, 1997 and June 30, 1996, respectively, divided by the weighted average number of common shares outstanding. Options, warrants and convertible preferred stock are excluded from the calculation when their effect would be antidilutive.

In February 1997, the Financial Accounting Standards Board issued
Statement of Financial Accounting Standards No. 128, Earnings Per Share. This statement establishes standards for computing and presenting earnings per share ("EPS") and applies to entities with publicly held common stock or potential common stock. This statement simplifies the standards for computing EPS and makes them comparable to international EPS standards. This statement is effective for financial statements for both interim and annual periods ending after December 15, 1997. The Company is currently evaluating the impact of the recently issued statement and will adopt the requirements for the year ending December 31, 1997.

                                 Appendix 1-8

                        MEDCROSS, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 9 - Options and Warrants

During the first six months of 1997, the Company granted options to purchase 3,545,000 shares of common stock to employees and consultants of the Company at a price (ranging from $5.75 to $9.875) equal to the common stock price on the day of grant. During the six months ended June 30, 1997, 20,000 options were exercised to purchase common stock.

Included in the above grants, were 750,000 options granted to non-employees. The fair market value of the options was recorded as deferred compensation for stock options in the amount of $4,400,000. The deferred compensation is being amortized over the vesting period of the options (primarily three years).

Note 10 - Changes in Stockholders' Equity

During the six months ended June 30, 1997 changes in stockholders' equity were as follows:

Common stock increased by $140 related to the exercise of an option to purchase 20,000 shares of common stock (see note 9).

Additional paid-in capital increased due to the following:

* $303,251 which was associated with the balance of amortization of interest expenses associated with issuance of convertible notes at a discount in 1996.
* $821,000 which was associated with issuance of warrants in connection with a litigation settlement payable.
* $22,360 related to the exercise of an option to purchase 20,000 shares of common stock (see note 9).
* $3,815,000 related to issuance of 500,000 warrants in connection with a debt financing arrangement (see Note 4).
* $4,400,000 related to the issuance of options to non-employees (see note 9).

Common stock to be issued increased due to the following:

* $2,414,583 in relation to the acquisition of FTI. The amount has been recorded as common stock to be issued as the Company does not presently have authorized shares to issue to FTI (see note 3).
* $8,875,000 related to 1,000,000 shares of common stock to be issued in connection with the acquisition of I-Link Worldwide (see Note 6).

Deferred compensation increased by $4,200,000 (net of $200,000 amortized during the period ended June 30, 1997) related to the issuance of stock options to non-employees (see note 9).

Accumulated deficit increased by $8,749,640 which is the net loss for the first six months of 1997.

                                 Appendix 1-9

                       MEDCROSS, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 11 - Restatement of previously reported amounts


Subsequent to its original filing of form 10-QSB for the period ended June 30, 1997, the Company determined that certain amounts as reported in the consolidated financial statements included transactions relative to the acquisition of MiBridge that should not have been included in the June 30, 1997 financial statements. Although the Company had entered into a letter of intent on June 5, 1997 to acquire MiBridge, the final closing of the acquisition is not expected until late August 1997 and accordingly should be recorded in the quarter ending September 30, 1997. Therefore, the June 30, 1997 financial statements have been restated as follows.


Consolidated balance sheet:
                                                    As Originally
                                                       Reported      Adjustments     As Amended
                                                    --------------  -------------  --------------
             Assets
             ------
Cash and cash equivalents                            $  1,341,391   $   (165,005)   $  1,176,386
Accounts receivable                                     4,291,492       (355,000)      3,936,492
Other current assets                                      199,574           (500)        199,074
Property and equipment, net                             4,213,133        (50,175)      4,162,958
Intangible assets, net                                 15,381,165     (3,780,751)     11,600,414


     Liabilities and Stockholders' Equity
     ------------------------------------
Accounts payable and accrued expenses                   7,322,627       (159,551)      7,163,076
Current portion of long-term debt -- related party      1,043,554     (1,000,000)         43,554
Long-term debt -- related party                         1,000,000     (1,000,000)              -
Preferred stock to be issued                            6,250,000     (6,250,000)              -
Accumulated deficit                                   (39,933,306)     4,058,120     (35,875,186)


Consolidated statement of operations for the six-month period ended June 30, 1997:

Selling, general and administrative                     5,093,935        (67,901)      5,026,034
Depreciation and amortization                           1,089,348        (69,410)      1,019,938
Acquired in-process research and development            3,920,000     (3,920,000)              -
Research and development                                  346,143           (809)        345,334

Net loss                                              (12,807,760)     4,058,120      (8,749,640)

Loss per share                                              (1.26)          0.38           (0.88)


Consolidated statement of operations for the three-month period ended June 30, 1997:

Selling, general and administrative                     2,446,791        (67,901)      2,378,890
Depreciation and amortization                             687,853        (69,410)        618,443
Acquired in-process research and development            3,920,000     (3,920,000)              -
Research and development                                  235,055           (809)        234,246

Net loss                                               (8,901,019)     4,058,120      (4,842,899)

Loss per share                                              (0.86)          0.38           (0.48)


                                 Appendix 1-10

                                                                      APPENDIX 2
                                                                      ----------








                    FAMILY TELECOMMUNICATIONS, INCORPORATED

                                    ------

                      Financial Statements for the period
                  from the Date of Inception (March 20, 1996)
                             to December 31, 1996

                       Report of Independent Accountants
                       ---------------------------------


To the Shareholders of
Family Telecommunications, Incorporated:

We have audited the balance sheet of Family Telecommunications, Incorporated as of December 31, 1996, and the related statements of operations and cash flows for the period from the date of inception (March 20, 1996) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Family Telecommunications, Incorporated as of December 31, 1996, and the results of its operations and its cash flows for the period from the date of inception (March 20, 1996) to December 31, 1996 in conformity with generally accepted accounting principles.


/s/ COOPERS & LYBRAND L.L.P.

Salt Lake City, Utah
March 11, 1997


                                 Appendix 2-1

                    FAMILY TELECOMMUNICATIONS, INCORPORATED

                                 BALANCE SHEET
                            as of December 31, 1996

     ASSETS

Current assets:
   Cash and cash equivalents                                                         $   435,312
   Accounts receivable (net of allowance for doubtful accounts of $781,787)            1,252,974
   Accounts receivable - related party                                                    30,726
   Other current assets                                                                   20,696
                                                                                     -----------
           Total current assets                                                        1,739,708
                                                                                     -----------
Furniture and equipment:
   Communications equipment                                                            1,004,121
   Office furniture and equipment                                                        218,558
                                                                                     -----------
                                                                                       1,222,679
   Less accumulated depreciation                                                        (150,261)
                                                                                     -----------
           Total furniture and equipment, net                                          1,072,418

Deposits                                                                                  28,491
                                                                                     -----------
           Total assets                                                              $ 2,840,617
                                                                                     ===========

     LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
   Accounts payable                                                                  $   139,579
   Accrued liabilities                                                                   322,778
   Accrued wages - officers                                                              144,000
   Advances from related party                                                           120,000
   Settlement payable to marketing group                                                 200,000
   Notes payable                                                                         124,000
   Long-term debt - current portion                                                      280,000
                                                                                     -----------
           Total current liabilities                                                   1,330,357

Long-term debt                                                                         1,711,216
                                                                                     -----------
           Total liabilities                                                           3,041,573
                                                                                     -----------
Commitments and contingencies (Note 7)

Stockholders' deficit:

    Common stock, $.001 par value, 10,000 shares authorized,
       4,000 issued and outstanding                                                            4
    Additional paid-in capital                                                         1,036,915
    Accumulated deficit                                                               (1,237,875)
                                                                                     -----------
           Total stockholders' deficit                                                  (200,956)
                                                                                     -----------
           Total liabilities and stockholders' deficit                               $ 2,840,617
                                                                                     ===========

   The accompanying notes are an integral part of the financial statements

                                 Appendix 2-2

                    FAMILY TELECOMMUNICATIONS, INCORPORATED

                            STATEMENT OF OPERATIONS
      For the period from March 20, 1996 (inception) to December 31, 1996


Revenues:
 Long distance service revenues                                     $ 3,880,457
                                                                    -----------
Operating expenses:
 Line costs                                                           2,841,860
 Commissions                                                            460,030
 Selling, general and administrative                                  1,352,732
 Depreciation and amortization                                          150,261
 Research and development                                                79,609
 Bad debt expense                                                       784,537
                                                                    -----------
   Total operating expenses                                           5,669,029
                                                                    -----------

   Operating loss                                                    (1,788,572)
                                                                    -----------

Other income (expense):
 Income from sales of communications hardware to a related
  party, (net of  $1,137,828 costs of goods sold)                       585,541
 Interest income                                                          2,109
 Interest expense                                                        (7,524)
 Other expense                                                          (29,429)
                                                                    -----------
   Total other income, net                                              550,697
                                                                    -----------

Net loss                                                            $(1,237,875)
                                                                    ===========




   The accompanying notes are an integral part of the financial statements

                                 Appendix 2-3

                    FAMILY TELECOMMUNICATIONS, INCORPORATED

                            STATEMENT OF CASH FLOWS
      For the period from March 20, 1996 (inception) to December 31, 1996


Cash flows from operating activities:
 Net loss                                                           $(1,237,875)
 Adjustments to reconcile net loss to net cash
  used in operating activities:
   Depreciation and amortization                                        150,261
   Provision for losses on accounts receivable                          784,537
   Increase (decrease) from changes in:
      Receivables                                                    (2,068,237)
      Other current assets                                              (20,696)
      Deposits                                                          (28,491)
      Accounts payable and accrued liabilities                        2,440,577
      Accrued wages - officers                                          144,000
      Settlement payable to marketing group                             200,000
                                                                    -----------
        Net cash used in operating activities                           364,076
                                                                    -----------

Cash flows from investing activities:
    Additions to furniture and equipment                               (112,764)
                                                                    -----------
        Net cash used in investing activities                          (112,764)
                                                                    -----------

Cash flows from financing activities:
    Proceeds from short term notes payable                              104,000
    Payments on short term notes payable                                (40,000)
    Advances from related party                                         120,000
                                                                    -----------
        Net cash provided by financing activities                       184,000
                                                                    -----------
Increase in cash and cash equivalents                                   435,312

Cash and cash equivalents at beginning of year                                0
                                                                    -----------

Cash and cash equivalents at end of year                            $   435,312
                                                                    ===========
Supplemental disclosure of cash flow information:
      Cash paid during the year for interest                        $     3,200
                                                                    ===========

Non-cash transactions:
      Contribution of equipment and furniture by shareholders
        in exchange for stock of the company                        $ 1,036,919
      Additions to furniture and equipment financed
        with trade accounts payable                                 $    13,000
      Additions to furniture and equipment financed
        with short-term note payable                                $    60,000



   The accompanying notes are an integral part of the financial statements

                                 Appendix 2-4

                    FAMILY TELECOMMUNICATIONS, INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS

                                   --------


1.   THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES:
     -----------------------------------------------

     Organization
     ------------

     Family Telecommunications, Incorporated (the Company), a Utah corporation, began operations on March 20, 1996. The Company provides long-distance telephone services including 1-plus long distance service, toll free services (800/888), worldwide calling card service, worldwide prepaid phone card service, long distance cellular phone service, data line service and T-span service. Through its Carrier Agreement with MCI Telecommunications Corporation, the Company provides long-distance service in the 48 continental states. The Company is a switchless reseller (having no equipment) in all states but Arizona where the Company provides service through its own switches. This allows the Company to offer additional services in its home state and surrounding states and other customized services to its entire customer base.

     The following is a summary of significant accounting policies followed by the Company:

     Cash and Cash Equivalents
     -------------------------

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents consist primarily of money market accounts that are readily convertible to cash.

     Furniture and Equipment
     -----------------------

     Furniture and equipment are stated at cost. Depreciation is provided for financial reporting purposes using the straight-line method over the following estimated useful lives:

          Telecommunications equipment                        5-7
          Office equipment and furniture                      3-7

     Maintenance and repairs, which are not considered betterments and do not extend the useful life of assets, are charged to expense as incurred. The cost and related accumulated depreciation of assets sold or retired are removed from the accounts, and any resulting gain or loss is reflected in results of operations.



                                   Continued

                                 Appendix 2-5

                    FAMILY TELECOMMUNICATIONS, INCORPORATED

                                   --------


1.   THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES, Continued:
     -----------------------------------------------

     Research and Development
     ------------------------

     Company-sponsored research and development costs related to both present and future products are expensed currently.

     Income Taxes
     ------------

     The Company has elected to be taxed as a U.S. small business corporation exempt from income taxes under Sub-Chapter S of the Internal Revenue Code.

     Accordingly, the Company's shareholders are responsible for federal and state income taxes on their respective portions of the Company's earnings.

     Concentration of Credit Risk
     ----------------------------

     Financial instruments that potentially subject the Company to concentration of credit risk are primarily accounts receivable. In 1996 the Company generated approximately 89% of its long-distance revenues from one marketing group, although collections are made from each member of the group. The Company performs credit evaluations of its large customers but generally does not require collateral to support customer receivables.

     The majority of the Company's cash and cash equivalents are held by three financial institutions in Phoenix, Arizona. The Company has $175,000 which exceeds the FDIC insurance limits.

     Estimates
     ---------

     Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



                                   Continued

                                 Appendix 2-6

                    FAMILY TELECOMMUNICATIONS, INCORPORATED

                                   --------


2.   ALLOWANCE FOR DOUBTFUL ACCOUNTS RECEIVABLE:
     ------------------------------------------

     The Company has estimated an allowance for doubtful accounts receivable in the amount of $781,787 as of December 31, 1996. Management's estimate takes into consideration current market conditions and the limited collection experience of the Company since inception. Actual write-offs of uncollectible accounts may differ from amounts estimated.


3.   SETTLEMENT PAYABLE TO MARKETING GROUP:
     -------------------------------------

     The Company entered into an agreement during 1996 with a marketing group wherein the group was to share in fees and profits related to telephone usage by the group's members, net of commissions paid to the members. In connection with this agreement, certain disagreements between the Company and the marketing group existed at year end. Subsequent to December 31, 1996, the Company entered into a settlement agreement with the marketing group, wherein the Company agreed to pay the marketing group $200,000 to satisfy all liabilities to the group under the original agreement.


4.   NOTES PAYABLE:
     -------------

     As of December 31, 1996, the Company has $124,000 in short-term notes payable to various banks and individuals which are due in 1997. Two notes totaling $100,000 are collateralized by some of the Company's furniture and equipment and bear interest at rates ranging from 8 to 11.5 percent.


5.   RELATED PARTY TRANSACTIONS:
     --------------------------

     The Company's principal shareholder, is a brother of the president of I-Link Worldwide, Inc. ("I-Link") a subsidiary of Medcross, Inc. During the period from March 20, 1996 (inception) to December 31, 1996, the Company rendered long distance services and sold switching equipment to I-Link. Revenues and expenses relating to these transactions are as follows:

        Long distance revenues                               $     5,026
        Revenues from sale of switching equipment            $ 1,723,369
        Cost of switching equipment sold                     $ 1,137,828


                                   Continued

                                 Appendix 2-7

                    FAMILY TELECOMMUNICATIONS, INCORPORATED

                                   --------


5.   RELATED PARTY TRANSACTIONS, Continued:
     --------------------------

     As of December 31, 1996 the Company had a receivable from I-Link for services in the amount of $30,726 and an advance in the amount of $120,000 from I-Link for services to be rendered by the Company for I-Link subsequent to year-end.

     Subsequent to December 31, 1996, the Company entered into a share exchange agreement for the acquisition of the Company by Medcross, Inc. (See Note
     8 - Subsequent Events)


6.   COMMON STOCK AND ADDITIONAL PAID-IN CAPITAL:
     -------------------------------------------

     At the inception of the Company, owners contributed assets valued at $1,036,919 in exchange for 4,000 shares of the Company's common stock. The contributed assets consisted primarily of telephone switching equipment and office equipment. The value of the stock issued for the contributed assets and the assets themselves were valued based on the fair market value of the contributed assets at the date of contribution as there is no active trading market in the stock of the Company.

7.   COMMITMENTS AND CONTINGENCIES:
     -----------------------------

     Leases
     ------

     The Company leases office space under non-cancelable operating leases. Rental expense for 1996 was $73,000. The leases grant a security interest in substantially all of the Company's furniture and equipment during the term of the lease. Future minimum lease payments under these leases are as follows:

          1997                                          $ 109,000
          1998                                            113,000
          1999                                            119,000
          2000                                             93,000
          2001                                             35,000
                                                         --------

                                                        $ 469,000
                                                         ========


                                   Continued

                                 Appendix 2-8

                    FAMILY TELECOMMUNICATIONS, INCORPORATED

                                   --------


7.   COMMITMENTS AND CONTINGENCIES, Continued:
     -----------------------------

     Employment Agreements
     ---------------------

     The Company has employment agreements with six employees of the Company providing for a salary continuation (usually five years) in the event of termination for reasons other than cause. As of December 31, 1996, if all of the employees under contract were to be terminated by the Company without cause under these contracts, the Company's total future payments to these employees would be approximately $1,400,000.


8.   SUBSEQUENT EVENTS:
     -----------------

     Restructuring of Account Payable into Long-Term Debt
     ----------------------------------------------------

     As of December 31, 1996 the Company had an account payable in the amount of $1,991,216 to a long distance provider for the Company's line costs. Subsequent to year-end the Company entered into an agreement wherein the $1,991,216 payable and the Company's line charge for January 1997 of approximately $700,000 were converted to a long-term note payable with interest payable at 7%. No interest will be charged until May 5, 1997. The note calls for payments of $50,000 per month beginning May 5, 1997 increasing to $75,000 on April 5, 1998 and $150,000 on October 5, 1998 with a balloon payment of $1,100,000 due on April 5, 1999. Principal payments under the note will be as follows:

        December 31
        -----------
           1997                                            $   280,000
           1998                                                901,000
           1999                                              1,519,000
                                                            ----------

                                                           $ 2,700,000
                                                            ==========


                                   Continued

                                 Appendix 2-9

                    FAMILY TELECOMMUNICATIONS INCORPORATED

                                   --------


8.   SUBSEQUENT EVENTS, Continued:
     -----------------

     Restructuring of Account Payable into Long-Term Debt, Continued
     ----------------------------------------------------

     Under terms of this agreement, the Company is also obligated to make payments on current usage in the amount of $600,000 for February 1997 usage (with a true-up payment 30 days after receipt of the February invoice) and weekly payments for subsequent months current usage in the amount of $125,000 for March and April 1997 and $150,000 for May 1997 and subsequent usage periods. True-up payments for each month will be 30 days after receipt of the respective month's invoice. If usage increases or decreases more than 20% in any weekly or monthly period, the weekly payment will be adjusted consistent with that usage.

     Acquisition of the Company by Medcross, Inc.
     -------------------------------------------

     Subsequent to year-end and effective January 1, 1997, the Company entered into a share exchange agreement (the "agreement") with Medcross, Inc. (Medcross). Under the agreement, Medcross will acquire 100% of the Company's outstanding shares of common stock in exchange for 400,000 shares of common stock of I-Link subject to certain contingencies, approval by Medcross shareholders at Medcross' next Shareholders' meeting of an amendment to Medcross' Articles of Incorporation increasing the number of authorized common shares of Medcross and entering into employment contracts with Robert Edwards and Jerry Nelson.



                                 Appendix 2-10

                              MEDCROSS, INC. AND
                  FAMILY TELECOMMUNICATIONS INCORPORATED (FTI)
                       PRO FORMA COMBINED BALANCE SHEET
                            As of December 31, 1996
                                  (Unaudited)

                                                                                                    Pro Forma
                                                                   Medcross, Inc.       FTI         Adjustment        Pro Forma
                                                                   --------------   -----------   ---------------   ------------
 ASSETS
Current assets:
 Cash and cash equivalents                                           $  4,500,227   $   435,312                     $ 4,935,539
 Accounts receivable less allowances of $1,433,806                        780,907     1,283,700   $(120,000) (D)      1,944,607
 Inventory less allowances of $260,033                                    557,036             -                         557,036
 Certificate of deposit - restricted                                      208,500             -                         208,500
 Prepaid expenses                                                          47,472             -                          47,472
 Other current assets                                                      11,411        20,696                          32,107
                                                                      -----------    ----------                      ----------
   Total current assets                                                 6,105,553     1,739,708                       7,725,261
                                                                      -----------    ----------                      ----------
Property and equipment
 Office furniture, equipment and leasehold improvements                   388,191       218,558                         606,749
 Network services furniture and equipment                               2,110,996     1,004,121     (84,725) (B)      3,030,392
 Medical equipment and vehicles                                         2,975,701             -                       2,975,701
                                                                      -----------    ----------                      ----------
                                                                        5,474,888     1,222,679                       6,612,842
 Less accumulated depreciation                                         (2,618,252)     (150,261)    150,261  (B)     (2,618,252)
                                                                      -----------    ----------                      ----------
   Net property and equipment                                           2,856,636     1,072,418                       3,994,590
                                                                      -----------    ----------                      ----------

Other assets:
 Intangible assets, net                                                   486,028             -   2,550,003  (A)      3,036,031
 Certificate of deposit - restricted                                    1,761,312             -                       1,761,312
 Other assets                                                             224,301        28,491                         252,792
                                                                      -----------    ----------                      ----------
  Total other assets                                                    2,471,641        28,491                       5,050,135
                                                                      -----------    ----------                      ----------

   Total assets                                                      $ 11,433,830   $ 2,840,617                    $ 16,769,986
                                                                      ===========    ==========                     ===========

 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable and accrued expenses                               $  2,379,451    $  926,357   $(120,000) (D)   $  3,185,808
 Accrued litigation settlement                                            821,000             -                         821,000
 Notes payable                                                          1,095,000       124,000                       1,219,000
 Current portion of long-term debt                                         43,554       280,000                         323,554
 Current obligations under capital lease                                  187,047             -                         187,047
                                                                     ------------   -----------                     -----------
   Total current liabilities                                            4,526,052     1,330,357                       5,736,409

Long-term debt                                                             44,128     1,711,216                       1,755,344
Capital lease obligation                                                  236,705             -                         236,705
Minority interest in consolidated subsidiaries                            328,328             -                         328,328
                                                                     ------------   -----------                     -----------
 Total liabilities                                                      5,135,213     3,041,573                       8,056,786
                                                                     ------------   -----------                     -----------
Commitments and contingencies

Stockholders' equity:
 Preferred stock                                                        2,475,000             -                       2,475,000
 Common stock                                                              74,253             4       2,796  (A,C)       77,053
 Additional paid-in capital                                            30,874,910     1,036,915   1,374,868  (A,C)   33,286,693
 Accumulated deficit                                                  (27,125,546)   (1,237,875)  1,237,875    (C)  (27,125,546)
                                                                     ------------   -----------                     -----------
   Total stockholders' equity                                           6,298,617      (200,956)                      8,713,200
                                                                     ------------   -----------                     -----------

   Total liabilities and stockholders' equity                        $ 11,433,830   $ 2,840,617                    $ 16,769,986
                                                                      ===========    ==========                     ===========

        See notes to unaudited pro forma combined financial statements.

                                 Appendix 2-11

                              MEDCROSS, INC. AND
                 FAMILY TELECOMMUNICATIONS INCORPORATED (FTI)
                  PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     for the year ended December 31, 1996
                                  (Unaudited)

                                                                                                      Pro Forma
                                                                   Medcross, Inc.       FTI          Adjustment       Pro Forma
                                                                   --------------   -----------   ---------------   ------------
Revenues:
 Health care service revenue, net                                    $  2,212,544   $         -   $         -       $  2,212,544
 Network service revenue                                                  170,532             -             -            170,532
 Long distance service revenues                                                 -     3,880,457        (5,026) (D)     3,875,431
                                                                      -----------    ----------    ----------        -----------
   Net operating revenue                                                2,383,076     3,880,457                        6,258,507
                                                                      -----------    ----------                      -----------

Operating costs and expenses:
 Line costs                                                                     -     2,841,860                        2,841,860
 Commissions                                                                    -       460,030                          460,030
 Salaries and benefits                                                  1,825,138       854,609        (5,026) (D)     2,674,721
 Selling, general and administrative                                    2,863,963       498,123                        3,362,086
 Communications network expenses                                        1,120,779             -                        1,120,779
 Depreciation and amortization                                          1,094,004       150,261       272,600  (E)     1,516,865
 Provision for inventory valuation                                        260,033             -                          260,033
 Repairs and maintenance                                                  288,662             -                          288,662
 Provision for doubtful accounts                                          197,565       784,537                          982,102
 Research and development                                                 347,504        79,609                          427,113
 Acquired in-process research and development expense                  14,577,942             -                       14,577,942
                                                                      -----------    ----------                      -----------
   Total operating costs and expenses                                  22,575,590     5,669,029                       28,512,193
                                                                      ===========    ==========                      ===========

Operating loss                                                        (20,192,514)   (1,788,572)                     (22,253,686)
                                                                      -----------    ----------                      -----------
Other income (expense):
 Sales of equipment                                                             -       585,541      (585,541) (D)             -
 Interest expense                                                      (2,191,629)       (7,524)                      (2,199,153)
 Interest income                                                          147,322         2,109                          149,431
 Equity in net income (loss) of
   unconsolidated subsidiaries                                             (3,211)            -                           (3,211)
 Litigation settlement expense                                           (821,000)            -                         (821,000)
 Other                                                                     (8,108)      (29,429)                         (37,537)
                                                                     ------------   -----------                      -----------
   Total other expense                                                 (2,876,626)      550,697                       (2,911,470)
                                                                     ------------   -----------                      -----------

Loss before minority interest in loss of
 consolidated subsidiaries                                            (23,069,140)   (1,237,875)                     (25,165,156)

Minority interest in income of consolidated subsidiaries                    4,900             -                            4,900
                                                                      -----------    ----------                      -----------

Net loss                                                             $(23,064,240)  $(1,237,875)                    $(25,160,256)
                                                                      ===========    ==========                      ===========

Net loss per common share after preferred dividends                        $(6.53)                                        $(6.55)
                                                                            =====                                          =====

        See notes to unaudited pro forma combined financial statements.

                                 Appendix 2-12

                              MEDCROSS, INC. AND
                 FAMILY TELECOMMUNICATIONS INCORPORATED (FTI)
             NOTES TO THE PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (Unaudited)

NOTE 1 - Basis of Preparation:

The unaudited pro forma combined balance sheet as of December 31, 1996 and the unaudited pro forma combined statements of operations for the year ended December 31, 1996 give effect to the acquisition of 100% of the outstanding common stock of Family Telecommunications Incorporated (FTI) by Medcross, Inc. (the "Company") as if the acquisition, accounted for under the purchase method of accounting, had occurred on the balance sheet date with respect to the balance sheet and on March 20, 1996 (date of inception of FTI) with respect to the statement of operations.

The pro forma financial statements have been prepared based upon the financial statements of the Company and FTI as of and for the year ended December 31, 1996. These pro forma financial statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. The pro forma adjustments are based upon certain estimates which may change as additional information becomes available. The pro forma financial statements should be read in conjunction with the audited financial statements for the Company and FTI.

NOTE 2 - Pro forma Adjustments:

The pro forma adjustments reflected in the pro forma financial statements are summarized in items A to E below:

     A. Pro forma adjustment reflects the purchase of all of the outstanding common stock of FTI by the Company in return for the issuance of 400,000 shares of common stock of the Company to the stockholders of
         FTI:

              Common stock  (400,000 shares
                issued at $.007 par value with a
                market value of $6.03 per share)                      $    2,800

              Additional paid-in capital                               2,411,783
                                                                       ---------
              Purchase price                                           2,414,583

              Net liabilities assumed                                    135,420
                                                                       ---------
              Excess (allocated to intangible assets and goodwill)    $2,550,003
                                                                       =========

         Allocation of the excess purchase price to intangible assets is as follows: goodwill ($1,490,003), customer list ($520,000), and carrier identification code and tariff registration status ($540,000). Amortization lives of these intangible assets will be 10 years for goodwill and carrier identification code and tariff registration status and 3 years for the customer list. The allocation of excess purchase price to these intangible assets is subject to final revisions which may be material and if material then the amounts allocated to the intangible assets, specifically goodwill, may be revised.

     B. Pro forma adjustments to reflect the effect of purchase price allocation adjustments to property and equipment.

     C. Pro forma adjustments to remove FTI stockholders' equity accounts as of December 31, 1996 as part of the purchase price allocation process.

                                 Appendix 2-13

     D. Removal of the following intercompany transactions occurring during 1996:

         .  intercompany accounts receivable and payables ($120,000)
         .  intercompany sales of long distance service ($5,026)
         . profit on intercompany sale of equipment resulting in gain to FTI ($585,541)

     E. Pro forma adjustments to record amortization of intangible assets (see item A above) and adjustment to depreciation of property and equipment due to change in value as a result of purchase price allocations (see item B above).

                                 Appendix 2-14

                                                                      APPENDIX 3







                                MiBridge, Inc.


                                -------------

               Financial Statements as of December 31, 1996 and
                 June 30, 1997 (unaudited) and for the period
                    from inception (March 18, 1996) through
                     December 31, 1996 and the six months
                        ended June 30, 1997 (unaudited)

                       Report of Independent Accountants
                       ---------------------------------


To the Stockholder of
MiBridge, Inc.:

We have audited the balance sheet of Mibridge, Inc. as of December 31, 1996, and the related statements of operations, changes in stockholder's equity and cash flows for the period from the date of inception (March 18, 1996) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MiBridge, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the period from the date of inception (March 18, 1996) to December 31, 1996 in conformity with generally accepted accounting principles.



Coopers & Lybrand L.L.P.

Salt Lake City, Utah
August 6, 1997

                                 Appendix 3-1

                                MIBRIDGE, INC.

                                BALANCE SHEETS


                                                           (unaudited)
                                                             June 30,     December 31,
        ASSETS                                                 1997          1996
                                                               ----          ----
Current assets:
  Cash                                                       $ 165,005      $  25,581
  Accounts receivable                                           15,000         30,000
  Costs and estimated earnings in excess of billing
   on uncompleted contracts                                    340,000        248,500
  Inventory                                                          -         20,644
  Prepaid expenses                                                   -         94,520
  Deferred income taxes                                              -          7,443
                                                           ------------   ------------
      Total current assets                                     520,005        426,688
                                                           ------------   ------------
Furniture and equipment:
  Equipment                                                     64,811         54,119
  Office furniture                                               4,115          3,026
  Less accumulated depreciation                                (18,751)        (8,411)
                                                           ------------   ------------
      Total furniture and equipment                             50,175         48,734
                                                           ------------   ------------
Capitalized software development costs, net                     17,693          7,433
Intangible assets                                                6,750          6,750
Other assets                                                     3,100          2,125
                                                           ------------   ------------
      Total assets                                           $ 597,723      $ 491,730
                                                           ============   ============

        LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable                                           $       -      $   2,499
  Accrued liabilities                                           39,883         20,852
  Accrued director's fee payable                                     -         49,000
  Deferred revenue                                              27,500          5,000
  Income taxes payable                                          64,168        133,628
                                                           ------------   ------------
      Total current liabilities                                131,551        210,979

Deferred income taxes                                           11,952          9,696
                                                           ------------   ------------
      Total liabilities                                        143,503        220,675
                                                           ------------   ------------

Commitments and contingencies (Note 6)

Stockholder's equity:
  Common stock, no par value, authorized 10,000,000
   shares, issued and outstanding 6,000,000 shares               1,000          1,000
  Additional paid-in-capital                                   325,000        300,000
  Deferred compensation                                              -       (244,445)
  Retained earnings                                            128,220        214,500
                                                           ------------   ------------
      Total stockholder's equity                               454,220        271,055
                                                           ------------   ------------
      Total liabilities and stockholder's equity             $ 597,723      $ 491,730
                                                           ============   ============

The accompanying notes are an integral part of these financial statements

                                 Appendix 3-2

                                MIBRIDGE, INC.

                           STATEMENTS OF OPERATIONS
    For the period from inception (March 18, 1996) to December 31, 1996 and for the six months ended June 30, 1997 (unaudited)

                                                     (unaudited)
                                                       June 30,     December 31,
                                                         1997           1996
                                                         ----           ----

Revenues:
   Software sales and consulting                        $255,799       $290,700
   Software development                                  241,500        528,500
                                                     ------------   ------------
      Total revenues                                     497,299        819,200
                                                     ------------   ------------

Cost of sales:
   Software sales and consulting                         189,020        148,812
   Software development                                  184,987        102,042
                                                     ------------   ------------
      Cost of sales                                      374,007        250,854
                                                     ------------   ------------

      Gross Margin                                       123,292        568,346

Operating expenses:
   Selling, general and administrative                   252,027        200,726
   Depreciation and amortization                          15,072         10,039
                                                     ------------   ------------
      Total operating expenses                           267,099        210,765
                                                     ------------   ------------

Net income (loss) before income taxes                   (143,807)       357,581

Income tax (provision) benefit                            57,527       (143,081)
                                                     ------------   ------------

Net income (loss)                                       $(86,280)      $214,500
                                                     ============   ============

   The accompanying notes are an integral part of these financial statements

                                 Appendix 3-3

                                MIBRIDGE, INC.

                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
    For the period from inception (March 18, 1996) to December 31, 1996 and for the six months ended June 30, 1997 (unaudited)

                                      Common Stock                                                               Total
                                      ------------             Additional       Deferred        Retained      Stockholder's
                                  Shares        Amount      Paid-in Capital   Compensation      Earnings         Equity
                                  ------        ------      ---------------   ------------      --------         ------

Balance at March 18, 1996
(inception)

Original shares issued           6,000,000        $1,000        $      -        $       -        $      -        $  1,000
Stock options granted
     on issued shares                    -             -         300,000         (300,000)              -               -
Amortization of deferred
     compensation                        -             -               -           55,555               -          55,555
Net income                               -             -               -                -         214,500         214,500
                               --------------------------------------------------------------------------------------------

Balance at December 31, 1996     6,000,000         1,000         300,000         (244,445)        214,500         271,055

Stock options granted
     on issued shares                    -             -          25,000          (25,000)              -               -
Amortization of deferred
     compensation                        -             -               -          269,445               -         269,445
Net loss                                                                                          (86,280)        (86,280)
                               --------------------------------------------------------------------------------------------

Balance at June 30, 1997
(unaudited)                      6,000,000        $1,000        $325,000        $       -        $128,220        $454,220
                               ============================================================================================

   The accompanying notes are an integral part of these financial statements

                                 Appendix 3-4

                                MIBRIDGE, INC.


                           STATEMENTS OF CASH FLOWS
    For the period from March 18, 1996 (inception) to December 31, 1996 and for the six month period ending June 30, 1997 (unaudited)

                                   --------


                                                    (unaudited)
                                                     June 30,    December 31,
                                                       1997          1996
                                                       ----          ----

Cash flows from operating activities:
  Net income (loss)                                  $ (86,280)     $ 214,500
  Adjustments to reconcile net income
    to net cash
    Provided in operating activities:
    Depreciation and amortization                       15,072         10,039
    Amortization of deferred compensation              269,445         55,555
    Deferred taxes                                       9,699          2,253
  Increase (decrease) from changes in:
    Accounts receivable                                 15,000        (30,000)
    Costs and estimated earnings in excess
      of billings on uncompleted contracts             (91,500)      (248,500)
    Inventory                                           20,644        (20,644)
    Prepaid expenses                                    94,520        (94,520)
    Other assets                                          (975)        (2,125)
    Accounts payable                                    (2,499)         2,499
    Accrued liabilities and other payables             (76,929)       208,480
                                                     ---------      ---------
      Net cash provided by operating activities        166,197         97,537
                                                     ---------      ---------
Cash flows from investing activities:
  Additions to furniture and equipment                 (11,781)       (57,145)
  Capitalized software development costs               (14,992)        (9,061)
  Additions to intangible assets                             -         (6,750)
                                                     ---------      ---------
      Net cash used in investing activities            (26,773)       (72,956)
                                                     ---------      ---------
Cash flows from financing activities:
  Proceeds from shareholder advance                          -         62,000
  Repayment of shareholder advance                           -        (62,000)
  Common stock issued                                        -          1,000
                                                     ---------      ---------
      Net cash provided by financing activities              -          1,000
                                                     ---------      ---------
Increase in cash                                       139,424         25,581

Cash at beginning of period                             25,581              -
                                                     ---------      ---------
Cash at end of period                                $ 165,005      $  25,581
                                                     =========      =========


Supplemental disclosure of cash flow information:
  Cash paid during the period for income taxes       $       -      $   7,200
                                                     =========      =========

   The accompanying notes are an integral part of these financial statements

                                 Appendix 3-5

                                MIBRIDGE, INC.


                         NOTES TO FINANCIAL STATEMENTS

                                   --------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
   ------------------------------------------

   Business Information
   --------------------

   MiBridge, Inc. (the Company), a New Jersey corporation, began operations on March 18, 1996. The Company develops communications software that supports multimedia communications (voice, fax and audio) over the public switched telephone network (PSTN), local area networks (LANs) and the Internet. The Company creates speech encoding and compression algorithms designed to produce superior audio quality and lower delay over low-bandwidth networks.

   The interim financial data as of June 30, 1997 and for the six-month period then ended are unaudited; however, in the opinion of management of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations, financial position and cash flows of the Company.

   Inventories
   -----------

   Inventory consists of computer boards held for resale and is valued at the lower of actual cost or market. Cost is determined by specific identification of each unit.

   Furniture and Equipment
   -----------------------

   Furniture and equipment are stated at cost. Depreciation is provided for financial reporting purposes using the straight-line method over the following estimated useful lives:

       Office equipment                               3 years
       Furniture                                      5 years

   Maintenance and repairs, which are not considered betterments and do not extend the useful life of assets, are charged to expense as incurred. The cost and related accumulated depreciation of assets sold or retired are removed from the accounts, and any resulting gain or loss is reflected in results of operations.

   Intangible Assets
   -----------------

   Intangible assets include certain legal expenditures for patent filing fees relating to proprietary techniques developed by the Company. The patents are pending; therefore, no amortization of patent filing fees is reflected in the financial statements.

                                   Continued

                                 Appendix 3-6

                                MIBRIDGE, INC.

                                    ------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued:
   ------------------------------------------

   Revenue Recognition
   -------------------

   Revenues are generally recognized as products are shipped or services are performed. Initial software royalties are recognized upon delivery of the master copy, as the Company is not required to provide any additional services. As minimum software usage levels are exceeded by the customer, the Company will receive additional royalties based on a per port usage.

   Most software is sold with maintenance contracts that cover periods from one to twelve months. Revenue related to these contracts is deferred and recognized on a straight-line basis over the term of the maintenance agreement.

   Certain development projects are jointly funded by a customer. Revenues on these long-term funded development contracts are recognized under the percentage of completion method of accounting and are measured based upon the level of effort expended on the project, compared to total billings allowed by the contract. Estimated contract earnings are reviewed and revised periodically as the work progresses. Estimated losses are charged against earnings in the period in which such losses are identified. In exchange for its participation in funding the project, the customer will receive joint marketing rights and a portion of future revenues from the sale of the developed technology based on a revenue sharing agreement. The amount of future revenues to be received by the customer party ranges between 20 and 55 percent and depends upon who markets the product and the terms of the specific contract. As of December 31, 1996, there were no sales of jointly developed products.

   Software Development Costs
   --------------------------

   The Company capitalizes software development costs when the project reaches technological feasibility. Research and development costs related to software development that has not reached technological feasibility are expensed as incurred. Capitalized software development costs are amortized at the greater of the straight-line method over the expected life of the product (maximum three year period) or the ratio of current revenues for a product to the total of current and anticipated future revenues. Capitalized software development costs were $7,433 at December 31, 1996, net of accumulated amortization of $1,628.

                                   Continued

                                 Appendix 3-7

                                MIBRIDGE, INC.

                                   --------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued:
   ------------------------------------------

   Income Taxes
   ------------

   The Company records deferred taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". The Statement requires recognition of deferred tax assets and liabilities for the temporary differences between the tax bases of assets and liabilities and the amounts at which they are carried in the financial statements based upon the enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to amounts expected to be realized.

   Concentration of Credit Risk
   ----------------------------

   All of the Company's cash is held by one financial institution in New Jersey. The Company has approximately $54,000 that exceeds the FDIC insurance limits at December 31, 1996.

   During the period from inception to December 31, 1996 approximately 86% of the Company's revenues were related to one customer. Unbilled receivables from this customer represented approximately 51% of total assets as of December 31, 1996.

   Estimates
   ---------

   Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                   Continued

                                 Appendix 3-8

                                MIBRIDGE, INC.

                                   --------

2. LONG-TERM CONTRACT ACCOUNTING
   -----------------------------

   Costs and estimated earnings in excess of billings on uncompleted contracts consist of amounts of revenue recognized on contracts for which billings have not been recorded. Billings in excess of costs and estimated earnings on uncompleted contracts consist of amounts of billings recognized on contracts in excess of costs.

   Contract revenues and costs related to uncompleted contracts are included in the accompanying balance sheet as of December 31, 1996 under the following captions:

     Costs and estimated earnings in excess
        of billings on uncompleted contracts                $ 248,500
     Billings in excess of costs and estimated
        earnings on uncompleted contracts                           -
                                                            ---------
                                                            $ 248,500
                                                            =========


     Costs incurred on long-term contracts                  $ 104,000
     Estimated earnings                                       424,500
     Billings to date                                        (280,000)
                                                            ---------
                                                            $ 248,500
                                                            =========

3. INCOME TAXES
   ------------

   The income tax provision for the period since inception to December 31, 1996 consists of the following:

     Current federal income tax provision                  $ 109,094
     Current state income tax provision                       31,734
     Deferred tax provision                                    2,253
                                                           ---------
     Income tax provision                                  $ 143,081
                                                           =========

                                   Continued

                                 Appendix 3-9

                                MIBRIDGE, INC.

                                   --------

3. INCOME TAXES, continued
   ------------

   The reported provision for income taxes varies from the amount that would be provided by applying the statutory U.S. Federal income tax rate to income before taxes primarily because of state taxes and certain non-deductible meals and entertainment.

   The components of the net deferred tax asset and liability as of December 31, 1996 are as follows:

      Deferred tax assets:
          Stock award compensation expense                     $  22,189
          Accrued director's fees                                 19,970
                                                               ---------
              Total deferred tax asset                            42,159
                                                               =========
      Deferred tax liability:
          Excess tax depreciation                                 (6,727)
          Capitalized software development costs                  (2,969)
          Prepaid salaries                                       (34,716)
                                                               ---------
              Total deferred tax liability                       (44,412)
                                                               ---------
      Net deferred tax liability                               $  (2,253)
                                                               =========

   The net deferred tax liability as of December 31, 1996 is reflected in the balance sheet as follows:

      Current deferred tax asset                           $   7,443
      Long-term deferred tax liability                        (9,696)
                                                           ---------
                                                           $  (2,253)
                                                           =========

4. RELATED PARTY TRANSACTIONS
   --------------------------

   During 1996, the owner of the Company advanced a total of $62,000 to the Company to fund operations. These advances were repaid during the period.

   During the period ended December 31, 1996, the Company had sales of $25,000 with Medcross, Inc. (see note 7).

                                   Continued

                                 Appendix 3-10

                                MIBRIDGE, INC.

                                   --------

5. STOCKHOLDER'S EQUITY
   --------------------

   Common Stock
   ------------

   At the inception of the Company, the owner contributed $1,000 in exchange for 6,000,000 shares of the Company's common stock.

   Additional Paid in Capital - Stock Awards
   -----------------------------------------

   During the year, the sole shareholder of the Company granted certain employees options to buy shares of stock owned by the shareholder. The awards were granted to attract and retain qualified employees for the Company, and accordingly, the Company has accounted for these awards as if they had been made directly by the Company. The Company applies APB Opinion No. 25 and related interpretations in accounting for stock compensation awards. Had compensation cost for the Company's stock-based awards been determined based on fair-value at the grant date consistent with the minimum value method outlined by Statement of Financial Accounting Standard No. 123, the difference would have been insignificant.

   The number of options outstanding and the weighted average exercise price per option are as follows:


                                                           Weighted
                                                            Average
                                                           Exercise
                                              Options        Price
                                             ----------   ----------
      Outstanding at beginning of year
      Granted                                 900,000         $0.00
                                             ---------    ----------
      Outstanding at end of year              900,000         $0.00
                                             =========    ==========

      Options exercisable at year end               -         $0.00
                                             =========    ==========

   The awards were granted in equal amounts in May, June and August of 1996 and vest annually over a three year period (weighted average remaining life of 2.4 years). Additional paid-in capital and deferred compensation recorded during the year represent the difference between the exercise price of the options and the value of the stock, which is based on management's best estimate of the fair value of the Company at the stock option grant date. Compensation expense is recognized on a straight-line basis over the vesting period of the options. Vesting of the awards would be accelerated should the Company be purchased.

                                   Continued

                                 Appendix 3-11

                                MIBRIDGE, INC.

                                   --------

6. EMPLOYMENT AGREEMENTS
   ---------------------

   The Company has employment agreements with seven employees of the Company providing for a salary continuation (usually three years) in the event of termination for reasons other than cause. As of December 31, 1996, if all of the employees under contract at that date were to be terminated by the Company without cause, the Company's total future payments to these employees would be approximately $600,000.

7. ACQUISITION OF THE COMPANY BY MEDCROSS, INC.
   --------------------------------------------

   On June 5, 1997, the Company entered into a letter of intent with Medcross, Inc. (Medcross) pursuant to which the Company entered into negotiations to sell 100% of the Company's outstanding stock. A final agreement was signed on August 12, 1997, with closing anticipated in the third quarter of 1997. Under the finalized agreement, Medcross will acquire 100% of the Company's outstanding shares of common stock in exchange for 1,000 shares of Medcross Series D Preferred stock and a promissory note of $2,000,000, payable with interest in quarterly installments over the two years. The preferred shares are convertible at the option of the prior MiBridge shareholders into Medcross common stock shares equal in number to $6,250,000 divided by the lower of $9.25 or the average closing bid price of Medcross common stock for the five consecutive trading days immediately preceding the conversion date.

                                 Appendix 3-12

                   MEDCROSS, INC., FAMILY TELECOMMUNICATIONS
                     INCORPORATED (FTI) AND MIBRIDGE, INC.
                       PRO FORMA COMBINED BALANCE SHEET
                        as of June 30, 1997 (unaudited)

                                --------------



                                                                                             Pro Forma
                                                  Medcross         FTI         MiBridge      Adjustment            Pro Forma
                                                -------------  -------------  ------------  -------------         -----------
ASSETS
Current assets:
  Cash and cash equivalents                     $    992,267   $    184,119    $   15,000   $          -          $  1,191,386
  Accounts receivable less allowance for
    doubtful accounts of $1,069,389                2,417,210      2,114,740       435,000       (596,000)    A       4,370,950
  Inventory less allowance of $260,033               763,263              -             -              -               763,263
  Certificate of deposit - restricted                198,640              -             -              -               198,640
  Other current assets                               191,461          7,613         3,000              -               202,074
                                                ------------   ------------    ----------   ------------          ------------
    Total current assets                           4,562,841      2,306,472       453,000       (596,000)            6,726,313
                                                ------------   ------------    ----------   ------------          ------------
Property and equipment:
  Property and equipment                           6,090,101      1,270,857        75,000        (19,000)    F       7,416,958
  Less accumulated depreciation                   (3,046,395)      (151,605)      (19,000)        19,000     F      (3,198,000)
                                                ------------   ------------    ----------   ------------          ------------
    Net property and equipment                     3,043,706      1,119,252        56,000              -             4,218,958
                                                ------------   ------------    ----------   ------------          ------------
Other assets:
  Intangible assets, net                           9,319,136      2,281,278         7,000      3,648,000    C/F     15,255,414
  Certificate of deposit - restricted              1,742,711              -             -              -             1,742,711
  Investment in FTI                                2,414,583              -             -     (2,414,583)    D               -
  Other assets                                        83,837         40,228        21,000              -               145,065
                                                ------------   ------------    ----------   ------------          ------------
    Total other assets                            13,560,267      2,321,506        28,000      1,233,417            17,143,190
                                                ------------   ------------    ----------   ------------          ------------
Total assets                                    $ 21,166,814   $  5,747,230    $  537,000   $    637,417          $ 28,088,461
                                                ============   ============    ==========   ============          ============
LIABILITIES AND
  STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses         $  4,256,609   $  3,501,925    $  175,000   $   (596,000)    A    $  7,337,534
  Notes payable                                    1,045,000              -             -              -             1,045,000
  Current portion of long-term debt                   43,554        408,429             -      1,000,000     C       1,451,983
  Obligations under capital lease                    187,047              -             -              -               187,047
                                                ------------   ------------    ----------   ------------          ------------
    Total current liabilities                      5,532,210      3,910,354       175,000        404,000            10,021,564
                                                ------------   ------------    ----------   ------------          ------------
Long-term debt                                    (1,592,080)     2,202,194             -      1,000,000     C       1,610,114
Obligations under capital lease                      147,274              -             -              -               147,274
Deferred taxes                                             -              -        12,000        (12,000)    H               -
Minority interest in consolidated subsidiary         299,198              -             -              -               299,198
                                                ------------   ------------    ----------   ------------          ------------
    Total liabilities                              4,386,602      6,112,548       187,000      1,392,000            12,078,150
                                                ------------   ------------    ----------   ------------          ------------
Commitments and contingencies

Stockholders' equity:
  Preferred stock                                  2,475,000              -             -         10,000     C       2,485,000
  Common stock                                        74,393              -         1,000         (1,000)    E          74,393
  Common stock to be issued                       11,289,583              -             -              -            11,289,583
  Additional paid in capital                      40,236,521      2,414,583       325,000      3,500,417   C/D/E    46,476,521
  Deferred compensation                           (4,200,000)             -             -              -            (4,200,000)
  Accumulated deficit                            (33,095,285)    (2,779,901)       24,000     (4,264,000)   C/E    (40,115,186)
                                                ------------   ------------    ----------   ------------          ------------
    Total stockholders' equity                    16,780,212       (365,318)      350,000       (754,583)           16,010,311
                                                ------------   ------------    ----------   ------------          ------------
Total liabilities and stockholders' equity      $ 21,166,814   $  5,747,230    $  537,000   $    637,417          $ 28,088,461
                                                ============   ============    ==========   ============          ============

        See notes to unaudited pro forma combined financial statements

                                 Appendix 3-13

                   MEDCROSS, INC., FAMILY TELECOMMUNICATIONS
                     INCORPORATED (FTI) AND MIBRIDGE, INC.
                       PRO FORMA STATEMENT OF OPERATIONS
           for the six-month period ended June 30, 1997 (unaudited)

                                --------------



                                                                                       Pro Forma
                                            Medcross        FTI          MiBridge      Adjustment     Pro Forma
                                          -------------  -------------  ------------  ------------   ------------
Revenues:
  Telecommunications service revenue      $          -     $4,414,825   $         -   $         -       $4,414,825
  Health care service revenue                1,179,555              -             -             -        1,179,555
  Marketing service revenue                    720,490              -             -             -          720,490
  Software sales and development                     -              -       497,299             -          497,299
                                          ------------   ------------   -----------   -----------      -----------
    Net operating revenue                    1,900,045      4,414,825       497,299             -        6,812,169
                                          ------------   ------------   -----------   -----------      -----------
Operating costs and expenses:
  Telecommunications network expense         1,496,349      5,569,441             -             -        7,065,790
  Marketing services costs                     640,739              -             -             -          640,739
  Selling, general and administrative        3,713,197      1,312,837       630,239             -        5,656,273
  Provision for doubtful accounts              158,498        345,000             -             -          503,498
  Depreciation and amortization                684,333        335,605        10,340       502,167   G    1,532,445
  Provision for asset valuation                213,944              -             -             -          213,944
  Research and development                     269,334         76,000             -             -          345,334
                                          ------------   ------------   -----------   -----------      -----------
    Total operating costs and expenses       7,176,394      7,638,883       640,579       502,167       15,958,023
                                          ------------   ------------   -----------   -----------      -----------

Operating loss                              (5,276,349)    (3,224,058)     (143,280)     (502,167)      (9,145,854)
                                          ------------   ------------   -----------   -----------      -----------

Other income (expense):
  Interest expense                            (405,001)       (15,474)            -             -         (420,475)
  Interest and other income                    141,046          1,068             -             -          142,114
                                          ------------   ------------   -----------   -----------      -----------
    Total other income (expense)              (263,955)       (14,406)            -             -         (278,361)
                                          ------------   ------------   -----------   -----------      -----------
Loss before minority interest in
  loss  of consolidated subsidiaries        (5,540,304)    (3,238,464)     (143,280)     (502,167)      (9,424,215)

Minority interest in income of
   consolidated  subsidiaries                   29,128              -             -             -           29,128
                                          ------------   ------------   -----------   -----------      -----------
Net loss before income taxes                (5,511,176)    (3,238,464)     (143,280)     (502,167)      (9,395,087)

Income tax benefit                                   -              -        57,000       (57,000)  H            -
                                          ------------   ------------   -----------   -----------      -----------

Net loss                                  $ (5,511,176)   $(3,238,464)     $(86,280)    $(559,167)     $(9,395,087)
                                          ============   ============   ===========   ===========      ===========
Net loss per common share after
  preferred dividends                        $(0.57)                                                     $(0.91)
                                          ============                                                 ===========

        See notes to unaudited pro forma combined financial statements

                                 Appendix 3-14

                   MEDCROSS, INC., FAMILY TELECOMMUNICATIONS
                     INCORPORATED (FTI) AND MIBRIDGE, INC.
                       PRO FORMA STATEMENT OF OPERATIONS
               for the year ended December 31, 1997 (unaudited)

                                   --------

                                                                                                 Pro Forma
                                                   Medcross           FTI          MiBridge      Adjustment        Pro Forma
                                                -------------    -------------    ----------    ------------     -------------
Revenues:
     Health care service revenue                $  2,212,544     $          -       $      -    $         -      $  2,212,544
     Network service revenue                         170,532                -              -              -           170,532
     Long distance service revenue                         -        3,880,457              -         (5,026) B      3,875,431
     Software sales and development                        -                -        819,200        (25,000) B        794,200
                                                ------------     ------------       --------    -----------      ------------
        Net operating revenue                      2,383,076        3,880,457        819,200        (30,026)        7,052,707
                                                ------------     ------------       --------    -----------      ------------
Operating costs and expenses:
     Telecommunications network expense            1,120,779        3,301,890              -              -         4,422,669
     Costs of sales -- software                            -                -        250,854              -           250,854
     Selling, general and administrative           4,977,763        1,352,732        200,726         (5,026) B      6,526,195
     Provision for doubtful accounts                 197,565          784,537              -              -           982,102
     Depreciation and amortization                 1,094,004          150,261         10,039        959,183  G      2,213,487
     Provision for asset valuation                   260,033                -              -              -           260,033
     Research and development                        347,504           79,609              -        (25,000) B        402,113
     Acquired in-process research
       and development expenses                   14,577,942                -              -              -        14,577,942
                                                ------------     ------------       --------     -----------     ------------
        Total operating costs
             and expenses                         22,575,590        5,669,029        461,619        929,157        29,635,395
                                                ------------     ------------       --------     -----------     ------------
Operating (loss) income                          (20,192,514)      (1,788,572)       357,581       (959,183)      (22,582,688)
                                                ------------     ------------       --------     -----------     ------------
Other income (expense):
     Sales of equipment                                    -          585,541              -       (585,541) B              -
     Interest expense                            (2,191,629)          (7,524)              -              -        (2,199,153)
     Interest income                                 147,322            2,109              -              -           149,431
     Equity in income (loss) of
        unconsolidated subsidiaries                   (3,211)               -              -              -            (3,211)
     Litigation settlement expense                  (821,000)               -              -              -          (821,000)
     Other                                            (8,108)         (29,429)             -              -           (37,537)
                                                ------------     ------------       --------     ----------      ------------
        Total other income (expense)              (2,876,626)         550,697              -       (585,541)       (2,911,470)
                                                ------------     ------------       --------     ----------      ------------
(Loss) income before minority interest in
     loss  of consolidated subsidiaries          (23,069,140)      (1,237,875)       357,581     (1,544,724)      (25,494,158)

Minority interest in income of
     consolidated  subsidiaries                        4,900                -              -              -             4,900
                                                ------------     ------------       --------    -----------      ------------
Net (loss) income before income taxes            (23,064,240)      (1,237,875)       357,581     (1,544,724)      (25,489,258)

Provision for income taxes                                 -                -       (143,081)       143,081  H              -
                                                ------------     ------------       --------    -----------      ------------
Net (loss) income                               $(23,064,240)    $( 1,237,875)      $214,500    $(1,401,643)     $(25,489,258)
                                                ============     ============       ========    ===========      ============

Net loss per common share after
     preferred dividends                           $(6.53)                                                          $(6.59)
                                                ============                                                     ============


        See notes to unaudited pro forma combined financial statements

                                 Appendix 3-15

                   MEDCROSS, INC., FAMILY TELECOMMUNICATIONS
                     INCORPORATED (FTI) AND MIBRIDGE, INC.
             NOTES TO THE PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (unaudited)

                                   --------


1.   BASIS OF PRESENTATION:
     ---------------------

     The unaudited pro forma combined balance sheet as of June 30, 1997 and the unaudited pro forma combined statements of operations for the six-month period ended June 30, 1997 and the year ended December 31, 1996 give effect to the acquisitions of 100% of the outstanding common stock of Family Telecommunications Incorporated (FTI) and MiBridge, Inc. (MiBridge) by Medcross, Inc. (the "Company") as if the acquisitions, accounted for under the purchase method of accounting, had occurred on the balance sheet date with respect to the balance sheet and on March 20, 1996 (date of inception of FTI) and March 18, 1996 (date of inception of MiBridge) with respect to the statements of operations.

     FTI was acquired by the Company effective January 1, 1997. The acquisition of MiBridge is expected to close in the third quarter of 1997.

     The pro forma financial statements have been prepared based upon the financial statements of the Company, MiBridge and FTI as of and for the six-month period ended June 30, 1997 and for the year ended December 31, 1996. These pro forma financial statements may not be indicative of the results that actually would have occurred if the combinations had been in effect on the dates indicated or which may be obtained in the future. The pro forma adjustments are based upon certain estimates that may change as additional information becomes available. The pro forma financial statements should be read in conjunction with the audited financial statements for the Company, MiBridge and FTI.

2.   PRO FORMA ADJUSTMENTS:
     ---------------------

     The pro forma adjustments reflected in the pro forma financial statements are summarized in items A to H below:

     A. Pro forma adjustment to eliminate $596,000 in intercompany accounts receivable and notes payable of the Company and FTI, respectively.

     B. Pro forma adjustment to remove the following intercompany transactions:
        (1) intercompany sales (between FTI and the Company) of long-distance service ($5,026), (2) intercompany sales (between MiBridge and the Company) of software ($25,000) and (3) profit on intercompany sale (between the Company and FTI) of equipment resulting in a gain to FTI of ($585,541).



                                 Appendix 3-16

                   MEDCROSS, INC., FAMILY TELECOMMUNICATIONS
                     INCORPORATED (FTI) AND MIBRIDGE, INC.
             NOTES TO THE PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (unaudited)

                                    -------


2.   PRO FORMA ADJUSTMENTS, continued:
     ---------------------

     C. Pro forma adjustment reflecting the purchase by the Company of all of the outstanding common stock of MiBridge in return for issuance of 1,000 shares of Class D preferred stock of the Company and a note payable of $2,000,000:


        The purchase price allocations of FTI and MiBridge (estimate) are as follows:

                                                    FTI          MiBridge     Combined
                                                 ----------     ----------   -----------
        Note payable                            $         -     $2,000,000   $ 2,000,000
        Common stock (400,000 shares
           issued at $0.07 par value with a
           market value of $6.03 per share)           2,800              -         2,800
        Preferred stock (1,000 shares issued
           at $10.00 par value with a total
           market value of $6,250,000)                    -         10,000        10,000
        Additional paid in capital                2,411,783      6,240,000     8,651,783

                                                 ----------     ----------   -----------
        Purchase price                            2,414,583      8,250,000    10,664,583

        Net liabilities assumed
              (assets acquired)                     135,420       (355,000)     (219,580)
                                                 ----------     ----------   -----------
        Excess (allocated to intangible
              assets, acquired in-process
              research and development
              and goodwill)                      $2,550,003     $7,895,000   $10,445,003
                                                 ==========     ==========   ===========

     Allocation of the excess purchase price for MiBridge is anticipated to be approximately as follows: goodwill ($1,605,000), workforce in place ($600,000), completed technology ($1,450,000) and in-process research and development ($4,240,000). Goodwill is amortized over 5 years. All other intangible assets are amortized over three years. Acquired in-process research and development will be expensed at the acquisition date (expected to be in the third quarter of 1997), but is not included in the pro forma statements of operations as it represents a non-recurring charge. The allocation of excess purchase price to these intangible assets and in-process research and development is subject to final revisions which, if material, the amounts allocated to the intangible assets, specifically goodwill, may be revised.


                                 Appendix 3-17

                   MEDCROSS, INC., FAMILY TELECOMMUNICATIONS
                     INCORPORATED (FTI) AND MIBRIDGE, INC.
             NOTES TO THE PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (unaudited)

                                   --------


2.   PRO FORMA ADJUSTMENTS, continued:
     ---------------------

     Allocation of excess purchase price for FTI to intangible assets is as follows: goodwill ($1,490,003), customer list ($520,000), and carrier identification code and tariff registration status ($540,000). Goodwill and carrier identification code and tariff registration status are being amortized over 10 years. The customer list is being amortized over three years. These intangible assets and related amortization are reflected in the FTI column (as of and for the six-month period ended June 30, 1997) as the acquisition was effective January 1, 1997. Accordingly, pro forma adjustments relative to the acquisition of FTI are required only for the combined statement of operations for the year ended December 31, 1996.

D. The historical balance sheet of FTI as presented includes the transactions recorded at the acquisition date to give effect to the purchase price allocation. The related investment in FTI ($2,414,583) by the Company is being carried on the Company's books as "Investment in FTI" and on FTI's books as additional paid-in capital. This pro forma adjustment is provided to eliminate these intercompany accounts.

E. Pro forma adjustments to remove MiBridge estimated stockholder's equity accounts as of the acquisition date as part of the purchase price allocation process.

F. Pro forma adjustments to reflect the estimated effect of the purchase price allocation adjustments to property and equipment of MiBridge.

G. Pro forma adjustments to record estimated amortization of intangible assets (see item C above) of MiBridge and FTI. No pro forma adjustment is required for the amortization of intangible assets of FTI for the six-month period ended June 30, 1997 as these amounts are already included in the historical amounts presented in the FTI column.

H. Pro forma adjustment to reflect the impact of filing a consolidated income tax return and to eliminate the deferred tax liabilities of MiBridge as a result of the purchase price allocation.


                                 Appendix 3-18

                   MEDCROSS, INC., FAMILY TELECOMMUNICATIONS
                     INCORPORATED (FTI) AND MIBRIDGE, INC.
             NOTES TO THE PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (unaudited)

                                   --------


3.   NET LOSS PER COMMON SHARE AFTER PREFERRED DIVIDENDS:
     ---------------------------------------------------

     The pro forma net loss per common share for the six-month period ended June 30, 1997 is computed based on the weighted average number of common and common equivalent shares outstanding during the period (10,617,597) and assumes that the 400,000 shares to be issued in connection with the FTI acquisition were outstanding for the entire period. The pro forma net loss per common share for the year-ended December 31, 1996 is computed based on the weighted average number of common and common equivalent shares outstanding during the year (6,780,352) and assumes that the 400,000 shares to be issued in connection with the FTI acquisition were outstanding from March 20, 1996 (date of inception of FTI). Options, warrants and convertible preferred stock (as in the case of the MiBridge acquisition) are excluded from the calculation as their effect would be anti-dilutive.

     The net loss per common share after preferred dividends includes $577,923 and $21,223,629 of cumulative preferred stock dividends not paid for the six-month period ended June 30, 1997 and the year ended December 31, 1996, respectively.


                                 Appendix 3-19

                                                                       EXHIBIT A


                            AMENDMENT TO ARTICLE I
                        OF CERTIFICATE OF INCORPORATION
                                MEDCROSS, INC.


         Article I of the Articles of Incorporation of Medcross, Inc. shall be deleted and the following substituted therefor:

         "Article I.  The name of the corporation is I-Link Incorporated."

                                                                       EXHIBIT B

                           AMENDMENT TO ARTICLE III
                        OF CERTIFICATE OF INCORPORATION
                               OF MEDCROSS, INC.

         Article III of the Corporation's Articles of Incorporation shall be amended by the substitution of the following paragraph (a) for paragraph (a) of
Article III:

         "(a) Fifty million (50,000,000) shares of common stock, having a par value of $.007 per share (the "Common Stock"); and"

                                                                       EXHIBIT C

                           AMENDMENT TO ARTICLE III
                        OF CERTIFICATE OF INCORPORATION
                               OF MEDCROSS, INC.

         Article III of the Corporation's Articles of Incorporation shall be amended by the substitution of the following paragraph (b) for paragraph (b) of
Article III:

         "(b) Ten million (10,000,000) shares of preferred stock, having a par value of $10.00 per share (the "Preferred Stock"). The Preferred Stock may be issued in one or more series. The Board of Directors shall have the authority to divide the Preferred Stock into one or more series and, subject to the provisions and limitations set forth herein, to determine the relative rights and preferences of the shares of any series so established with regard to the rate or manner of payment of dividends, whether such shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption, sinking fund provisions, if any, for the redemption or purchase of such shares, the terms and conditions, if any, on which such shares may be converted, and voting rights, if any. Provided, however, except as to any rights and preferences as determined by the Board of Directors as set forth above, all shares of such Preferred Stock regardless of series shall be identical."

                                                                       EXHIBIT D

                       1997 RECRUITMENT STOCK OPTION PLAN
                                OF MEDCROSS, INC.

                                    ARTICLE I
                            ESTABLISHMENT AND PURPOSE

     Section 1.1 Medcross, Inc. (the "Company"), a Florida corporation, hereby establishes a stock option plan to be named the 1997 Recruitment Stock Option Plan (the "1997 Plan").

     Section 1.2 The purpose of this 1997 Plan is to induce persons who are officers, directors, employees and consultants of the Company or any of its subsidiaries who are in a position to contribute materially to the Company's prosperity to remain with the Company, to offer said persons incentives and rewards in recognition of their contributions to the Company's progress, and to encourage said persons to continue to promote the best interests of the Company. This 1997 Plan provides for the grant of options to purchase shares of common stock of the Company, par value $.007 per share (the "Common Stock") which qualify as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to persons who are employees, as well as options which do not so qualify ("Non-Qualified Options") to be issued to persons or consultants, including those who are not employees. This 1997 Plan also provides for grants of stock appreciation rights ("SARs") in connection with the grant of options under this 1997 Plan. Incentive Options and Non-Qualified Options may be collectively referred to hereinafter as the "Options" as the context may require.

     Section 1.3 All options and other rights previously granted by the Company under any other plan previously adopted by the Company shall continue to be governed by such plan. All Options granted hereunder on or after the date that this 1997 Plan has been approved and adopted by the Company's board of directors (the "Board of Directors") shall be governed by the terms and conditions of this 1997 Plan unless the terms of such Option specifically indicate that it is not to be so governed.


                                   ARTICLE II
                                 ADMINISTRATION

     Section 2.1 All determinations under this 1997 Plan concerning the selection of persons eligible to receive awards under this 1997 Plan and with respect to the timing, pricing and amount of an award under this 1997 Plan shall be made by the administrator (the "Administrator") of this 1997 Plan. The Administrator shall be either: (a) the Board of Directors or (b) in the discretion of the Board of Directors by a committee (the "Committee") of the Board of Directors of two or more members of the Board of Directors, each of whom is a "Non-Employee Director" as such term is defined by Rule 16b-3 (as such rule may be amended from time to time, "Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In such case, a majority of the total number of members of the Committee shall be necessary to constitute a quorum; and (i) the affirmative act of a majority of the members present at any meeting at which a quorum is present, or (ii) the approval in writing by a majority of the members of the Committee shall be necessary to constitute action by the Committee.

     With respect to persons subject to Section 16 of the Exchange Act, transactions under this 1997 Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent that any provision of this 1997 Plan or action by the Administrator fails to so comply, it shall be deemed to be null and void, to the extent permitted by law and deemed advisable by the Administrator.

     Section 2.2 The provisions of this 1997 Plan relating to Incentive Options are intended to comply in every respect with Section 422 of the Code ("Section 422") and the regulations promulgated thereunder. In the event that any future statute or regulation shall modify Section 422, this 1997 Plan shall be deemed to incorporate by reference such modification. Any stock option agreement relating to the grant of any Incentive Option pursuant to this 1997 Plan, which option is outstanding and unexercised at the time that any modifying statute or regulation becomes effective, shall also be deemed to incorporate by reference such modification, and no notice of such modification need be given to the Optionee (as hereinafter defined). Any stock option agreement relating to an Incentive Option shall provide that the Optionee (as hereinafter defined) hold the stock received upon exercise of such Incentive Option for a minimum of two years from the date of grant of the Incentive Option and one year from the date of exercise of such Incentive Option, absent the written approval, consent or waiver of the Administrator.

     Section 2.3 If any provision of this 1997 Plan is determined to disqualify the shares of Common Stock purchasable upon exercise of an Incentive Option granted under this 1997 Plan from the special tax treatment provided by
Section 422, such provision shall be deemed to incorporate by reference the modification required to qualify such shares of Common Stock for said tax treatment.

     Section 2.4 The Company shall grant Options under this 1997 Plan in accordance with determinations made by the Administrator pursuant to the provisions of this 1997 Plan. All Options granted pursuant to this 1997 Plan shall be clearly identified as Incentive Options or Non-Qualified Options. The Administrator may from time to time adopt (and thereafter amend or rescind) such rules and regulations for carrying out this 1997 Plan and take such action in the administration of this 1997 Plan, not inconsistent with the provisions hereof, as it shall deem proper. The Board of Directors or, subject to the supervision of the Board of Directors, the Committee, as the Administrator, shall have plenary discretion, subject to the express provisions of this 1997 Plan, to determine which officers, directors, employees and consultants shall be granted Options, the number of shares subject to each Option, the time or times when an Option may be exercised (whether in whole or in installments), whether Rights under Section 7.6 hereof shall be granted, the terms and provisions of the respective option agreements (which need not be identical), including such terms and provisions which may be amended from time to time as shall be required, in the judgment of the Administrator, to conform to any change in any law or regulation applicable hereto, and to make all other determinations deemed necessary or advisable for the administration of this 1997 Plan. The interpretation and construction of any provision of this 1997 Plan by the Administrator (unless otherwise determined by the Board of Directors) shall be final, conclusive and binding upon all persons.

     Section 2.5 No member of the Administrator shall be liable for any action or determination made in good faith with respect to administration of this 1997 Plan or the Options granted hereunder. A member of the Administrator shall be indemnified by the Company, pursuant to the Company's bylaws, for any expenses, judgments or other costs incurred as a result of a lawsuit filed against such member claiming any rights or remedies arising out of such member's participation in the administration of this 1997 Plan.

                                   ARTICLE III
                      TOTAL NUMBER OF SHARES TO BE OPTIONED

     Section 3.1 There shall be reserved for issuance or transfer upon exercise of Options to be granted from time to time under this 1997 Plan an aggregate of [4,400,000] shares of Common Stock of the Company (subject to adjustment as provided in Article VIII hereof). The shares issued upon exercise of any Options granted under this 1997 Plan may be shares of Common Stock previously issued and reacquired by the Company at any time or authorized but unissued shares of Common Stock, as the Board of Directors from time to time may determine.

     Section 3.2 In the event that any Options outstanding under this 1997 Plan for any reason expire or are terminated without having been exercised in full or shares of Common Stock subject to Options are surrendered in whole or in part pursuant to Rights granted under Section 7.6 hereof (except to the extent that shares of Common Stock are issued as payment to the holder of the Option upon such surrender) the unpurchased shares of Common Stock subject to such Option and any such surrendered shares of Common Stock may again be available for transfer under this 1997 Plan.

     Section 3.3 No Options shall be granted pursuant to this 1997 Plan to any Optionee after the tenth anniversary of the date that this 1997 Plan is adopted by the Board of Directors.


                                   ARTICLE IV
                                   ELIGIBILITY

     Section 4.1 Non-Qualified Options may be granted pursuant to this 1997 Plan to officers, directors, employees and consultants of the Company (or any of its subsidiaries) selected by the Administrator, and Incentive Options may be granted pursuant to this 1997 Plan only to employees (including officers and directors who are also employees) of the Company (or any of its subsidiaries) selected by the Administrator. Persons granted Options pursuant to this 1997 Plan are referred to herein as "Optionees." For purposes of determining who is an employee with respect to eligibility for Incentive Options, Section 422 shall govern. The Administrator may determine (in its sole discretion) that any person who would otherwise be eligible to be granted Options shall, nonetheless, be ineligible to receive any award under this 1997 Plan.

     Section 4.2 The Administrator will (in its discretion) determine the persons to be granted Options, the time or times at which Options shall be granted, the number of shares of Common Stock subject to each Option, the terms of a vesting or forfeiture schedule, if any, the type of Option issued, the period during which such Options may be exercised, the manner in which Options may be exercised and all other terms and conditions of the Options; provided,
                                                                    --------
however, no Option will be granted which has terms or conditions inconsistent
-------
with those stated in Articles V and VI hereof. Relevant factors in making such determinations may include the value of the services rendered by the respective Optionee, his or her present and potential contributions to the Company, and such other factors which are deemed relevant in accomplishing the purpose of this 1997 Plan.

                                    ARTICLE V
                         TERMS AND CONDITIONS OF OPTIONS

     Section 5.1 Each Option granted under this 1997 Plan shall be evidenced by a stock option certificate and agreement (the "Stock Option Certificate and Agreement") in a form consistent with this 1997 Plan, provided that the following terms and conditions shall apply:

     (a) The price at which each share of Common Stock covered by an Option may be purchased shall be set forth in the Stock Option Certificate and Agreement and shall be determined by the Administrator, provided that the option price for any Incentive Option shall not be less than the "fair market value" of the shares of Common Stock at the time of grant determined in accordance with
Section 5.1(b) below. Notwithstanding the foregoing, if an Incentive Option to purchase shares of Common Stock is granted pursuant to this 1997 Plan to an Optionee who, on the date of the grant, directly or indirectly owns more than ten percent (10%) of the voting power of all classes of capital stock of the Company (or its parent or subsidiary), not including the shares of Common Stock obtainable upon exercise of the Option, the minimum exercise price of such Option shall be not less than one hundred ten percent (110%) of the "fair market value" of the shares of Common Stock on the date of grant determined in accordance with Section 5.1(b) below.

     (b) The "fair market value" shall be determined by the Administrator, which determination shall be binding upon the Company and its officers, directors, employees and consultants. The determination of the fair market value shall be based upon the following: (i) if the shares of Common Stock are not listed and traded upon a recognized securities exchange and there is no report of stock prices with respect to the shares of Common Stock published by a recognized stock quotation service, on the basis of the recent purchases and sales of the shares of Common Stock in arms-length transactions; or (ii) if the shares of Common Stock are not then listed and traded upon a recognized securities exchange or quoted on the NASDAQ Stock Market, and there are reports of stock prices by a recognized quotation service, upon the basis of the last reported sale or transaction price of such stock on the date of grant as reported by a recognized quotation service, or, if there is no last reported sale or transaction price on that day, then upon the basis of the mean of the last reported closing bid and closing asked prices for such stock on that day or on the date nearest preceding that day; or (iii) if the shares of Common Stock shall then be listed and traded upon a recognized securities exchange or quoted on the NASDAQ Stock Market, upon the basis of the last reported sale or transaction price at which shares of Common Stock were traded on such recognized securities exchange on the date of grant or, if the shares of Common Stock were not traded on such date, upon the basis of the last reported sale or transaction price on the date nearest preceding that date. The Administrator shall also consider such other factors relating to the fair market value of the shares of Common Stock as it shall deem appropriate.

     (c) For the purpose of determining whether an Optionee owns more than ten percent (10%) of the voting power of all classes of stock of the Company, an Optionee is considered to own those shares which are owned directly or indirectly through brothers and sisters (including half-blooded siblings), spouse, ancestors and lineal descendants; and proportionately as a shareholder of a corporation, a partner of a partnership, and/or a beneficiary of a trust or an estate that owns shares of the Company.

     (d) Notwithstanding any other provision of this 1997 Plan, in accordance with the provisions of Section 422(d) of the Code, to the extent that the aggregate fair market value (determined at the time the Option is granted) of the shares of Common Stock of the Company with respect to which Incentive Options (without reference to this provision) are exercisable for the first time by any individual in any calendar year under any and all stock option plans of the Company, its subsidiary corporations and its parent (if any) exceeds $100,000, such Options shall be treated as Non-Qualified Options.

     (e) An Optionee may, in the Administrator's discretion, be granted more than one Incentive Option or Non-Qualified Option during the duration of this 1997 Plan, and may be issued a combination of Non-Qualified Options and Incentive Options; provided, however, that non-employees are not eligible to receive Incentive Options.

     (f) The duration of any Option and any Right related thereto shall be within the sole discretion of the Administrator; provided, however, that any Incentive Option granted to a ten percent (10%) or less stockholder or any Non-Qualified Option shall, by its terms, be exercised within ten years after the date the Option is granted and any Incentive Option granted to a greater than ten percent (10%) stockholder shall, by its terms, be exercised within five years after the date the Option is granted.

     (g) An Option and any Right related thereto shall not be transferable by the Optionee other than by will, or by the laws of descent and distribution. An Option may be exercised during the Optionee's lifetime only by the Optionee.

     (h) The Administrator may impose such other or further conditions on any transaction under the 1997 Plan, including without limitation, the grant or award of any Option or the exercise or other disposition thereof, as it, in its discretion, may deem necessary or advisable in order to exempt the transaction from Section 16(b) of the Exchange Act, including without limitation thereto, the approval or ratification of the transaction by shareholders or a six-month restriction on disposition of the Option or the Common Stock issuable upon exercise thereof.


                                   ARTICLE VI
                        EMPLOYMENT OR SERVICE OF OPTIONEE

     Section 6.1 If the employment or service of an Optionee is terminated for cause, the option rights of such Optionee, both accrued and future, under any then outstanding Non-Qualified or Incentive Option shall terminate immediately. "Cause" shall mean incompetence in the performance of duties, disloyalty, dishonesty, theft, embezzlement, unauthorized disclosure of patents, processes or trade secrets of the Company, individually or as an employee, partner, associate, officer or director of any organization. The determination of the existence and the proof of "cause" shall be made by the Administrator and, subject to the review of any determination made by the Administrator, such determination shall be binding on the Optionee and the Company.

     Section 6.2 If the employment or service of the Optionee is terminated by either the Optionee or the Company for any reason other than for cause, death, or for disability, as defined in Section 22(e)(3) of the Code, the option rights of such Optionee under any then outstanding Non-Qualified or Incentive Option shall, subject to the provisions of Section 5.1(h) hereof, be exercisable by such Optionee at any time prior to the expiration of the Option or within three months after the date of such termination, whichever period of time is shorter, but only to the extent of the accrued right to exercise the Option at the date of such termination.

     Section 6.3 In the case of an Optionee who becomes disabled, as defined by Section 22(e)(3) of the Code, the option rights of such Optionee under any then outstanding Non-Qualified or Incentive Option shall, subject to the provisions of Section 5.1(h) hereof, be exercisable by such Optionee at any time prior to the expiration of the Option or within one year after the date of termination of employment or service due to disability, whichever period of time is shorter, but only to the extent of the accrued right to exercise the Option at the date of such termination.

     Section 6.4 In the event of the death of an Optionee, the option rights of such Optionee under any then outstanding Non-Qualified or Incentive Option shall be exercisable by the person or persons to whom these rights pass by will or by the laws of descent and distribution, at any time prior to the expiration of the Option or within three years after the date of death, whichever period of time is shorter, but only to the extent of the accrued right to exercise the Option at the date of death. If a person or estate acquires the right to exercise a Non-Qualified or Incentive Option by bequest or inheritance, the Administrator may require reasonable evidence as to the ownership of such Option, and may require such consents and releases of taxing authorities as the Administrator may deem advisable.

     Section 6.5 The Administrator may also provide that an employee must be continuously employed by the Company for such period of time as the Administrator, in its discretion, deems advisable before the right to exercise any portion of an Option granted to such employee will accrue, and may also set such other targets, restrictions or other terms relating to the employment of the Optionee which targets, restrictions, or terms must be fulfilled or complied with, as the case may be, prior to the exercise of any portion of an Option granted to any employee.

     Section 6.6 Options granted under this 1997 Plan shall not be affected by any change of duties or position, so long as the Optionee continues in the service of the Company.

     Section 6.7 Nothing contained in this 1997 Plan, or in any Option granted pursuant to this 1997 Plan, shall confer upon any Optionee any right with respect to continuance of employment or service by the Company nor interfere in any way with the right of the Company to terminate the Optionee's employment or service or change the Optionee's compensation at any time.


                                   ARTICLE VII
                               PURCHASE OF SHARES

     Section 7.1 Except as provided in this Article VII, an Option shall be exercised by tender to the Company of the full exercise price of the shares of Common Stock with respect to which the Option is exercised and written notice of the exercise. The right to purchase shares of Common Stock shall be cumulative so that, once the right to purchase any shares of Common Stock has accrued, such shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option. A partial exercise of an Option shall not affect the right of the Optionee to exercise the Option from time to time, in accordance with this 1997 Plan, as to the remaining number of shares of Common Stock subject to the Option. The purchase price of the shares shall be in United States dollars, payable in cash or by certified bank check. Notwithstanding the foregoing, in lieu of cash, an Optionee may, with the approval of the Administrator, exercise his or her Option by tendering to the Company shares of Common Stock of the Company owned by him or her and having an aggregate fair market value at least equal to the full exercise price. The fair market value of any shares of Common Stock so surrendered shall be determined by the Administrator in accordance with Section 5.1(b) hereof.

     Section 7.2 Except as provided in Article VI above, an Option may not be exercised unless the holder thereof is an officer, director, employee, or consultant of the Company at the time of exercise.

     Section 7.3 No Optionee, or Optionee's executor, administrator, legatee, or distributee or other permitted transferee, shall be deemed to be a holder of any shares of Common Stock subject to an Option for any purpose whatsoever unless and until a stock certificate or certificates for such shares are issued to such person under the terms of this 1997 Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Article VIII hereof.

     Section 7.4 If: (i) the listing, registration or qualification of the Options issued hereunder, or of any securities issuable upon exercise of such Options (the "Subject Securities") upon any securities exchange or quotation system or under federal or state law is necessary as a condition of or in connection with the issuance or exercise of the Options, or (ii) the consent or approval of any governmental regulatory body is necessary as a condition of or in connection with the issuance or exercise of the Options, the Company shall not be obligated to deliver the certificates representing the Subject Securities or to accept or to recognize an Option exercise unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained. The Company will take reasonable action to so list, register, or qualify the Options and the Subject Securities, or effect or obtain such consent or approval, so as to allow for their issuance.

     Section 7.5 An Optionee may be required to represent to the Company as a condition of his or her exercise of Options issued under this 1997 Plan that:
(i) the Subject Securities acquired upon exercise of his or her Option are being acquired by him or her for investment purposes only and not with a view to distribution or resale, unless counsel for the Company is then of the view that such a representation is not necessary and is not required under the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable statute, law, regulation or rule; and (ii) that the Optionee shall make no exercise or disposition of an Option or of the Subject Securities in contravention of the Securities Act, the Exchange Act or the rules and regulations thereunder. Optionees may also be required to provide (as a condition precedent to exercise of an Option) such documentation as may be reasonably requested by the Company to assure compliance with applicable law and the terms and conditions of this 1997 Plan and the subject Option.

     Section 7.6 The Administrator may, in its discretion, grant in connection with any Option, at any time prior to the exercise thereof, the right (previously defined as an "SAR" or collectively, the "SARs") to surrender all or part of the Option to the extent that such Option is exercisable and receive in exchange an amount (payable in cash, shares of Common Stock valued at the then fair market value, or a combination thereof as determined by the Administrator) equal to the difference (the "Spread") between the then fair market value of the shares of Common Stock issuable upon the exercise of the Option (or portions thereof surrendered) and the option price payable upon the exercise of the Option (or portions thereof surrendered). Such SARs may be included in an Option only under the following conditions: (a) the SARs will expire no later than the expiration of the underlying Option; (b) the SARs may be for no more than one hundred percent (100%) of the Spread; (c) the SARs are transferable only when the underlying Option is transferable and under the same conditions; (d) the SARs may be exercised only when the underlying Option is eligible to be exercised; and (e) the SARs may be exercised only when the Spread is positive, i.e., when the market price of the stock subject to the Option exceeds the exercise price of the Option.

     Section 7.7 An Option may also be exercised by tender to the Company of a written notice of exercise together with advice of the delivery of an order to a broker to sell part or all of the shares of Common Stock subject to such exercise notice and an irrevocable order to such broker to deliver to the Company (or its transfer agent) sufficient proceeds from the sale of such shares to pay the exercise price and any withholding taxes. All documentation and procedures to be followed in connection with such a "cashless exercise" shall be approved in advance by the Administrator.

                                  ARTICLE VIII
                    CHANGE IN NUMBER OF OUTSTANDING SHARES OF
                    STOCK, ADJUSTMENTS, REORGANIZATIONS, ETC.

     Section 8.1 In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number of shares or kind of shares or other securities of the Company or of another corporation by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination of shares, or a dividend payable in capital stock, appropriate adjustment shall be made by the Administrator in the number and kind of shares for the purchase of which Options may be granted under this 1997 Plan, including the maximum number that may be granted to any one person. In addition, the Administrator shall make appropriate adjustments in the number and kind of shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that the Optionee's proportionate interest shall be maintained as before the occurrence to the unexercised portion of the Option and with a corresponding adjustment in the option price per share. Any such adjustment made by the Administrator shall be conclusive.

     Section 8.2 The grant of an Option pursuant to this 1997 Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

     Section 8.3 Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to Options hereunder are changed into or exchanged for cash or property or securities not of the Company's issue, or upon a sale of substantially all the property of the Company to an association, person, party, corporation, partnership, or control group as that term is construed for purposes of the Exchange Act, this 1997 Plan shall terminate, and all outstanding Options theretofore granted hereunder shall terminate, unless provision be made in writing in connection with such transaction for the continuance of this 1997 Plan and/or for the assumption of Options theretofore granted, or the substitution for such Options of options covering the stock of a successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event this 1997 Plan and options theretofore granted shall continue in the manner and under the terms so provided. If this 1997 Plan and unexercised Options shall terminate pursuant to the foregoing sentence, all persons owning any unexercised portions of Options then outstanding shall have the right, at such time prior to the consummation of the transaction causing such termination as the Company shall designate, to exercise the unexercised portions of their Options, including the portions thereof which would, but for this Section 8.3 not yet be exercisable.


                                   ARTICLE IX
                       DURATION, AMENDMENT AND TERMINATION

     Section 9.1 The Board of Directors may at any time terminate this 1997 Plan or make such amendments hereto as it shall deem advisable and in the best interests of the Company, without action on the part of the shareholders of the Company unless such approval is required pursuant to Section 422 of the Code or the regulations thereunder or other federal or state law; provided, however,
                                                          --------  -------
that no such termination or amendment shall, without the consent of the individual to whom any Option shall theretofore have been granted, materially adversely affect or impair the rights of such individual under such Option. Pursuant to Section 422(b) of the Code, no Incentive Option may be granted pursuant to this 1997 Plan after ten years from the date this 1997 Plan is adopted or the date this 1997 Plan is approved by the shareholders of the Company, whichever is earlier.


                                    ARTICLE X
                                  RESTRICTIONS

     Section 10.1 Any Options and shares of Common Stock issued pursuant to this 1997 Plan shall be subject to such restrictions on transfer and limitations as shall, in the opinion of the Administrator, be necessary or advisable to assure compliance with the laws, rules and regulations of the United States government or any state or jurisdiction thereof. In addition, the Administrator may in any Stock Option Certificate and Agreement impose such other restrictions upon the disposition or exercise of an Option or upon the sale or other disposition of the shares of Common Stock deliverable upon exercise thereof as the Administrator may, in its sole discretion, determine. By accepting an award pursuant to this 1997 Plan, each Optionee shall thereby agree to any such restrictions.

     Section 10.2 Any certificate issued to evidence shares of Common Stock issued pursuant to an Option shall bear such legends and statements as the Committee, the Board of Directors or counsel to the Company shall deem advisable to assure compliance with the laws, rules and regulations of the United States government or any state or jurisdiction thereof. No shares of Common Stock will be delivered pursuant to exercise of the Options granted under this 1997 Plan until the Company has obtained such consents or approvals from such regulatory bodies of the United States government or any state or jurisdiction thereof as the Committee, the Board of Directors or counsel to the Company deems necessary or advisable.


                                   ARTICLE XI
                              FINANCIAL ASSISTANCE

     Section 11.1 The Company is vested with authority under this 1997 Plan to assist any employee to whom an Option is granted hereunder (including any officer or director of the Company or any of its subsidiaries who is also an employee) in the payment of the purchase price payable on exercise of such Option, by lending the amount of such purchase price to such employee on such terms and at such rates of interest and upon such security (or unsecured) as shall have been authorized by or under authority of the Board of Directors. Any such assistance shall comply with the requirements of Regulation G promulgated by the Board of the Federal Reserve System, as amended from time to time, and any other applicable law, rule or regulation.


                                   ARTICLE XII
                              APPLICATION OF FUNDS

     Section 12.1 The proceeds received by the Company from the issuance and sale of Common Stock upon exercise of Options granted pursuant to this 1997 Plan are to be added to the general funds of the Company and used for its corporate purposes as determined by the Board of Directors.

                                  ARTICLE XIII
                              EFFECTIVENESS OF PLAN

     Section 13.1 This 1997 Plan shall become effective upon adoption by the Board of Directors, and approval by the Shareholders and Options may be issued hereunder from and after that date subject to the provisions of Section 3.3 above. This 1997 Plan must be approved by the Company's shareholders in accordance with the applicable provisions (relating to the issuance of stock or options) of the Company's governing documents and state law or, if no such approval is prescribed therein, by the affirmative vote of the holders of a majority of the votes cast at a duly held shareholders meeting at which a quorum representing a majority of all the Company's outstanding voting stock is present and voting (in person or by proxy) or, without regard to any required time period for approval, by any other method permitted by Section 422 of the Code and the regulations thereunder.

     IN WITNESS WHEREOF, pursuant to the approval of this 1997 Plan by the Board of Directors, this 1997 Plan is executed and adopted subject to Shareholder approval as of the [____] day of [_______________], 1997.


ATTEST:                                   MEDCROSS, INC.



By:                                       By:
     ---------------------------------         ---------------------------------
     Secretary                            Its:
                                                --------------------------------


[CORPORATE SEAL]

                                                                           PROXY
                        ANNUAL MEETING OF SHAREHOLDERS OF
                                 MEDCROSS, INC.


                              On October 7, 1997

           This Proxy is Solicited on Behalf of the Board of Directors


The undersigned hereby appoints Clay Wilkes, John W. Edwards, Henry Y.L. Toh, R. Huston Babcock and Joseph A. Cohen and each or any of them proxies, with power of substitution, to vote all shares of the undersigned at the Annual Meeting of Shareholders to be held on October 7, 1997, at 10:00 a.m. at the Marriott Courtyard, 10701 South Holiday Park Drive, Sandy, Utah 84070, or at any adjournment thereof, upon the matters set forth in the Proxy Statement for such meeting, and in their discretion, on such other business as may properly come before the meeting.

1. TO ELECT TWO CLASS III DIRECTORS TO SERVE FOR THREE YEARS AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND SHALL QUALIFY.

       [_] FOR THE NOMINEES LISTED BELOW      [_] WITHHOLD AUTHORITY to vote for
                                                  the nominees listed below

     (INSTRUCTION: To withhold authority to vote for the nominee strike a line through the nominee's name below:)

           John W. Edwards                    R. Huston Babcock

2. TO APPROVE AND ADOPT AN AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S NAME TO I-LINK INCORPORATED.

            [_] FOR               [_] AGAINST              [_] ABSTAIN


3. TO APPROVE AND ADOPT AN AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF PREFERRED STOCK FROM 500,000 SHARES OF PREFERRED STOCK, $10.00 PAR VALUE, TO 10,000,000 SHARES OF PREFERRED STOCK, $10.00 PAR VALUE, TO PERMIT THE CONVERSION OF CONVERTIBLE NOTES ISSUED IN SEPTEMBER 1996, THE ISSUANCE OF SERIES D PREFERRED STOCK AND SERIES M PREFERRED STOCK AND FOR OTHER GENERAL CORPORATE PURPOSES.


            [_] FOR               [_] AGAINST              [_] ABSTAIN


4. TO APPROVE AND ADOPT AN AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 20 MILLION SHARES OF COMMON STOCK, $.007 PAR VALUE, TO 75 MILLION SHARES OF COMMON STOCK, $.007 PAR VALUE, TO PERMIT THE ISSUANCE OF SHARES IN CONNECTION WITH THE COMPANY'S ACQUISITION OF FAMILY TELECOMMUNICATIONS INCORPORATED, THE ISSUANCE OF OPTIONS AND WARRANTS AND FOR OTHER GENERAL CORPORATE PURPOSES.

            [_] FOR               [_] AGAINST              [_] ABSTAIN

5. TO APPROVE THE ADOPTION OF THE 1997 RECRUITMENT STOCK OPTION PLAN WHICH PROVIDES FOR THE ISSUANCE OF INCENTIVE STOCK OPTIONS, NON-QUALIFIED STOCK OPTIONS AND STOCK APPRECIATION RIGHTS.

            [_] FOR               [_] AGAINST              [_] ABSTAIN



Dated:
      -----------------------------          ---------------------------------
                                                         Signature




                                             ---------------------------------
                                                 Signature if held jointly



NOTE: When shares are held by joint tenants, both should sign. Persons signing as Executor, Administrator, Trustee, etc. should so indicate. Please sign exactly as the name appears on the proxy.

IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5.

           PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING
                             THE ENCLOSED ENVELOPE.